AGREEMENT AND PLAN OF MERGER



                                   dated as of



                               September 13, 1998


                                      among



                                 ICON CMT CORP.,


                     QWEST COMMUNICATIONS INTERNATIONAL INC.


                                       and


                         QWEST 1998-I ACQUISITION CORP.

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                        THE TRANSACTIONS...................   2
Section 1.1               The Merger.......................................   2
Section 1.2               Qwest/Principal Stockholders Transactions........   9
Section 1.3               Qwest Credit Transactions........................   9
Section 1.4               Qwest Private Line Service Agreement.............  10

                                   ARTICLE II

                                        CLOSING............................. 10
Section 2.1               Time of Closing................................... 10
Section 2.2               Location of Closing............................... 10

                                   ARTICLE III

                                      CONDITIONS OF CLOSING................. 10
Section 3.1               Conditions Precedent to Closing................... 10

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES
                                         OF THE COMPANY..................... 13
Section 4.1               Corporate Existence and Power..................... 13
Section 4.2               Authorization; Contravention...................... 13
Section 4.3               Approvals......................................... 14
Section 4.4               Binding Effect.................................... 14
Section 4.5               Financial Information............................. 14
Section 4.6               Absence of Certain Changes or Events.............. 16
Section 4.7               Taxes............................................. 18
Section 4.8               Undisclosed Liabilities........................... 20
Section 4.9               Litigation........................................ 20
Section 4.10              Compliance with Regulations....................... 20
Section 4.11              Licenses.......................................... 21
Section 4.12              Employee Matters.................................. 21
Section 4.13              Capitalization.................................... 26
Section 4.14              Subsidiaries...................................... 28
Section 4.15              Property.......................................... 29
Section 4.16              Proprietary Rights................................ 30
Section 4.17              Insurance......................................... 31
Section 4.18              Environmental Matters............................. 31

                                                                           Page

Section 4.19              Books and Records................................. 32
Section 4.20              Material Contracts................................ 32
Section 4.21              Transactions with Affiliates...................... 34
Section 4.22              SEC Documents..................................... 34
Section 4.23              Proxy Statement/Prospectus; Registration Statement;
                          Other Information................................. 35
Section 4.24              Company Board Approval............................ 35
Section 4.25              Required Vote..................................... 36
Section 4.26              Business Combination Transactions................. 36
Section 4.27              Fees for Financial Advisors, Brokers and Finders.. 36
Section 4.28              Ownership of Qwest Common Stock................... 36
Section 4.29              Continuing Representations and Warranties......... 36

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES
                                  OF QWEST AND QWEST SUBSIDIARY............. 37
Section 5.1               Corporate Existence and Power..................... 37
Section 5.2               Authorization; Contravention...................... 37
Section 5.3               Approvals......................................... 37
Section 5.4               Binding Effect.................................... 38
Section 5.5               Financial Information............................. 38
Section 5.6               Absence of Certain Changes or Events.............. 39
Section 5.7               Litigation........................................ 39
Section 5.8               Compliance with Regulations....................... 39
Section 5.9               Capitalization.................................... 40
Section 5.10              SEC Documents..................................... 40
Section 5.11              Proxy/Statement/Prospectus; Registration Statement;
                          Other Information................................. 41
Section 5.12              Ownership of Company Common Stock................. 41
Section 5.13              Continuing Representations and Warranties......... 41

                                   ARTICLE VI

                                    COVENANTS OF THE PARTIES................ 42
Section 6.1               Covenants of the Parties.......................... 42
Section 6.2               Proxy Statement/Prospectus; Registration Statement 44
Section 6.3               Letters of Accountants............................ 45

                                   ARTICLE VII

                    ADDITIONAL COVENANTS OF
                                           THE COMPANY...................... 46

                                                                            Page

Section 7.1               Affirmative Covenants of the Company............... 46
Section 7.2               Negative Covenants of the Company.................. 49

                                  ARTICLE VIII

                                  ADDITIONAL COVENANTS OF QWEST.............. 57
Section 8.1               NASDAQ Listing..................................... 57
Section 8.2               Directors' and Officers' Insurance; Indemnification 57
Section 8.3               Employee Benefits Matters.......................... 59
Section 8.4               Access to Information.............................. 59

                                   ARTICLE IX

                                           TERMINATION....................... 59
Section 9.1               Termination........................................ 59
Section 9.2               Costs, Expenses and Fees........................... 61

                                    ARTICLE X

                                          MISCELLANEOUS...................... 63
Section 10.1   Notices....................................................... 63
Section 10.2   No Waivers; Remedies; Specific Performance.................... 63
Section 10.3   Amendments, Etc............................................... 63
Section 10.4   Successors and Assigns; Third Party Beneficiaries............. 63
Section 10.5   Accounting Terms and Determinations........................... 64
Section 10.6   Governing Law................................................. 64
Section 10.7   Counterparts; Effectiveness................................... 64
Section 10.8   Severability of Provisions.................................... 64
Section 10.9   Headings and References....................................... 65
Section 10.10  Entire Agreement.............................................. 65
Section 10.11  Survival...................................................... 65
Section 10.12  Exclusive Jurisdiction........................................ 65
Section 10.13  Waiver of Jury Trial.......................................... 65
Section 10.14  Affiliate..................................................... 65
Section 10.15  Non-Recourse.................................................. 65

                                      ANNEX

Annex 1              -   Definitions


                                    EXHIBITS


Exhibit A            -   Form of Option Agreement

Exhibit B            -   Form of Voting Agreement and Proxy

Exhibit C            -   Form of Stockholder Agreement

Exhibit D            -   Term Sheet

Exhibit E            -   Form of Warrants

Exhibit F            -   Form of Registration Rights Agreement

Exhibit 3.1(j)(1)    -   Form of Qwest Tax Representation Letter

Exhibit 3.1(j)(2)    -   Form of Company Tax Representation Letter

Exhibit 3.1(j)(3)    -   Form of Tax Opinion

Exhibit 3.1(k)(7)    -   Form of U.S. Real Property Interest Certification

Exhibit 3.1(l)       -   Form of Affiliate Letter for Affiliates of the Company



                                    SCHEDULES

Company's Disclosure Schedule

Qwest's Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER dated as of September 13, 1998 among ICON CMT CORP., a Delaware corporation (together with its successors and assigns, the "Company"), QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation (together with its successors and assigns, "Qwest"), and QWEST 1998-I ACQUISITION CORP., a Delaware corporation (together with its successors and assigns, "Qwest Subsidiary").

                  Terms not otherwise defined in this Agreement have the meanings stated in Annex 1 attached hereto.

                                    RECITALS

                  A. The respective Boards of Directors of the Company, Qwest and Qwest Subsidiary have approved and have declared advisable the merger of Qwest Subsidiary with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.001 per share, of the Company (the "Company Common Stock") not owned by the Company, Qwest, Qwest Subsidiary or their respective Wholly-Owned Subsidiaries will be converted into the right to receive shares of common stock, par value $.01 per share, of Qwest (the "Qwest Common Stock") in accordance with the provisions of this Agreement, and have determined that the Merger and the other transactions contemplated by this Agreement are consistent with, and in furtherance of, their respective business strategies and goals.

                  B.  The  parties  desire  to  make  certain   representations,
warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  C. For federal income tax purposes, the parties intend that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").


                                    AGREEMENT

                  The parties agree as follows:

                                    ARTICLE I

                                THE TRANSACTIONS

                  Section 1.1 The Merger.

                  (a) Merger. Subject to the terms and conditions set forth in this Agreement, on the Closing Date the Company and Qwest Subsidiary shall file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, and make all other filings or recordings required by the DGCL to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the "Effective Time"). At the Effective Time:

                          (1) Qwest Subsidiary shall be merged with and into the Company in accordance with the DGCL, whereupon (A) the separate existence of Qwest Subsidiary shall cease, (B) the Company shall be the surviving corporation (together with its successors and assigns, the "Surviving Corporation"), having all the rights, privileges and powers and being subject to all of the restrictions, disabilities and duties of the Company and Qwest Subsidiary, all as provided in the DGCL, (C) the bylaws of Qwest Subsidiary as in effect immediately prior to the Merger shall be the bylaws of the Surviving Corporation, (D) the certificate of incorporation of Qwest Subsidiary as in effect immediately prior to the Merger shall be the certificate of incorporation of the Surviving Corporation, except that Article I of the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of this Corporation is `Icon CMT Corp.'" and (E) the directors and officers of Qwest Subsidiary, in each case at the Effective Time, shall, from and after the Effective Time, be the initial directors and initial officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation;

                          (2) each outstanding share of Company Common Stock shall cease to be outstanding and, subject to the exceptions in Sections 1.1(a)(4), shall be converted into the right to receive that number of shares of Qwest Common Stock equal to the Exchange Ratio (as defined below) (the "Merger Consideration"). The "Exchange Ratio" is determined as follows:

                          (A) if the Average  Market Price (as defined below) is
                  equal to a price that is not more than $37.50 or less than $27.00, the Exchange Ratio shall be equal to (x) $12.00 divided by (y) the Average Market Price;

                          (B) if the Average  Market  Price is more than $37.50,
                  the Exchange Ratio shall be equal to 0.3200; and

                          (C) if the Average  Market  Price is less than $27.00,
                  the Exchange Ratio shall be equal to 0.4444.

         The "Average Market Price" means the average (rounded to the nearest 1/10,000) of the daily volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of Qwest Common Stock on the NASDAQ as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for each of the 15 consecutive trading days ending on the trading day that is three Business Days before the date of the Company Stockholder Meeting;

                          (3) the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company;

                          (4) any shares of Company Common Stock held by the Company, Qwest, Qwest Subsidiary or their respective Wholly-Owned Subsidiaries shall be cancelled and no consideration shall be delivered in exchange therefor; and

                          (5) each outstanding share of common stock of Qwest Subsidiary shall be converted into and exchangeable for one share (or such greater number of shares as Qwest shall determine before the Effective Time) of common stock of the Surviving Corporation.

                  (b) No Further Ownership Rights in Company Common Stock. From and after the Effective Time, holders of a certificate or certificates that immediately before the Effective Time represented shares of Company Common Stock (the "Certificates") shall have no right to vote or to receive any dividends or other distributions with respect to any shares of Company Common Stock that were theretofore represented by such Certificates, other than any dividends or other distributions payable to holders of record as of a date prior to the Effective Time, and shall have no other rights in respect thereof other than as provided herein or by law. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for Merger Consideration as provided in Section 1.1(d). Until surrendered in accordance with the provisions of Section 1.1(d), each Certificate (other than Certificates representing shares of Company Common Stock held by any of the Company, Qwest, Qwest Subsidiary and their respective Wholly-Owned Subsidiaries) shall represent for all purposes only the right to receive (1) certificates representing the number of whole shares of Qwest Common Stock into which such shares shall have been converted pursuant to Section 1.1(a) (the "Qwest Certificates"), without interest, (2) certain dividends and other distributions in accordance with
Section 1.1(e), without interest, and (3) cash in lieu of fractional shares of Qwest Common Stock in accordance with Section 1.1(f), without interest. Holders of unsurrendered Certificates shall have no right to vote or consent with respect to shares of Qwest Common Stock exchangeable therefor.

                  (c) Exchange Agent. Prior to the Effective Time, Qwest Subsidiary shall or, in the event Qwest Subsidiary shall fail to do so, Qwest shall (1) designate a bank or trust company to act as exchange agent in the Merger (the "Exchange Agent") and shall enter into a mutually acceptable agreement with the Exchange Agent pursuant to which, after the Effective Time, the Exchange Agent will distribute the Merger Consideration on a timely basis and (2) according to the terms of the agreement with Exchange Agent, deposit or cause to be deposited with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 1.1, through the Exchange Agent, Qwest Certificates representing the number of whole shares of Qwest Common Stock issuable pursuant to Section 1.1(a) in exchange for outstanding shares of Company Common Stock. Such shares of Qwest Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of Qwest Common Stock are referred to as the "Exchange Fund."

                  (d) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall be instructed to mail to each record holder (other than the Company, Qwest, Qwest Subsidiary and their respective Wholly-Owned Subsidiaries) of a Certificate or Certificates a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, the holder of such Certificate shall be entitled to receive in exchange therefor (1) a Qwest Certificate representing that number of whole shares of Qwest Common Stock which such holder has the right to receive pursuant to the provisions of Section 1.1(a), (2) certain dividends or other distributions in accordance with Section 1.1(e) and (3) cash in lieu of any fractional share in accordance with Section 1.1(f), and such Certificate shall forthwith be cancelled. No interest shall be paid or accrued on the Merger Consideration, on any such dividend or other distribution or on cash payable in lieu of any fractional share of Qwest Common Stock. All distributions to holders of Certificates shall be subject to any applicable federal, state, local and foreign tax withholding, and such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Certificates in respect of which such deduction and withholding was made. If the Merger Consideration is to be distributed to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of such distribution that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer (including signature guarantees, if required by the Surviving Corporation in its sole discretion) and that the person requesting such distribution shall pay any transfer or other taxes required by reason of such distribution to a person other than the registered holder of the Certificate surrendered or, in the alternative, establish to the satisfaction of the Qwest Subsidiary that such tax has been paid or is not applicable. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the distribution of the Merger Consideration.

                  (e) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Qwest Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Qwest Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.1(f), and all such dividends, other distributions and cash in lieu of fractional shares of Qwest Common Stock shall be paid such dividends, other distributions and cash in lieu of fractional shares of Qwest Common Stock shall be paid by Qwest to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with Section 1(d). Subject to the effect of applicable escheat or similar laws following surrender of any such Certificate, there shall be paid to the holder thereof (1) at the time of surrender, a Qwest Certificate representing whole shares of Qwest Common Stock issued in exchange therefor, without interest, (2) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Qwest Common Stock and the amount of any cash payable in lieu of a fractional share of Qwest Common Stock to which such holder is entitled pursuant to Section 1.1(f) and (3) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Qwest Common Stock, without interest. Qwest shall make available to the Exchange Agent cash for these purposes to the extent sufficient funds are not then available in the Exchange Fund.

                  (f)     No Fractional Shares.

                          (1) No Qwest Certificates or scrip representing fractional shares of Qwest Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Qwest shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Qwest.

                          (2) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess (the "Excess
         Shares") of (A) the number of whole shares of Qwest Common Stock delivered to the Exchange Agent by Qwest pursuant to Section 1.1(a) over (B) the aggregate number of whole shares of Qwest Common Stock to be distributed to holders of Company Common Stock pursuant to Section 1.1(d). Following the Effective Time, the Exchange Agent shall, on behalf of former stockholders of Company, sell the Excess Shares at then-prevailing prices on NASDAQ, all in the manner provided in Section 1.1(f)(3).

                          (3) The sale of the Excess Shares by the Exchange Agent shall be executed on NASDAQ through one or more member firms of the NASD and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Company Common Stock, the Exchange Agent shall hold such proceeds in trust for the holders of the Company Common Stock. The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of such trust to which such holder of Company Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising such trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled.

                          (4) Notwithstanding the provisions of Section 1.1(f)(2) and (3), the Surviving Corporation may by written notice delivered to the Company before the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated by Sections 1.1(f)(2) and (3), elect to pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the Closing Price of the Qwest Common Stock on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references will be deemed to mean and refer to the payments calculated as set forth in this Section 1.1(f)(4).

                          (5) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Company Common Stock subject to and in accordance with the terms of Section 1.1(e).

                  (g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Qwest, upon demand, and any holders of the Certificates who have not theretofore complied with this
Section 1.1 shall thereafter look only to Qwest as general creditors thereof for payment of their claim for Merger Consideration or shares, any cash in lieu of fractional shares of Qwest Common Stock and any dividends or distributions with respect to Qwest Common Stock.

                  (h) No Liability. None of the Company, Qwest, Qwest Subsidiary and the Exchange Agent shall be liable to any person in respect of any shares of Qwest Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date of which any Merger Consideration, any cash payable to the holder of such Certificate pursuant to this Section 1.1 or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental body or authority) any such Merger Consideration or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of the claims or interest of any person previously entitled thereto.

                  (i) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Qwest, on a daily basis. Any interest and other income arising from such investments shall be paid to Qwest.

                  (j) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration with respect to such Certificates as may be required pursuant to
Section 1.1(a); provided that the Surviving Corporation may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against any of Qwest, the Surviving Corporation and the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                  (k) Adjustments. The Merger Consideration shall be adjusted in the event of any change in Qwest Common Stock by reason of split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, dividends or other distributions of Equity Securities of the Company, exchanges of shares or the like occurring after the date of this Agreement and before the Effective Time, such that, after the record date therefor the Merger Consideration shall be equal to the number and class of shares or other securities or property that would have been received in respect of a share of Company Common Stock, as the case may be, if the Effective Time had occurred immediately prior to such record date.

                  (l)     Assumption of Company Stock Options and Warrants.

                          (1) Each option outstanding at the Effective Time to purchase shares of Company Common Stock (a "Company Stock Option") granted under the Company Stock Option Plan shall be assumed by Qwest and deemed to constitute an option to acquire, on the same terms and conditions, mutatis mutandis, as were applicable under such Company Stock Option prior to the Effective Time, the number of shares of Qwest Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Stock Option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable) at a price per share equal to (A) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Company Stock Option (provided that such aggregate exercise price shall not exceed $12.00 multiplied by the number of shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option) divided by (B) the number of shares of Qwest Common Stock deemed purchasable pursuant to such assumed Company Stock Option; provided that the number of shares of Qwest Common Stock that may be purchased upon exercise of any such Company Stock Option shall not include any fractional share and, upon exercise of such Company Stock Option, a cash payment shall be made for any fractional share based upon the Closing Price of a share of Qwest Common Stock on the Trading Day immediately preceding the date of exercise. Within three Business Days after the Effective Time, Qwest shall cause to be delivered to each holder of an outstanding Company Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and such assumed Company Stock Option (as adjusted with respect to exercise price and the number of shares of Qwest Common Stock purchasable) shall continue in effect on the same terms and conditions. From and after the Effective Time, Qwest shall comply with the terms of the Company Stock Option Plan pursuant to which the Company Stock Options were granted. The adjustments provided in this Section 1.1(k) with respect to any Stock Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

                          (2) At the Effective Time, each warrant to purchase shares of Company Common Stock (a "Company Warrant") shall be assumed by Qwest and deemed to constitute a warrant to acquire, on the same terms and conditions, mutatis mutandis, as were applicable under such Company Warrant prior to the Effective Time, the number of shares of Qwest Common Stock as the holder of such Company Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Company Warrant in full immediately prior to the Effective Time (not taking into account whether or not such Company Warrant was in fact exercisable) at a price per share equal to (A) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Company Warrant divided by (B) the number of shares of Qwest Common Stock deemed purchasable pursuant to such assumed Company Warrant; provided that the number of shares of Qwest Common Stock that may be purchased upon exercise of any such Company Warrant shall not include any fractional share and, upon exercise of such Company Warrant, a cash payment shall be made for any fractional share based upon the Closing Price of a share of Qwest Common Stock on the Trading Day immediately preceding the date of exercise.

                          (3) Qwest shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Qwest Common Stock for delivery upon exercise of Company Stock Options and Company Warrants in accordance with this Section 1.1(l). Within 30 Business Days after the Effective Time, Qwest shall cause the Qwest Common Stock subject to Company Stock Options to be registered under the Securities Act pursuant to a registration statement on Form S-8 (or any successor or other appropriate forms), and shall use its reasonable best efforts to cause the effectiveness of such registration statement (and the current status of the prospectus or prospectuses contained therein) to be maintained for so long as the Company Stock Options remain outstanding.

                  (m) Tax Matters. The parties intend that the Merger qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. The parties hereby accept this Agreement as a "plan of reorganization" within the meanings of sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                  Section 1.2 Qwest/Principal Stockholders Transactions.

                  (a) Concurrently with the execution and delivery of this Agreement, Qwest and each of the Principal Stockholders are executing and delivering an Option Agreement substantially in the form of Exhibit A attached hereto (collectively, the "Option Agreements"), pursuant to which, among other things, such Principal Stockholder is (1) granting to Qwest an option (an "Option") to acquire all the shares of Company Common Stock beneficially owned by such Principal Stockholder (collectively, the "Option Shares") and (2) agreeing to certain restrictions on the voting and the sale or other transfer of such Option Shares.

                  (b) Concurrently with the execution and delivery of this Agreement, Qwest and each of the Principal Stockholders are executing and delivering a Voting Agreement and Proxy substantially in the form of Exhibit B attached hereto (collectively, the "Voting Agreements"), pursuant to which, among other things, each of the Principal Stockholders is (1) agreeing to vote all the shares of Company Common Stock beneficially owned by such Principal Stockholder to approve this Agreement and the Merger and against any Business Combination Transaction (other than the Transactions), (2) granting to Qwest an irrevocable proxy in connection therewith, (3) agreeing to certain other restrictions on the voting and the sale or other transfer of such shares of Company Common Stock, (4) agreeing to certain restrictions on such Principal Stockholder with respect to Business Combination Transactions (other than the Transactions) with respect to any of the Company and its Subsidiaries and (5) agreeing to execute and deliver a Stockholder Agreement, as contemplated by
Section 1.2(d).

                  (c) At or before the Closing, Qwest and each of the Principal Stockholders shall enter into a Stockholder Agreement substantially in the form of Exhibit C attached hereto (collectively, the "Stockholder Agreements"), pursuant to which each such person shall be subject to certain restrictions on the sale or other transfer of the shares of Qwest Common Stock payable to such person pursuant to the Merger.

                  Section 1.3 Qwest Credit Transactions.

                  (a) Qwest commits to lend to the Company up to $15,000,000 in the aggregate on the terms and conditions set forth in the term sheet attached as Exhibit D hereto, subject to the execution of definitive loan and security documentation in form and substance satisfactory to the Company and Qwest. The Company and Qwest shall use reasonable best efforts to negotiate and enter into definitive loan and security documentation, including, without limitation, a credit agreement, schedules, exhibits and ancillary documentation (collectively, the "Qwest Credit Facility"), as soon as practicable but in no event later than October 7, 1998. The commitment stated in this Section 1.3 terminates on the Termination Date if definitive loan and security documentation shall then not have been executed. Notwithstanding anything herein to the contrary, a binding agreement with respect to the Qwest Credit Facility and the loan to be advanced thereunder will result only from the execution of such definitive documentation and in each case subject to the terms and conditions stated therein, and this Agreement, the issuance of the Warrants and the Registration Rights Agreement do not create by estoppel or otherwise a contract with respect to the Qwest Credit Facility.

                  (b) Concurrently with execution and delivery of this Agreement, the Company is issuing to Qwest Series Q Warrants to purchase 750,000 shares of Common Stock substantially in the form of Exhibit E attached hereto (the "Series Q Warrants").

                  (c) Concurrently with the execution and delivery of this Agreement, the Company and Qwest are entering into a Registration Rights
Agreement   substantially  in  the  form  of  Exhibit  F  attached  hereto  (the
"Registration Rights Agreement") to provide for, among other things, the registration under the Securities Act of the disposition of the shares of Company Common Stock issuable upon exercise of the Series Q Warrants.

                  Section 1.4 Qwest Private Line Service Agreement. Concurrently with the execution and delivery of this Agreement, Qwest and the Company are entering into the Qwest Private Line Service Agreement, pursuant to which Qwest will provide certain services to the Company.

                                   ARTICLE II

                                     CLOSING

                  Section 2.1 Time of Closing. The closing of the Merger shall take place (the "Closing") on the Business Day following the date on which all the conditions precedent to the obligations of the parties under this Agreement with respect thereto (other than conditions that, by their terms, cannot be satisfied until the Closing Date) shall have been satisfied or waived, as the case may be, or such later date as the parties may agree (the "Closing Date").

                  Section 2.2 Location of Closing. The Closing shall take place at the offices of O'Melveny & Myers LLP, 153 East 53rd Street, New York, New York 10022, or at such other location as approved by the parties.


                                   ARTICLE III

                              CONDITIONS OF CLOSING

                  Section 3.1 Conditions Precedent to Closing. The respective obligations of each party under this Agreement with respect to the Merger are subject to the satisfaction of each of the following conditions, unless waived by each of the parties that is the beneficiary of the satisfaction of such condition, at or before the Closing:

                  (a) holders of a majority of the outstanding shares of Company Common Stock shall have approved this Agreement and the Merger in accordance with the DGCL, the certificate of incorporation and bylaws of the Company and the Regulations of the NASDAQ;

                  (b) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending such effectiveness shall have been issued and remain in effect;

                  (c) the shares of Qwest Common Stock issuable in the Merger shall have been approved for inclusion in NASDAQ, if necessary, subject only to official notice of issuance;

                  (d) each of the Company, its Subsidiaries, Qwest and Qwest Subsidiary shall have obtained from each Governmental Body or other person each Approval or taken all actions required to be taken in connection with each Approval, and all waiting, review or appeal periods under the Hart-Scott-Rodino Act or otherwise prescribed with respect to each Approval shall have terminated or expired, as the case may be, in each case with respect to an Approval that is required or advisable on the part of such person for (1) the due execution and delivery by such person of each Transaction Document to which it is or may become a party, (2) the conclusion of the Transactions, (3) the performance by such person of its obligations with respect to the Transactions under each Transaction Document to which it is or may become a party and (4) the exercise by such person of its rights and remedies with respect to the Transactions under each Transaction Document to which it is or may become a party or with respect to which it is or may become an express beneficiary, except in each case referred to in the preceding clauses (1), (2), (3) and (4) where the failure to obtain such Approval, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on such person;

                  (e) no Regulation shall have been enacted, entered, promulgated or enforced by any Governmental Body which is in effect and (1) has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger or (2) could reasonably be expected to have a Material Adverse Effect on any of the Company, its Subsidiaries, Qwest and Qwest Subsidiary;

                  (f) none of the Company, its Subsidiaries, Qwest and Qwest Subsidiary (1) is in violation or breach of or default with respect to (A) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations or (B) any agreement, indenture or other instrument to which it is a party or by which it or its properties may be bound or affected, (2) would be in violation or breach of or default with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations in connection with or as a result of the conclusion of any of the Transactions or (3) has received notice that, in connection with or as a result of the conclusion of any of the Transactions, it is or would be in violation or breach of or default with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, except in each case referred to in the preceding clauses (1), (2), (3), and (4) for violations, breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on such person;

                  (g) each Transaction Document required to be executed and delivered prior to the Effective Time shall have been so executed and delivered by the respective parties thereto;

                  (h) the representations and warranties of each other party contained in each Transaction Document to which such other party is a party shall be true and correct in all respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (except for those representations and warranties that address matters only as of a particular date or only with respect to a particular period of time, which representations or warranties shall be true and correct as of such date or with respect to such period), except where the failure of such representations or warranties to be so true and correct (without giving effect to any limitation as to "material," "materiality," "Material Adverse Effect," specified dollar amount thresholds or other similar qualifiers), individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on such person;

                  (i) each other party shall have performed, in all material respects, all of the covenants and other obligations required by each Transaction Document required to be performed by such other party at or before the Closing;

                  (j)  counsel  to  the   Company   shall  have   received   tax
representation letters substantially in the form of Exhibits 3.1(j)(1) and 3.1(j)(2) attached hereto, and the Company shall have received an opinion from its counsel on the Closing Date dated as of the Closing Date, substantially in the form of Exhibit 3.1(j)(3) attached hereto;

                  (k) each party shall have received from each other party the following, each dated the Closing Date, in form and substance reasonably satisfactory to the receiving party:

                          (1) a certificate of the Secretary or an Assistant Secretary of such other party with respect to (A) the certificate of incorporation or articles of incorporation, as the case may be, of such other party, (B) the bylaws of such other party, (C) the resolutions of the Board of Directors of such other party, approving each Transaction Document to which such other party is a party and the other documents to be delivered by it under the Transaction Documents, and (D) the names and true signatures of the officers of such other party who signed each Transaction Document to which such other party is a party and the other documents to be delivered by such other party under the Transaction Documents;

                          (2) a certificate of the President or a Vice President of such other party to the effect that (A) the representations and warranties of such other party contained in the Transaction Documents to which it is a party are true and correct in all material respects as of the Closing Date and (B) such other party has performed, in all material respects, all covenants and other obligations required by the Transaction Documents to which it is a party to be performed by it on or before the Closing Date;

                          (3) with respect to the Company, certified copies, or other evidence reasonably satisfactory to Qwest and Qwest Subsidiary, of all Approvals of all Governmental Bodies and other persons with respect to the Company referred to in Section 4.3;

                          (4) with respect to Qwest, certified copies, or other evidence reasonably satisfactory to the Company, of all Approvals of all Governmental Bodies and other persons with respect to Qwest referred to in Section 5.3;

                          (5) with respect to Qwest Subsidiary, certified copies, or other evidence reasonably satisfactory to the Company, of all Approvals of all Governmental Bodies and other persons with respect to Qwest Subsidiary referred to in Section 5.3;

                          (6) a certificate of the Secretary of State of the jurisdiction in which such other party is incorporated, dated as of a recent date, as to the good standing of and payment of taxes by such other party and as to the charter documents of such other party on file in the office of such Secretary of State; and

                          (7) with respect to the Company, a certificate of the President or a Vice President of the Company with respect to U.S. real property interests, substantially in the form of Exhibit 3.1(k)(7) attached hereto; and

                  (l) Qwest and Qwest Subsidiary shall have received from the Company a written agreement of each person who is identified as an "affiliate" on the list furnished by the Company pursuant to Section 7.1(h), which is substantially in the form of Exhibit 3.1(l) attached hereto, without material cost or other liability to any of the Company, its Subsidiaries, Qwest and Qwest Subsidiary and any other person.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                  The Company represents and warrants to Qwest and Qwest Subsidiary as follows:

                  Section 4.1 Corporate Existence and Power. Each of the Company and its Subsidiaries (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(2) has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, in each case as described in the Company SEC Documents filed with the SEC prior to the date hereof, (3) is duly qualified as a foreign corporation under the laws of each jurisdiction in which qualification is required either to own, lease, license or use its properties now owned, leased, licensed and used or to carry on its business as now conducted, except where the failure to effect or obtain such qualification, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (4) has all necessary corporate power and authority to execute and deliver each Transaction Document to which it is or may become a party and to perform its obligations thereunder.

                  Section 4.2 Authorization; Contravention. Subject to obtaining the  Approvals  referred to in Section  4.3,  except as  expressly  disclosed in
Section 4.3 of the Company's Disclosure Schedule, the execution and delivery by each of the Company and its Subsidiaries of each Transaction Document to which it is or may become a party and the performance by it of its obligations under each of those Transaction Documents have been duly authorized by all necessary corporate action and do not and will not (1) contravene, violate, result in a breach of or constitute a default under (A) its certificate of incorporation, articles of incorporation or bylaws, as applicable, (B) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which any of the Company and its Subsidiaries or any of their properties may be bound or affected, including, without limitation, the Exchange Act, the Hart-Scott-Rodino Act and the DGCL, or
(C) any agreement, indenture or other instrument to which any of the Company and its Subsidiaries is a party or by which any of the Company and its Subsidiaries or their properties may be bound or affected, (2) result in or require the creation or imposition of any Lien on any of the properties now owned or hereafter acquired by any of the Company and its Subsidiaries or (3) to the knowledge of the representing party, impair or disadvantage the business of any of the Company and its Subsidiaries or adversely affect any Company License, except in each case referred to in the preceding clauses (1), (2) and (3) for contraventions, violations, breaches, defaults or Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.3 Approvals. Except as expressly referred to in this Agreement or otherwise disclosed in Section 4.3 of the Company's Disclosure Schedule, no Approval of any Governmental Body or other person is required or advisable on the part of any of the Company and its Subsidiaries for (1) the due execution and delivery by the Company or such Subsidiary, as the case may be, of any Transaction Document to which it is or may become a party, (2) the conclusion of the Transactions, (3) the performance by the Company or such Subsidiary, as the case may be, of its obligations under each Transaction Document to which it is or may become a party and (4) the exercise by Qwest or Qwest Subsidiary, as the case may be, of its rights under each Transaction Document to which Qwest or Qwest Subsidiary, as the case may be, is or may become a party, except in each case referred to in the preceding clauses (1),
(2), (3) and (4) where the failure to obtain such Approval, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.4 Binding Effect. Each Transaction Document to which any of the Company and its Subsidiaries is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of the Company or such Subsidiary, as the case may be, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  Section 4.5 Financial Information.

                  (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 1997 (the "Company Balance Sheet") and the related consolidated statements of income (loss) and stockholders' equity and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP, true and complete copies of which have been delivered to Qwest and Qwest Subsidiary, fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of that date and their consolidated results of operations and cash flows for the year then ended, in accordance with GAAP applied on a consistent basis except as described in the footnotes to the financial statements or as disclosed in
Section 4.5(a) of the Company's Disclosure Schedule.

                  (b) The unaudited financial statements of the Company and its consolidated Subsidiaries as of June 30, 1998 filed with the SEC in the Company's quarterly report on Form 10-Q for the quarter then ended, true and complete copies of which have been delivered to Qwest and Qwest Subsidiary, fairly present, subject to normal year-end adjustments, the consolidated financial position of the Company and its consolidated Subsidiaries as of that date and their consolidated results of operations and cash flows for the six months then ended.

                  (c) The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of July 31, 1998 and the related consolidated statements of income (loss) and stockholders' equity and cash flows for the seven months then ended, true and complete copies of which have been delivered to Qwest and Qwest Subsidiary, fairly present, subject to normal year-end adjustments, the consolidated financial position of the Company and its consolidated Subsidiaries as of that date and their consolidated results of operations and cash flows for the seven months then ended.

                  (d) At the respective dates of the balance sheets referred to in this Section 4.5, none of the Company and its Subsidiaries had any material Liability that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected in the balance sheets but was not, except for the omission of notes in unaudited balance sheets with respect to contingent liabilities that in the aggregate did not materially exceed those so reported in the latest audited balance sheets previously delivered and that were of substantially the same type as so reported.

                  (e) All receivables of the Company and its Subsidiaries (including accounts receivable, loans receivable and advances) which are reflected in the balance sheets referred to in this Section 4.5, and all such receivables which have arisen thereafter and prior to the Effective Time, have arisen or will have arisen in all material respects from bona fide transactions in the Ordinary Course, the carrying value of such receivables approximate their fair market values in all material respects and adequate reserves for the Company's receivables have been established on the balance sheets in accordance with prior practice and GAAP.

                  (f) Except as disclosed in Section 4.5(f) of the Company's Disclosure Schedule, since December 31, 1997, none of the Company and its Subsidiaries has provided any material special promotions, discounts or other incentives to its employees, agents, distributors or customers in connection with the solicitation of new orders for goods or services provided by the Company or any Subsidiary except in the Ordinary Course, nor has any customer pre-paid any material amount for goods or services to be provided by the Company or any Subsidiary in the future, except in the Ordinary Course.

                  (g) The Company has made available to Qwest and Qwest Subsidiary copies of each management letter delivered to any of the Company and its Subsidiaries by

PricewaterhouseCoopers LLP in connection with the financial statements referred to in this Section 4.5 or relating to any review by them of the internal controls of the Company and its Subsidiaries during the two years ended December 31, 1996 and December 31, 1997, respectively, and has made available for inspection and, subject to the approval of PricewaterhouseCoopers LLP, after the date of this Agreement will make available for inspection all reports and working papers produced or developed by them or management in connection with their examination of those financial statements, as well as all such reports and working papers for prior periods for which any liability of any of the Company and its Subsidiaries for Taxes has not been finally determined or barred by applicable statutes of limitation.

                  (h) Since January 1, 1996, there has been no material disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Securities Act) between any of the Company and its Subsidiaries, on the one part, and any of its independent accountants, on the other part, with respect to any aspect of the manner in which the Company or such Subsidiary, as the case may be, maintained or maintains its books and records or the manner in which the Company or the Subsidiary, as the case may be, has reported upon the financial condition and results of operations of any of the Company and its Subsidiaries since such date, that has not been resolved to the satisfaction of the relevant independent accountants.

                  Section 4.6 Absence of Certain Changes or Events.


                  (a) Except as disclosed in Section 4.6(a) of the Company's Disclosure Schedule or the Company SEC Documents filed with the SEC prior to the date hereof, since December 31, 1997, no circumstance has existed and no event has occurred that has had, will have or could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as disclosed in Section 4.6(b) of the Company's Disclosure Schedule or the Company SEC Documents filed with the SEC prior to the date hereof, since December 31, 1997, none of the Company and its Subsidiaries has done the following or entered into any agreement or other arrangement with respect to the following, except in each case with respect or pursuant to each Transaction Document to which it is or may become a party:

                          (1) acquired or transferred any material asset, except in each case for fair value and in the Ordinary Course; or

                          (2) incurred, assumed or guaranteed any Liability or paid, discharged or satisfied any Liability, except in each case in the Ordinary Course; or

                          (3) created, assumed or suffered the existence of any Lien (other than Permitted Liens), except in each case in the Ordinary Course; or

                          (4)   waived,   released,    cancelled,   settled   or
         compromised any debt, claim or right of any material value, except in each case in the Ordinary Course; or

                          (5) declared, made or set aside any amount for the payment of any Restricted Payment to any person other than any of the Company and its Wholly- Owned Subsidiaries; or

                          (6) transferred or waived any right under any lease, license or agreement or any Proprietary Right or other intangible asset, except in each case in the Ordinary Course; or

                          (7) paid or agreed to pay any bonus, extra compensation, pension, continuation, severance or termination pay, or otherwise increased the wage, salary, pension, continuation, severance or termination pay or other compensation (of any nature) to its stockholders, directors or executive officers, officers or employees, except for increases made in the Ordinary Course or as required by law; or

                          (8) to the knowledge of the representing party, suffered (A) any damage, destruction or casualty loss (whether or not covered by insurance) of property the greater of cost or fair market value of which exceeds $50,000 individually or $100,000 in the aggregate for the Company and its Subsidiaries or (B) any taking by condemnation or eminent domain of any of its property or assets the greater of cost or fair market value of which exceeds $50,000 individually or $100,000 in the aggregate for the Company and its Subsidiaries; or

                          (9) made any loan to or entered into any transaction with any of its stockholders having beneficial ownership of 5.0% or more of the shares of Company Common Stock then issued and outstanding, directors, officers or employees giving rise to any claim or right of, by, or against any person in an amount or having a value in excess of $25,000 individually or $50,000 in the aggregate for the Company and its Subsidiaries; or

                          (10) entered into any material agreement, arrangement, commitment, contract or transaction (including, without limitation, any letter of intent or other agreement with respect to a Business Combination Transaction), amended or terminated any of the same, received any notice of termination or purported termination with respect to the same or otherwise conducted any of its affairs, except in each case in the Ordinary Course; or

                          (11) made any contribution to any Company Employee Plan, other than regularly scheduled contributions and contributions required to maintain the funding levels of any Company Employee Plan, or made or incurred any commitment to establish or increase the obligation of the Company or a Subsidiary to any Company Employee Plan; or

                          (12) except as disclosed in the footnotes to the financial statements referred to in Section 4.5 or in Section 4.6 of the Company's Disclosure Schedule, changed any accounting methods or principles used in recording transactions on the books of the Company or a Subsidiary or in preparing the financial statements of the Company or a Subsidiary;

and none of the events disclosed in Section 4.6 of the Company's Disclosure Schedule, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; provided that the representations made in this
Section 4.6 with respect to Frontier Media Group, Inc. are made, with respect to all events or facts occurring or existing before May 27, 1998, to the knowledge of the representing party.

                  (c) Except as disclosed in Section 4.6 of the Company's Disclosure Schedule or in the Company SEC Documents filed with the SEC prior to the date hereof, the occurrence of any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.7 Taxes. Except as disclosed in Section 4.7 of the Company's Disclosure Schedule:

                  (a) Each of the Company and its Subsidiaries has (1) filed (or has caused to be filed) all Tax Returns that are required to be filed with any Governmental Body with respect to each of the Company and its Subsidiaries, except for the filing of Tax Returns as to which the failure to file, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (2) paid (or has caused to be paid) all Taxes of or with respect to each of the Company and its Subsidiaries required to be paid when due whether or not shown on such Tax Returns and all assessments received by it, except Taxes being contested in good faith by appropriate proceedings, for which adequate reserves or other provisions are maintained in accordance with GAAP and which Taxes are specified in Section 4.7(a) of the Company's Disclosure Schedule, or amounts of Taxes and assessments which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Federal income tax returns of the Company and its Subsidiaries are closed through the year ended December 31, 1994, either by the expiration of the applicable statute of limitations or closing agreement. None of the Company and its Subsidiaries know of any basis for the assessment of any material amount of Taxes for any period covered by the Tax Returns that are referred to in Section 4.7(a) that is not reflected on those Tax Returns. None of the Company and its Subsidiaries is a party to any pending Action by any Governmental Body with respect to the payment of Taxes of or with respect to any of the Company and its Subsidiaries, and no claim has been asserted in writing, or to the knowledge of the Company, threatened against it for assessment or collection of any Taxes which has not been resolved, other than Actions or claims which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. None of the Company and its Subsidiaries has executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period of assessment or collection of any Taxes which has not expired or any consent to have the provisions of Section 341(f) of the Code (or any similar provision of state, local or foreign law) applied to it.

                  (c) All Taxes that the Company or a Subsidiary is required to withhold or collect have been withheld or collected and, to the extent required, have been paid over to the proper Governmental Body on a timely basis, and each of the Company and its Subsidiaries has withheld proper amounts from its employees, independent contractors, creditors, stockholders or other third parties for all periods in full compliance with tax withholding provisions of applicable Regulations, except for withholdings or collections as to which the failure to withhold or collect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (d) No portion of the real property or plant, structures, fixtures or improvements of the Company or a Subsidiary is subject to any special assessment, the liability with respect to which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the Company and its Subsidiaries has any knowledge of any proposal for any such assessment.

                  (e) None of the Company or its Subsidiaries is obligated to make, or is a party to an agreement or arrangement that obligates it to make, any payment that will not be deductible for federal income tax purposes by virtue of Section 280G of the Code.

                  (f) None of the Company and its Subsidiaries has any liability for the Taxes of any person other than the Company and its Subsidiaries (1) under Treasury Regulations ss.1.1502-6 (or any similar provision of state, local or foreign law), (2) as a transferee or successor, (3) by contract or (4) otherwise.

                  (g) None of the Company and its Subsidiaries has adopted a plan of complete liquidation.

                  (h) (1) None of the Company and its Subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the execution and delivery of the Transaction Documents or the conclusion of any of the Transactions, (2) none of the Company and its Subsidiaries has filed or been included in a combined, consolidated or unitary return (or substantial equivalent thereof) of any person other than the Company and its Subsidiaries,
(3) with respect to Wholly-Owned Subsidiaries, none of the Company and its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract which is treated as a partnership for United States federal income tax purposes, (4) the prices for any property or services (or for the use of property) provided by any of the Company and its Subsidiaries to any other Subsidiary or to the Company have been arm's length prices determined using a method permitted by the Treasury Regulations under Section 482 of the Code, and
(5) none of the Company and its Subsidiaries has made an election or is required to treat any of its assets as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code (or any similar provision of state, local or foreign law.

                  Section 4.8  Undisclosed  Liabilities.  Except as disclosed in
Section 4.8 of the Company's Disclosure Schedule, none of the Company and its Subsidiaries has any material Liabilities, except Liabilities (1) shown or reflected in the Company Balance Sheet or the notes thereto, (2) expressly contemplated by the Transaction Documents or (3) in an aggregate amount not greater than $25,000.

                  Section 4.9 Litigation.

                  (a) Except as disclosed in Section 4.9(a) of the Company's Disclosure Schedule or in the Company SEC Documents filed with the SEC prior to the date hereof, there is no Action pending or, to the knowledge of the representing party, threatened against any of the Company and its Subsidiaries, that (1) as of the date of this Agreement involves any of the Transactions or
(2) individually or in the aggregate, if determined adversely to any of them, could reasonably be expected to result in a liability to any of them in an amount that exceeds $25,000 individually or $50,000 in the aggregate.

                  (b) Except as disclosed in Section 4.9(b) of the Company's Disclosure Schedule or in the Company SEC Documents filed with the SEC prior to the date hereof, there is no Action pending against any of the Company and its Subsidiaries or, to the knowledge of the representing party, threatened against any of the Company and its Subsidiaries or any other person that involves any of the Transactions or any property owned, leased, licensed or used by the Company or such Subsidiary, as the case may be, that, individually or in the aggregate, if determined adversely to any of them, could reasonably be expected to have a Material Adverse Effect.

                  (c) Except as disclosed in Section 4.9(c) of the Company's Disclosure Schedule or in the Company SEC Documents filed with the SEC prior to the date hereof, other than billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there is no Action pending against any of the Company and its Subsidiaries or, to the knowledge of the representing party, threatened against any of the Company and its Subsidiaries, one stated purpose of which is to seek, facilitate or effect (1) a reduction of rates charged to customers, (2) a reduction of earnings or (3) refunds of amounts previously charged to customers, except in each case referred to in the preceding clauses (1), (2) and (3) for Actions that, individually or in the aggregate, if determined adversely to any of the Company and its Subsidiaries, could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.10 Compliance with Regulations.

                  (a) None of the Company and its Subsidiaries is in, and none of them has received written notice of, a violation of or default with respect to, any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, including individual products or services sold or provided by it, except for violations or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Each of the Company and its Subsidiaries has filed or caused to be filed with each applicable Governmental Body all reports, applications, documents, instruments and information required to be filed by it pursuant to all applicable Regulations, other than those as to which the failure to file, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.11  Licenses.

                  (a) To the knowledge of the representing party, one or more of the Company and its Subsidiaries are the registered holders of each License that is required to be held by the Company or such Subsidiary, as the case may be, so that it may carry on its business as now conducted and proposed to be conducted, the failure to hold which License, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (each such License, a "Company License").

                  (b) To the knowledge of the representing party, each Company License is validly issued, in good standing and in full force and effect, unimpaired by any act or omission by the Company or such Subsidiary, as the case may be. Each of the Company and its Subsidiaries is in compliance with such Company License. None of the Company and its Subsidiaries has suffered a revocation, termination, suspension or material and adverse modification of a License that was, at the time of such event, a Company License. There is no Action pending or, to the knowledge of the representing party, threatened against any of the Company and its Subsidiaries, and no other circumstance exists or event has occurred (whether or not with the giving of notice or the passage of time or both), that could reasonably be expected to result in the revocation, termination, suspension or material and adverse modification of any Company License. If a Company License is subject to termination upon the expiration of a term, the existence of another circumstance or the occurrence of another event, the representing party does not have any reason to believe that such Company License will not be renewed in the ordinary course. No Company License is subject to renegotiation by any Governmental Body. The execution and delivery of the Transaction Documents and the conclusion of any of the Transactions will not (and will not give any Governmental Body a right to) terminate or modify any rights of, or accelerate or increase any obligation of, the Company or any Subsidiary under any Company License.

                  Section 4.12 Employee Matters.

                  (a)     Employment and Labor Relations.

                          (1) Except as disclosed in Section 4.12(a) of the Company's Disclosure Schedule or in the Company SEC Documents filed with the SEC prior to the date hereof:

                                   (A) none of Company and its Subsidiaries is a
                  party to any collective bargaining agreement or other labor agreement with any union or labor organization, and no union or labor organization has been recognized by any of the Company and its Subsidiaries as a bargaining representative for employees of any of the Company and its Subsidiaries;

                                   (B) there is no representation claim or petition pending before the National Labor Relations Board respecting the employees of any of the Company and its Subsidiaries, nor does Company have any knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees;

                                   (C) there is no unfair labor practice  charge
                  or complaint against any of the Company and its Subsidiaries pending or, to the knowledge of the representing party, threatened before the National Labor Relations Board or any similar Governmental Body;

                                   (D) there has not occurred nor has there been
                  threatened since January 31, 1994, a labor strike, labor dispute, request for representation, work stoppage, work slowdown or lockout of or by employees of any of the Company and its Subsidiaries;

                                   (E) no  grievance or  arbitration  proceeding
                  arising out of any collective bargaining agreement to which any of the Company and its Subsidiaries is a party is pending;

                                   (F) no charge with  respect to or relating to
                  any of the Company and its Subsidiaries is pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices;

                                   (G) no claim  relating to  employment or loss
                  of employment with any of the Company and its Subsidiaries is pending in any federal, state or local court or in any other adjudicatory body and, to the knowledge of the representing party, no such claim against any of the Company and its Subsidiaries has been threatened;

                                   (H) none of the Company and its  Subsidiaries
                  has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment Regulations to conduct an investigation of or relating to any of the Company and its Subsidiaries, and no such investigation is in progress;

                                   (I) since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), none of the Company and its Subsidiaries has effectuated (1) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries or (2) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; and none of the Company and its Subsidiaries has been affected by any transaction or engaged in layoffs or employment terminations sufficient in any number to trigger application of any similar Regulation;

                                   (J) none of the Company and its  Subsidiaries
                  is delinquent in any material respect in payments to any of its current or former officers, directors, employees, consultants or agents for any wages, salaries, commissions or other direct compensation for any services performed by them or amounts required to be reimbursed to such officers, directors, employees, consultants, or agents;

                                   (K) in the event of termination of the employment or service of any of its current or former officers, directors, employees, consultants or agents, none of the Company, its Subsidiaries, Qwest and Qwest Subsidiary will be liable to any such persons for severance, continuation or termination pay pursuant to any agreement or by reason of any action taken or not taken by any of the Company and its Subsidiaries prior to the Effective Time; and

                                   (L) since  December 31,  1997,  there has not
                  been any termination of employment of any officer, director or employee of any of the Company and its Subsidiaries receiving annual base salary in excess of $150,000.

                          (2) Section 4.12(a) of the Company's Disclosure Schedule sets forth a correct and complete list of (A) all employment, consulting, severance pay, continuation pay, termination pay or indemnification agreements or other agreements of any nature whatsoever between any of the Company and its Subsidiaries, on the one part, and any current officer, director, employee, consultant or agent thereof, on the other part, in each case whether written or oral, to which any of the Company and its Subsidiaries is a party or by which any of them is bound, except with respect to agreements approved by Qwest in
         writing,  and  (B)  all  collective   bargaining,   labor  and  similar
         agreements (other than any Employee Plans), in each case whether written or oral, currently in effect or under negotiation, to which any of the Company and its Subsidiaries is a party or by which any of them is bound or proposed to be bound, as the case may be. The Company has provided to Qwest and Qwest Subsidiary true and complete copies of all such agreements. Each of the Company and its Subsidiaries has complied with its obligations related to, and is not in default under, any of such agreements, except where the failure to comply with or a default under such agreements, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                          (3) Except as disclosed in Section 4.12(a) of the Company's Disclosure Schedule, the execution and delivery of the Transaction Documents and the conclusion of the Transactions (A) will not require any of the Company and its Subsidiaries to make a payment to, or obtain any consent or waiver from, any current or former officer, director, employee, consultant or agent of any of the Company and its Subsidiaries and (B) will not result in any change in the nature of any rights of any current or former officer, director, employee, consultant or agent of any of the Company and its
         Subsidiaries under any agreement referred to in Section 4.12(a)(2), including any acceleration or change in the award, grant, vesting or determination of stock options, stock purchase, stock appreciation rights, phantom stock, restricted stock or other stock-based rights (other than exercise price and number of shares adjusted in accordance with Section 1.1(l)), severance pay, continuation pay, termination pay or other contingent obligations of any nature whatsoever of any of the Company and its Subsidiaries, or a change in the term of any such agreement.

                          (4) Except as disclosed in Section 4.12(a) of the Company's Disclosure Schedule, each of the Company and its Subsidiaries is, and at all times since December 31, 1997 has been, in compliance with all applicable Regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, and is not, and since January 31, 1994 has not, engaged in any unfair labor practices, except where the failure to so comply or such engagement, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b)     Company Employee Plans.

                          (1) Section 4.12(b) of the Company's Disclosure Schedule sets forth a correct and complete list of all Company Employee Plans. The Company has made available to Qwest Subsidiary true and complete copies of the Company Employee Plans and all related summary descriptions, including, without limitation, copies of any employee handbooks listing or describing any Company Employee Plans and summary descriptions of any Company Employee Plan not otherwise in writing.

                          (2) Except for any failure or default that could not reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries has fulfilled or has taken all actions necessary to enable it to fulfill when due all of its obligations under each Company Employee Plan, and there is no existing default or event of default or any event which, with or without the giving of notice or the passage of time, would constitute a default by it under any Company Employee Plan. No Regulation currently in effect or, to the knowledge of the representing party, proposed to be in effect materially or adversely affects, or if adopted would materially or adversely affect, the rights or obligations of any of the Company and its Subsidiaries under any Company Employee Plan. There are no material negotiations, demands or proposals which are pending or which have been made to any of the Company and its Subsidiaries which concern matters now covered, or that would be covered, by any Company Employee Plan.

                          (3) Each of the Company and its Subsidiaries is in full compliance with all Regulations applicable to each Company Employee Plan, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There has been no Employee Plan Event which is continuing or in respect of which there is any outstanding liability of any of the Company or its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and no such Employee

         Plan Event is reasonably expected to occur, with respect to any Company Employee Plan.

                          (4) Except as disclosed in Section 4.12(b) of the Company's Disclosure Schedule, the execution and delivery of the Transaction Documents and the conclusion of the Transactions will not cause the acceleration of vesting in, or payment of, any benefits under any Company Employee Plan.

                          (5) None of the Company and its Subsidiaries has any formal plan or commitment, whether legally binding or not, to create any additional Employee Plan or to modify or change any existing Employee Plan that would affect any current or former employee of any of the Company and its Subsidiaries and that could reasonably be expected to result in a material liability.

                          (6) All employment, consulting, deferred compensation, bonus, stock option, stock appreciation rights, phantom stock, severance, termination or indemnification agreements, arrangements or understandings, or other Employee Plans, between any of the Company and its Subsidiaries, on the one part, and any current or former officer or director of any of the Company and its Subsidiaries, on the other part, which are required to be disclosed under the Securities Act or the Exchange Act have been disclosed.

                  (c) Employee Plans of the Company's ERISA Affiliates. Section 4.12(c) of the Company's Disclosure Schedule sets forth a correct and complete list of all ERISA Plans and Multiemployer Plans of any person that is an ERISA Affiliate of the Company or its Subsidiaries, other than any such ERISA Plans or Multiemployer Plans disclosed pursuant to
         Section 4.12(b). There has been no Employee Plan Event with respect to any ERISA Plan or Multiemployer Plan of any person that is an ERISA Affiliate of the Company or its Subsidiaries or who was an ERISA Affiliate of the Company or its Subsidiaries at any time since January 31, 1992, other than any ERISA Plan or Multiemployer Plan disclosed in
         Section 4.12 of the Company's Disclosure Schedule, in respect of which there is any outstanding liability, or, to the knowledge of the Company, in respect of which any liability could be expected to be incurred by any of the Company and its Subsidiaries. At no time since the organization of the Company or any of its Subsidiaries has any entity (other than the Company or any such Subsidiaries) been an ERISA Affiliate of any of the Company and its Subsidiaries.

                  (d)     Company Qualified Plans.

                          (1) Each Company Qualified Plan satisfies, in all material respects, the requirements of Section 401(a) of the Code, and each trust under each such plan is exempt from Tax under Section 501(a) of the Code. To the knowledge of the Company, no event has occurred that will or could reasonably be expected to give rise to disqualification or loss of tax-exempt status of any such plan or trust under such sections.

                          (2) The Company has made available to Qwest and Qwest Subsidiary for each Company Qualified Plan copies of the following documents: (A) the Form 5500 filed for each of the three most recent plan years, including all schedules thereto and financial statements with attached opinions of independent accountants; (B) the most recent determination letter from the IRS; (C) the consolidated statement of assets and liabilities of such plan as of its most recent valuation date; and (D) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such plan for the most recently ended plan year. Such financial statements fairly present the financial condition and the results of operations of each Company Qualified Plan as of such dates, in accordance with GAAP.

                          (3) No Company Employee Plan is an employee stock ownership plan (an "ESOP") within the meaning of Section 4975(e)(7) of the Code.

                  (e) Company ERISA Plans and Multiemployer Plans. No Company Employee Plan is, and no employee benefit plan formerly maintained by any of the Company and its Subsidiaries was, an ERISA Plan. Neither the Company nor any of its Subsidiaries has ever contributed to, or withdrawn in a complete or partial withdrawal from, any Multiemployer Plan or incurred any contingent liability under Section 4204 of ERISA.

                  Section 4.13 Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share, of the Company (the "Company Preferred Stock").

                  (b) As of the date of this Agreement, there are (1) 15,884,378 shares of Company Common Stock issued and outstanding, of which 6,550,354 shares are registered in the names of the Principal Stockholders, (2) no shares of Company Preferred Stock issued and outstanding, (3) no shares of Company Common Stock held in the treasury of the Company, (4) 1,445,405 shares of Company Common Stock reserved for issuance upon exercise of outstanding Company Stock Options issued to current or former employees and directors of the Company and its Subsidiaries pursuant to the Company Stock Option Plan, (5) 621,186 shares of Company Common Stock reserved for issuance upon exercise of authorized but unissued Company Stock Options pursuant to the Company Stock Option Plan and (6) 1,683,349 shares of Company Common Stock reserved for issuance upon exercise of outstanding Company Warrants, including 750,000 shares of Company Common Stock reserved for issuance upon exercise of the Series Q Warrants.

                  (c) All outstanding shares of Company Common Stock are and all shares of Company Common Stock issuable upon the exercise of the Company Stock Options and Company Warrants, including, without limitation, the Series Q Warrants, upon issuance thereof in accordance with the terms of such Company Stock Options and Company Warrants, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable, free from any Liens created by the Company with respect to the issuance and delivery thereof and not subject to preemptive rights.

                  (d) Except with respect to the outstanding shares of Company Common Stock, the Company Stock Options and the Company Warrants, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

                  (e) Except with respect to the Company Stock Options and the Company Warrants, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity Securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.
Section 4.13(e) of the Company's Disclosure Schedule sets forth a correct and complete list of the outstanding Company Stock Options and Company Warrants.

                  (f) Except as disclosed in Schedule 4.13(f) of the Company's Disclosure Schedule and except with respect to the Transaction Documents, to the knowledge of the representing party, there is no agreement or arrangement (1) restricting the voting or transfer of any of the Equity Securities of the Company, (2) restricting (A) the acquisition of any shares of Company Common Stock or other securities pursuant to any Option (B) the acquisition of any shares of Company Common Stock pursuant to the Series Q Warrants or (C) the voting or transfer of any shares of Company Common Stock or other securities so acquired, (3) that affords to any person "drag-along" or "tag-along" rights with respect to the sale or other transfer of any shares of Company Common Stock or other securities acquired by Qwest and its permitted assigns pursuant to the exercise of any Option or Series Q Warrant, or (4) that would impose limitations on the legal rights to be enjoyed by any of Qwest and its permitted assigns, as a stockholder of the Company, upon the acquisition of shares of Company Common Stock or other securities pursuant to the exercise of any Option or Series Q Warrant.

                  (g) Except with respect to the Company Stock Options and the Company Warrants, there are no outstanding contractual obligations, commitments, understandings or arrangements of any of the Company and its Subsidiaries to repurchase, redeem or otherwise acquire, require or make any payment in respect of any shares of Equity Securities of the Company.

                  (h) Except as disclosed in Section 4.13(h) of the Company's Disclosure Schedule and with respect to the Company Credit Facilities, the Transaction Documents and statutory restrictions of general application, there are no legal, contractual or other restrictions on the payment of dividends or other distributions or amounts on or in respect of any of the Equity Securities of the Company.

                  (i) Except as disclosed in Section 4.13(i) of the Company's Disclosure Schedule and with respect to the Transaction Documents, there are no agreements or arrangements to which the Company or any of its Subsidiaries is a party pursuant to which the

Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act.

                  (j) All outstanding Equity Securities of the Company were issued in compliance with all applicable Regulations, including, without limitation, the registration provisions of applicable federal and state securities laws. Equity Securities of the Company that were issued and reacquired by the Company were so reacquired (and, if reissued, so reissued) in compliance with all applicable Regulations, and the Company has no liability with respect to the reacquisition or reissuance of such Equity Securities.

                  Section 4.14 Subsidiaries.

                  (a) Section 4.14(a) of the Company's Disclosure Schedule sets forth a correct and complete list of each of its Subsidiaries and the directors and officers of the Subsidiary as of the date of this Agreement. All outstanding shares of capital stock or other equity interests of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable or, with respect to partnership interests, limited liability company membership interests or their equivalent, are validly issued, the consideration therefor has been paid and no unmet calls for capital contributions or similar payments are outstanding.

                  (b) All shares of capital stock or other equity interests of each Subsidiary, are owned beneficially and of record by the Company, free and clear of all Liens other than Permitted Liens. No other Equity Securities of any Subsidiary are outstanding.

                  (c) Except with respect to the outstanding shares of capital stock or other Equity Securities of each Subsidiary, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of such Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of such Subsidiary may vote.

                  (d) There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which any of the Company and its Subsidiaries is a party or by which any of them is bound obligating any of the Company and its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity Securities of any of the Subsidiaries or obligating any of the Company and its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                  (e) Except with respect to the Transaction Documents, there is no agreement or arrangement restricting the voting or transfer of any of the Equity Securities of any of the Subsidiaries.

                  (f) There are no outstanding contractual obligations, commitments, understandings or arrangements of any of the Company and its Subsidiaries to repurchase, redeem or otherwise acquire, require or make any payment in respect of any of the Equity Securities of any of the Subsidiaries.

                  (g) Except with respect to the Company Credit Facilities, the Transaction Documents and statutory restrictions of general application, there are no legal, contractual or other restrictions on the payment of dividends or other distributions or amounts on or in respect of any of the Equity Securities of any of the Subsidiaries.

                  (h) All outstanding Equity Securities of each of the Subsidiaries were issued in compliance with all applicable Regulations, including, without limitation, the registration provisions of applicable federal and state securities laws. Equity Securities of any of the Subsidiaries that were issued and reacquired by such Subsidiary were so reacquired (and, if reissued, so reissued) in compliance with all applicable Regulations, and none of the Company and its Subsidiaries has any liability with respect to the reacquisition or reissuance of such Equity Securities.

                  Section 4.15 Property.

                  (a) Each of the Company and its Subsidiaries owns, leases or licenses all real property and personal property, tangible or intangible, that are used or useful in its business and operations as now conducted and proposed to be conducted, the failure to own, lease or license which real or personal property, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (collectively, the "Company Properties").

                  (b) All Company Properties are reflected in the financial statements referred to in Section 4.5 in the manner and to the extent required to be reflected therein by GAAP (other than any Company Properties disposed of in the Ordinary Course).

                  (c) All tangible Company Properties are in such condition and repair, and are suitable, sufficient in amount, size and type and so situated, as is appropriate and adequate for the uses for which they are used and intended and to carry on the business of the Company or such Subsidiary, as the case may be, as now conducted and as proposed to be conducted.

                  (d) To the knowledge of the representing party, all Company Properties comply in all material respects with the terms and conditions of all agreements relating to such real property and personal property and are in conformity in all material respects with all Regulations of any Governmental Body currently in effect, scheduled to come into effect or proposed to be adopted, entered or issued, as the case may be, and all decisions, rulings, orders and awards of any arbitrator applicable to it or its business, properties or operations, except where the failure to so comply or conform, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 4.15(d) of the Company's Disclosure Schedule, there exists no default by any party under any lease agreement with respect to any Company Property, which default, individually or together with other defaults under the same lease agreement or other lease agreements, could reasonably be expected to have a Material Adverse Effect.

                  (e) The interest of any of the Company and its Subsidiaries in each Company Property is free and clear of all Liens other than Permitted Liens, except where the absence of
                                       29
such title, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (f) None of the hardware or software used or useful in the business and operations of any of the Company and its Subsidiaries as now conducted and proposed to be conducted contains imbedded logic or code that will fail to recognize the year 2000 as such, or that might fail or cause other hardware or software to cease to perform according to specifications or to the needs of the business of the Company or the Subsidiary, as the case might be, by reason of the date change after December 31, 1999, or cannot accurately and correctly process data, including dates, from different countries, except where such condition, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.16 Proprietary Rights.

                  (a) Each of the Company and its Subsidiaries owns or licenses all Proprietary Rights that are used or useful in its business and operations as now conducted and proposed to be conducted, the failure to own or license which Proprietary Rights could reasonably be expected to have a Material Adverse Effect (collectively, the "Company Proprietary Rights").

                  (b) One or more of the Company and its Subsidiaries have good title to each of the interests created by, or an implied license to use, the Company Proprietary Rights. None of the Company and its Subsidiaries has received notice that the validity of any such Company Proprietary Right or its title to or use of any Company Proprietary Right is being questioned in any Action. The right, title and interest of the Company or a Subsidiary in and to each such Company Proprietary Right and the authority to use the same are free and clear of all Liens other than Permitted Liens. To the knowledge of the representing party, no use has been or is being made of any Company Proprietary Right by any person other than the Company, the Subsidiary or a person duly authorized to make that use. All Company Proprietary Rights used by the Company or a Subsidiary but previously owned or held by any of its directors, officers, employees or agents have been duly transferred to the Company or the Subsidiary, as the case may be. There is no liability or obligation of the Company or a Subsidiary with respect to any Company Proprietary Right that is required to have been paid or otherwise performed, as of the date of this Agreement, that has not been paid or otherwise performed in full.

                  (c) The  representing  party  has no  knowledge  of any  valid grounds for any bona fide claims (1) to the effect that the sale, licensing or use of any product or service as now sold, licensed or used, or proposed for sale, license or use, by any of the Company and its Subsidiaries infringes on any Proprietary Right, (2) against the use by any of the Company and its
Subsidiaries of any Company Proprietary Rights used in the business and operations of any of the Company and its Subsidiaries as now conducted or as proposed to be conducted or (3) challenging the ownership, validity, effectiveness or right of use of any of the Company Proprietary Rights.

                  (d) The execution and delivery of the Transaction Documents and the conclusion of any of the Transactions will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of, any of the Company and its Subsidiaries under any Company Proprietary Right.

                  Section 4.17 Insurance. One or more of the Company and its Subsidiaries maintain insurance with reputable insurance companies in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated. There are no currently outstanding material losses for which the Company or such Subsidiary, as the case may be, has failed to give or present notice or claim under any policy. There are no requirements by any insurance company or by any board of fire underwriters or other body exercising similar functions or by any Governmental Body of which the representing party has knowledge requiring any repairs or other work to be done to any of the properties owned, leased, licensed or used by the Company or such Subsidiary, as the case may be, or requiring any equipment or facilities to be installed on or in connection with any of the properties, the failure to complete which could result in the cancellation of the policy of insurance. Policies for all the insurance are in full force and effect and none of the Company and its Subsidiaries is in default in any material respect under any of the policies. The representing party has no knowledge of the cancellation or proposed cancellation of any of the insurance or of any proposed increase in the contributions for workers' compensation applicable to each employee or unemployment insurance or of any conditions or circumstances applicable to the business of the Company or such Subsidiary, as the case may be, which might result in a material increase in those contributions. The Company has delivered to Qwest and Qwest Subsidiary true and complete copies of policies for all material fire and casualty, general liability, business interruption, product liability and other insurance maintained by any of the Company and its Subsidiaries.

                  Section 4.18 Environmental Matters.

                  (a) Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, authorizations and other Licenses required under all Environmental Laws to carry on its business as now conducted or proposed to be conducted, except to the extent failure to have any such permit, authorization or other License would not have a Material Adverse Effect. Each of such permits, authorizations and other Licenses is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

                  (b) None of the Company and its Subsidiaries has generated, used, transported, treated, stored, released or disposed of, or has permitted anyone else to generate, use, transport, treat, store, release or dispose of, any Hazardous Substance in a manner which has created or might reasonably be expected to create any liability or which would require reporting or giving notice to any Governmental Body, except for such events or occurrences for which the Company or its Subsidiaries would not reasonably be expected to incur liability or costs, individually or in the aggregate, in excess of $150,000 (exclusive of any amount with respect to which a reserve has been taken by the Company or a Subsidiary on or before December 31, 1997).

                  Section 4.19 Books and Records.

                  (a) The records and books of account of each of the Company and its Subsidiaries are correct and complete in all material respects, have been maintained in accordance with good business practices and are reflected accurately in the financial statements referred to in Section 4.5. Each of the Company and its Subsidiaries has accounting controls sufficient to insure that its transactions are (1) executed in accordance with management's general or specific authorization and (2) recorded in conformity with GAAP so as to maintain accountability for assets.

                  (b) The minute books of each of the Company and its Subsidiaries true and correct copies of which have been made available to Qwest and Qwest Subsidiary, contain accurate records of all meetings and accurately reflect all corporate action of the stockholders and the board of directors (including committees) of the Company or such Subsidiary, as the case may be.

                  (c) The stock books and ledgers of each of the Company and its Subsidiaries, true and correct copies of which have been made available to Qwest and Qwest Subsidiary, correctly record all transfer and issuances of all capital stock of the Company or the Subsidiary.

                  Section 4.20 Material Contracts.

                  (a) Section 4.20(a) of the Company's Disclosure Schedule sets forth a correct and complete list of the following agreements to which any of the Company and its Subsidiaries is a party (collectively, the "Company Material Contracts"), true and correct copies of which have been delivered to Qwest and Qwest Subsidiary:

                          (1) agreements with investment bankers, brokers, finders, consultants and advisers engaged by the Company or a Subsidiary (including, without limitation, the Company's Financial Advisor) with respect to the Transactions, other Business Combination Transactions, the purchase or sale by the Company or a Subsidiary of assets not in the ordinary course of business or the issuance and sale by the Company or a Subsidiary of any Equity Securities;

                          (2)      Company Affiliate Agreements;

                          (3) agreements made by any of the Company and its Subsidiaries not in the Ordinary Course that may require the payment or provision by or to any of the Company and its Subsidiaries of money in an aggregate amount, or goods or services having an aggregate value, in each case in excess of $100,000;

                          (4) agreements made by any of the Company and its Subsidiaries since December 31, 1997, whether or not in the Ordinary Course, contemplating the acquisition by the Company or the Subsidiary, as the case may be, of any Equity Securities of any person or all or substantially all of the assets of any person;

                          (5) agreements that by their terms may be cancelled, terminated, amended or modified, or pursuant to which payments might be required or acceleration of benefits may be required, in connection with or as the result of the execution and delivery of the Transaction Documents or the conclusion of any of the Transactions, in each case the consequence of which could reasonably be expected to adversely affect any of the Company and the Subsidiaries in an amount in excess of $100,000;

                          (6) agreements that provide for the acceleration or payment of benefits upon the occurrence of a change of control (however defined), whether or not resulting from the execution and delivery of the Transaction Documents or the conclusion of any of the Transactions;

                          (7) agreements that provide for the indemnification by any of the Company and its Subsidiaries of any director, officer, employee or agent of any of the Company and its Subsidiaries, other than agreements referred to in the preceding clause (1);

                          (8) agreements that grant a power of attorney, agency or similar authority to another person;

                          (9) joint venture, partnership and limited liability agreements;

                          (10) agreements giving any person the right to renegotiate or require an increase or reduction in the price of goods or services provided by or to any of the Company and its Subsidiaries, an increase in amounts previously paid by any of the Company and its Subsidiaries with respect to any goods or services or the repayment by any of the Company and the Subsidiaries of amounts previously paid to any of them with respect to any goods or services;

                          (11) agreements with any Governmental Body; and

                          (12) agreements requiring the payment or provision by or to any of the Company and its Subsidiaries of money in an aggregate amount, or goods or services having an aggregate value, in each case in excess of $250,000 during the year ending December 31, 1998.

                  (b) Each Company Affiliate Agreement is in full force and effect, and except as disclosed in Section 4.20(b) of the Company's Disclosure Schedule, no term or condition thereof has been amended, modified or waived after the execution thereof, in each case in any material respect, except in accordance with this Agreement. Each such Company Affiliate Agreement is the legally valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or law.

                  (c) Each agreement referred to in Sections 4.20(a)(5) and 4.20(a)(12) has, to the knowledge of the representing party with respect to parties other than the Company or the Subsidiary, as the case may be, been duly authorized, executed and delivered by the parties to such agreement, is in full force and effect and constitutes the legally valid and binding obligation of the parties to such agreement or their respective successors or assigns, enforceable against them in accordance with the terms of such agreement. Except as disclosed in Section 4.20(c) of the Company's Disclosure Schedule, there is no liability or obligation of the Company or a Subsidiary with respect to any such agreement referred to in Section 4.20(a)(5) or Section 4.20(a)(12) that, under the terms of such agreement, has not been paid or otherwise performed in full. The right, title and interest of the Company or a Subsidiary in, to and under each such agreement is free and clear of all Liens other than Permitted Liens. Except as disclosed in Section 4.20(c) of the Company's Disclosure Schedule, there exists no default under any such agreement by any party, which default, individually or together with other defaults under the same agreement or other agreements, could reasonably be expected to have a Material Adverse Effect. The execution and delivery of the Transaction Documents and the conclusion of any of the Transactions will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of, any of the Company and its Subsidiaries under any such agreement.

                  Section 4.21 Transactions with Affiliates. Except as disclosed in Section 4.21 of the Company's Disclosure Schedule or in the Company SEC Documents filed with the SEC prior to the date hereof, at no time since December 31, 1997 has any of the Company and its Subsidiaries entered into any transaction (including, but not limited to, the purchase, sale or exchange of property or the rendering of any service) with any Affiliate except as contemplated by the Transaction Documents.

                  Section 4.22 SEC Documents. The Company has filed with the Securities and Exchange Commission all reports, schedules, forms, statements and other documents required by the Securities Act or the Exchange Act to be filed by the Company since January 31, 1994 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). As of their respective dates, except to the extent revised or superseded by a subsequent filing with the Securities and Exchange Commission on or before the date of this Agreement, the Company SEC Documents filed by the Company complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents (including any and all financial statements included therein) filed by the Company as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its consolidated Subsidiaries included in the Company SEC Documents, including any amendments thereto, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto. The Company has filed with the Securities and Exchange Commission as exhibits to the Company SEC Documents all agreements, contracts and other documents or instruments required to be so filed, and such exhibits are true and complete copies of such agreements, contracts and other documents or instruments, as the case may be. None of the Subsidiaries of the Company is required to file any reports, schedules, statements or other documents with the Securities and Exchange Commission.

                  Section   4.23   Proxy   Statement/Prospectus;    Registration
Statement; Other Information. None of the information with respect to any of the Company and its Subsidiaries to be included in the Proxy Statement/Prospectus or the Registration Statement will, in the case of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the Company Stockholders Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact, omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the representing party with respect to information supplied in writing by Qwest, Qwest Subsidiary or any Affiliate thereof specifically for inclusion in the Proxy Statement/Prospectus. The letters to stockholders, notices of meeting, proxy statement and forms of proxies to be distributed to stockholders in connection with this Agreement and the Merger and any schedules required to be filed with the Securities and Exchange Commission in connection therewith are collectively referred to as the "Proxy Statement/Prospectus."

                  Section 4.24 Company Board Approval.

                  (a) The Board of Directors of the Company, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), but subject to clause (2) of the proviso to Section 7.2(z), has duly (1) determined that this Agreement and the Merger are in the best interests of the Company and its stockholders, (2) approved this Agreement and the Merger and determined that this Agreement and the Merger are advisable, (3) determined that the other Transaction Documents and the other Transactions are in the best interests of the Company and its stockholders and approved such other Transaction Documents and Transactions and
(4) recommended that the stockholders of the Company approve this Agreement and the Merger.

                  (b) The Company Board Approval constitutes approval of this Agreement and the Merger for purposes of Section 251 of the DGCL and of each of the Transaction Documents and each of the Transactions (including, without limitation, the Qwest/Principal Stockholder Transactions, the Qwest Credit Transactions and the Qwest Private Line Services Agreement) for purposes of
Section 203 of the DGCL if the provisions thereof were to apply to any of the Transaction Documents or any of the Transactions.

                  (c) The Company's Financial Advisor has delivered to the Board of Directors of the Company its opinion, dated as of the date of this Agreement, to the effect that the Merger

Consideration to be received by the holders of Company Common Stock (other than holders of Company Common Stock who are Affiliates of the Company) in the Transactions is fair to such holders.

                  Section 4.25 Required Vote. The affirmative vote, at a duly convened meeting of the holders of Company Common Stock at which the necessary quorum is present, of a majority of the outstanding shares of Company Common Stock is the only vote or consent of the holders of any class or series of the Equity Securities of the Company necessary to approve this Agreement and the Merger. The other Transaction Documents and the other Transactions are not required to be approved by the holders of shares of any class or series of Equity Securities of the Company.

                  Section 4.26 Business Combination Transactions. None of the Company and its Subsidiaries has entered into any agreement with any person which has not been terminated as of the date of this Agreement and under which there remains any liability or obligation of any of the Company and its Subsidiaries with respect to a Business Combination Transaction (other than the Transactions).

                  Section 4.27 Fees for Financial Advisors, Brokers and Finders. None of the Company, its Subsidiaries and the Principal Stockholders has authorized any person other than the Company's Financial Advisor to act as financial advisor, broker, finder or other intermediary that might be entitled to any fee, commission, expense reimbursement or other payment of any kind from any of the Company and its Subsidiaries upon the conclusion of or in connection with any of the Transactions. The Company has disclosed to Qwest and Qwest Subsidiary the terms of the engagement of the Company's Financial Advisor by the Company.

                  Section 4.28 Ownership of Qwest Common Stock. None of the Company and its Subsidiaries owns any shares of Qwest Common Stock or other Equity Securities of Qwest (exclusive of any shares of Qwest Common Stock owned by any Company Employee Plan).

                  Section 4.29 Continuing Representations and Warranties.

                  (a) Each of the representations and warranties made by the Company or a Subsidiary in this Agreement or in any other Transaction Document as of any date other than the Closing Date shall be true and correct in all material respects on and as of the Closing Date, except as otherwise contemplated by such Transaction Document.

                  (b) Not less than three Business Days prior to the Closing Date, the Company shall prepare and deliver to Qwest and Qwest Subsidiary such updates or other revisions of the written disclosures referred to in this
Article IV as have been delivered by the Company to Qwest and Qwest Subsidiary as shall be necessary in order to make each of such written disclosures true and correct in all material respects on and as of the Closing Date. The requirement to prepare and deliver updates or other revisions of the written disclosures, and the receipt by Qwest and Qwest Subsidiary of information pursuant to Section
6.1 or otherwise on or before the Closing Date, shall not limit the right of Qwest and Qwest Subsidiary under Article III to require as a condition precedent to the performance of its obligations under this Agreement on such Closing Date the accuracy in all material respects of the representations and warranties made by the representing party in any Transaction Document and the performance in all material respects of the covenants of the Company made in any Transaction Document (without regard to such updates or other revisions) and to receive an unqualified certificate with respect to the same.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                          OF QWEST AND QWEST SUBSIDIARY

                  Each of Qwest and Qwest Subsidiary, jointly and severally, represents and warrants to the Company as follows:

                  Section 5.1 Corporate Existence and Power. Each of Qwest and Qwest Subsidiary (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (2) has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, (3) is duly qualified as a foreign corporation under the laws of each jurisdiction in which qualification is required either to own, lease, license or use its properties now owned, leased, licensed or used or to carry on its business as now conducted, except where the failure to effect or obtain such qualification, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (4) has all necessary corporate power and authority to execute and deliver each Transaction Document to which it is or may become a party and to perform its obligations thereunder.

                  Section 5.2 Authorization; Contravention. Subject to obtaining the Approvals referred to in Section 5.3, the execution and delivery by each of Qwest and Qwest Subsidiary of each Transaction Document to which it is or may become a party and the performance by it of its obligations under each of those Transaction Documents have been duly authorized by all necessary corporate action and do not and will not (1) contravene, violate, result in a breach of or constitute a default under, (A) its certificate of incorporation or bylaws, (B) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which it or any of its properties may be bound or affected, including, but not limited to, the Hart-Scott- Rodino Act or (C) any agreement, indenture or other instrument to which it is a party or by which it or its properties may be bound or affected or (2) result in or require the creation or imposition of any Lien on any property now owned or hereafter acquired by it, except in each case referred to in the preceding clauses (1) and (2) for contraventions, violations, breaches, defaults or Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  Section 5.3 Approvals. Except as disclosed in Section 5.3 of Qwest and Qwest Subsidiary's Disclosure Schedule, no Approval of any Governmental Body or other person is required or advisable on the part of Qwest or Qwest Subsidiary for (1) the due execution and delivery by Qwest or Qwest Subsidiary, as the case may be, of any Transaction Document, (2) the conclusion of the Transactions, (3) the performance by Qwest or Qwest Subsidiary, as the case may be, of its obligations under each Transaction Document to which it is or may become a party and (4) the exercise by the Company of its rights under each Transaction Document to which the Company is or may become a party, except in each case referred to in the preceding clauses (1), (2), (3) and (4) where the failure to obtain such Approval, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  Section 5.4 Binding Effect. Each Transaction Document to which Qwest or Qwest Subsidiary is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of Qwest or Qwest Subsidiary, as the case may be, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  Section 5.5 Financial Information.

                  (a) The consolidated balance sheet of Qwest and its consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of income (loss) and stockholders' equity and cash flows for the fiscal year then ended, reported on by KPMG Peat Marwick LLP, true and complete copies of which have been delivered to the Company, fairly present the consolidated financial position of Qwest and its consolidated Subsidiaries as of that date and their consolidated results of operations and cash flows for the year then ended, in accordance with GAAP applied on a consistent basis except as described in the footnotes to the financial statements or as disclosed in
Section 5.5 of Qwest and Qwest Subsidiary's Disclosure Schedule.

                  (b) The unaudited consolidated balance sheet of Qwest and its consolidated Subsidiaries as of June 30, 1998 and the related consolidated statements of income (loss) and stockholders' equity and cash flows for the six months then ended, true and complete copies of which have been delivered to the Company, fairly present, subject to normal year-end adjustments, the consolidated financial position of Qwest and its consolidated Subsidiaries as of that date and their consolidated results of operations and cash flows for the six months then ended.

                  (c) At the respective dates of the balance sheets referred to in this Section 5.5, none of Qwest and its Subsidiaries had any material Liability that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected in the balance sheets but was not, except for the omission of notes in unaudited balance sheets with respect to contingent liabilities that in the aggregate did not materially exceed those so reported in the latest audited balance sheets previously delivered and that were of substantially the same type as so reported.

                  (d) Since January 1, 1997, there has been no material disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Securities Act) between any of Qwest and its Subsidiaries, on the one part, and any of its independent accountants, on the other part, with respect to any aspect of the manner in which the Company or such Subsidiary, as the case may be, maintained or maintains its books and records or the manner in which the Company or the Subsidiary, as the case may be, has reported upon the financial condition and results of operations of any of the Company and its Subsidiaries since such date, that has not been resolved to the satisfaction of the relevant independent accountants.

                  Section 5.6 Absence of Certain Changes or Events. Except as disclosed in Section 5.6 of Qwest and Qwest Subsidiary's Disclosure Schedule or the Qwest SEC Documents filed with the SEC prior to the date hereof, since December 31, 1997, no circumstance has existed and no event has occurred that has had, will have or could reasonably be expected to have a Material Adverse Effect.

                  Section 5.7 Litigation.

                  (a) There is no Action pending against Qwest or Qwest Subsidiary or, to the knowledge of the representing party, threatened against Qwest, Qwest Subsidiary or any other person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the conclusion of any of the Transactions.

                  (b) There is no Action pending against any of Qwest and its Subsidiaries or, to the knowledge of the representing party, threatened against any of Qwest and its Subsidiaries or any other person that involves any of the Transactions or any property owned, leased, licensed or used by any of Qwest and its Subsidiaries, as the case may be, that, individually or in the aggregate, if determined adversely to any of them, could reasonably be expected to have a Material Adverse Effect on Qwest.

                  Section 5.8 Compliance with Regulations.

                  (a) None of Qwest and its Subsidiaries is in, and none of them has received written notice of, a violation of or default with respect to, any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, including individual products or services sold or provided by it, except for violations or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Each of Qwest and its Subsidiaries has filed or caused to be filed with each applicable Governmental Body all reports, applications, documents, instruments and information required to be filed by it pursuant to all applicable Regulations, other than those as to which the failure to file, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  Section 5.9 Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of Qwest consists of 600,000,000 shares of Qwest Common Stock and 25,000,000 shares of preferred stock, par value $.01 per share, of Qwest (the "Qwest Preferred Stock").

                  (b) As of August 31, 1998, there are approximately (1) 332,123,281 shares of Qwest Common Stock issued and outstanding, (2) no shares of Qwest Common Stock held in the treasury of Qwest, (3) no shares of Qwest Preferred Stock issued and outstanding, (4) 35,855,624 shares of Qwest Common Stock reserved for issuance upon exercise of outstanding stock options issued by Qwest to current or former employees and directors of Qwest and its Subsidiaries, (5) 14,787,963 shares of Qwest Common Stock reserved for issuance upon exercise of authorized but unissued stock options and (6) 8,600,000 shares of Qwest Common Stock reserved for issuance upon exercise of a warrant issued to Anschutz Family Investment Company LLC.

                  (c) All outstanding shares of Qwest Common Stock are duly authorized, validly issued, fully paid and nonassessable, free from any Liens created by Qwest with respect to the issuance and delivery thereof and not subject to preemptive rights.

                  (d) Except  with  respect to the  outstanding  shares of Qwest
Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Qwest having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Qwest may vote.

                  (e) All outstanding Equity Securities of Qwest were issued in compliance with all applicable Regulations, including, without limitation, the registration provisions of applicable federal and state securities laws. Equity Securities of Qwest that were issued and reacquired by Qwest were so reacquired (and, if reissued, so reissued) in compliance with all applicable Regulations, and Qwest has no liability with respect to the reacquisition or reissuance of such Equity Securities.

                  Section 5.10 SEC Documents. Qwest has filed with the Securities and Exchange Commission all reports, schedules, forms, statements and other documents required by the Securities Act or the Exchange Act to be filed by Qwest since April 18, 1997 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Qwest SEC Documents"). As of their respective dates, except to the extent revised or superseded by a subsequent filing with the Securities and Exchange Commission on or before the date of this Agreement, the Qwest SEC Documents filed by Qwest complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Qwest SEC Documents (including any and all financial statements included therein) filed by Qwest as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Qwest and its consolidated Subsidiaries included in the Qwest SEC Documents, including any amendments thereto, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto. Qwest has filed with the Securities and Exchange Commission as exhibits to the Qwest SEC Documents all agreements, contracts and other documents or instruments required to be so filed, and such exhibits are true and complete copies of such agreements, contracts and other documents or instruments, as the case may be. None of the Subsidiaries of Qwest is required to file any reports, schedules, statements or other documents with the Securities and Exchange Commission.

                  Section 5.11 Proxy/Statement/Prospectus; Registration Statement; Other Information. None of the information with respect to any of Qwest and its Subsidiaries to be included in the Proxy Statement/Prospectus or the Registration Statement will in the case of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the Company Stockholders Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the representing party with respect to information supplied in writing by the Company or any Affiliate of the Company specifically for inclusion in the Proxy Statement/Prospectus or the Registration Statement. The Registration Statement will comply in all material respects with the provisions of the Securities Act. The registration statement on Form S-4, in which the Proxy Statement/Prospectus will be included, and all exhibits thereto, required to be filed with the Securities and Exchange Commission in connection with this Agreement and the Merger are collectively referred to as the "Registration Statement".

                  Section 5.12 Ownership of Company Common Stock. None of Qwest and its Subsidiaries owns any shares of Company Common Stock or other Equity Securities of the Company (exclusive of any shares of Company Common Stock owned by any Employee Plan of Qwest and its Subsidiaries).

                  Section 5.13 Continuing Representations and Warranties.

                  (a) Each of the representations and warranties made by Qwest or Qwest Subsidiary in this Agreement or in any other Transaction Document as of any date other than the Closing Date shall be true and correct in all material respects on and as of the Closing Date, except as otherwise contemplated by such Transaction Document.

                  (b) Not less than three Business Days prior to the Closing Date, Qwest and Qwest Subsidiary shall prepare and deliver to the Company such updates or other revisions of the written disclosures referred to in this
Article V as have been delivered by Qwest and Qwest Subsidiary to the Company as shall be necessary in order to make each of such written disclosures correct and complete in all material respects on and as of the Closing Date. The requirement to prepare and deliver updates or other revisions of the written disclosures, and the receipt by the Company of information pursuant to Section 6.1 or otherwise on or before the Closing Date, shall not limit the right of the Company under Article III to require as a condition precedent to the performance of its obligations under this Agreement on such Closing Date the accuracy in all material respects of the representations and warranties made by the representing party in any Transaction Document and the performance in all material respects of the covenants of Qwest or Qwest Subsidiary, as the case may be, made in any Transaction Document (without regard to such updates or other revisions) and to receive an unqualified certificate with respect to the same.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

                  Section 6.1 Covenants of the Parties. The Company covenants and agrees for the benefit of Qwest and Qwest Subsidiary with respect to the Company, and Qwest and Qwest Subsidiary, jointly and severally, covenant and agree for the benefit of the Company, in each case that the party with respect to which the covenant and agreement is made shall (and, with respect to the Company, that the Company shall cause its Subsidiaries to) do the following until the Effective Time and, with respect to Sections 6.1(e) and 6.1(f), indefinitely after the date of this Agreement:

                  (a) Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which qualification is required either (1) to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used or (2) to carry on its business as now conducted or proposed to be conducted, except where the failure to effect or obtain such qualification, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Compliance With  Regulations.  Comply in all respects with all Regulations of each Governmental Body and all decisions, rulings, orders and awards of each arbitrator applicable to it or its business, properties or operations in connection with the Transactions if a failure to comply with any of the foregoing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, including, without limitation, use its reasonable best efforts to comply (and exchange information with other parties to enable them to comply) with any applicable requirements under the Hart-Scott-Rodino Act relating to filing and furnishing information to the Department of Justice and the Federal Trade Commission, including, without limitation, the following:

                  (1) assisting in the preparation and filing of each applicable "Antitrust Improvements Act Notification and Report Form for Certain Mergers and Acquisitions" and taking all other action required by 16 C.F.R. Parts 801-803 (or any successor form or Regulation);

                  (2) complying with any additional request for documents or information made by the Department of Justice or the Federal Trade Commission or by a court; and

                  (3) causing all affiliated persons of the "ultimate parent entity" of the party within the meaning of the Hart-Scott-Rodino Act to cooperate and assist in such filing and compliance.

                  (c) Reasonable Best Efforts. Upon the terms and subject to the conditions provided in this Agreement or the other Transaction Documents, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Agreement or any other Transaction Document in doing all things necessary, proper or advisable to cause the satisfaction of the conditions to the conclusion of the Transactions contemplated hereby or thereby as soon as reasonably practicable, including, without limitation, using its reasonable best efforts to obtain all Approvals that are required or advisable on the part of any party with respect to the Transactions. Nothing in this Section 6.1(c) or any other provision of any Transaction Document shall (1) require any of Qwest and its Subsidiaries to sell or otherwise dispose of any substantial amount of the assets of any of Qwest, the Company and their respective Subsidiaries, whether as a condition to obtaining any Approval from a Governmental Body or any other person or for any other reason, or (2) prevent Qwest from engaging in any activities, discussions or negotiations with respect to a Business Combination Transaction with respect to any of Qwest and its Subsidiaries, entering into any agreements or other arrangements with respect to the same or concluding any transactions contemplated by, or believed by any of Qwest and its Subsidiaries to be in furtherance of, such Business Combination Transaction, and no such actions by any of Qwest and its Subsidiaries with respect to such a Business Combination Transaction shall constitute a breach of any representation, warranty, covenant or agreement of Qwest or Qwest Subsidiary in any Transaction Document.

                  (d) Notification. Give prompt notice to the other parties to this Agreement or any other Transaction Document, as the case may be, of (1) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty of the party contained herein or therein to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date, any failure of the party to perform or otherwise comply with, in any material respect, any covenant, condition or agreement to be performed or complied with by it hereunder or thereunder and (2) the receipt by the party of written or oral notice from any Governmental Body or other person stating, or causing such party to believe, that there is a reasonable likelihood that an Approval required by this Agreement to be obtained from such Governmental Body or other person will not be obtained timely or at all; which covenant of notification shall not limit the right of any other party hereunder or thereunder to require as a condition precedent to the performance of its obligations hereunder or thereunder the continuing accuracy and performance of the representations and warranties and covenants of the notifying party made herein or therein and to receive an unqualified certificate with respect to the same.

                  (e) Publicity and Reports; Communications with Employees. Except as may be required by applicable laws, court process or by obligations pursuant to any Regulation of the NASD, as the case may be, refrain from issuing any press release or make any public filings with respect to the Transactions, without affording the other parties the opportunity to review and comment upon such release or filing; and, until the Effective Time, cooperate with the other parties in determining the method and content of written and oral communications by the parties and their respective Subsidiaries to employees of the Company and its Subsidiaries.

                  (f) Confidentiality. Keep confidential any information disclosed by any other party or its representatives to the covenanting party or its representatives, whether before or after the date of this Agreement, in connection with the Transactions or the discussions and negotiations preceding the execution of the Transaction Documents, and to not use such information other than as contemplated by the Transaction Documents, in each case unless such information (1) becomes generally available to the public other than as a result of a disclosure by the receiving party or its representatives or (2) was available or becomes available to the receiving party or any of its representatives on a non-confidential basis, provided that the source of such information was not then known by the receiving party or its representatives, after reasonable investigation, to be bound by a confidentiality agreement with or other obligation of confidentiality to the other party or any of its affiliates with respect to such information, except in each case to the extent the duty as to confidentiality is waived in writing by the other party; and if this Agreement is terminated, use reasonable efforts to return upon written request from any other party all documents (and reproductions of those documents) received by it or its representatives from the other party (and, in the case of reproductions, all reproductions made by the receiving party) unless the recipients provide assurances reasonably satisfactory to the requesting party that the documents have been destroyed.

                  (g) Tax-Free Reorganization. Use, and cause its Affiliates to use, reasonable best efforts to cause the Merger to qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code including, without limitation, complying with the recording and reporting requirements under Section 1.368-3 of the United States Treasury Regulations; and not take, and cause its Affiliates not to take, any action that could cause the Merger not to qualify as a tax-free reorganization under those Sections and take the position for all purposes that the Merger qualifies as a tax-free reorganization under those Sections.

                  (h) Further Assurances. Promptly upon request by any other party, correct any defect or error that may be discovered in any Transaction Document or in the execution or acknowledgement of any Transaction Document and execute, acknowledge, deliver, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments as the requesting party may reasonably require from time to time in order (1) to carry out more effectively the purposes of each Transaction Document, (2) to enable the requesting party to exercise and enforce its rights and remedies and collect any payments and proceeds under each Transaction Document, (3) to enable any party to prepare, execute and file all Tax Returns and other documents with respect to any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, transfer, recording, registration and other fees and similar taxes that become due in connection with the Transactions and (4) to better transfer, preserve, protect and confirm to the requesting party the rights granted or now or hereafter intended to be granted to the requesting party under each Transaction Document or under each other instrument executed in connection with any Transaction Document.

                  Section   6.2   Proxy    Statement/Prospectus;    Registration
Statement. As soon as practicable following the execution of this Agreement, each of the Company and Qwest shall

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



prepare and file with the Securities and Exchange Commission the Proxy Statement/Prospectus and each of the Company and Qwest shall use its reasonable best efforts to have the Proxy Statement/Prospectus cleared by the Securities and Exchange Commission as promptly as practicable. As soon as practicable following such clearance, Qwest shall prepare and file with the Securities and Exchange Commission the Registration Statement, of which the Proxy Statement/Prospectus will form a part, and shall use its reasonable best efforts to have the Registration Statement declared effective by the Securities and Exchange Commission as promptly as practicable thereafter. The Company and Qwest shall cooperate with each other in the preparation of the Proxy Statement/Prospectus, and each shall provide to the other promptly copies of all correspondence between it or any of its representatives and the Securities and Exchange Commission. Each of the Company and Qwest shall furnish to the other all information concerning it and its Affiliates required to be included in the Proxy Statement/Prospectus and the Registration Statement. As promptly as practicable after the effectiveness of the Registration Statement, the Company shall mail the Proxy Statement/Prospectus to the stockholders of the Company and Qwest shall mail the Proxy Statement/Prospectus to the stockholders of Qwest. No amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement shall be made without the approval of each of the Company and Qwest, which approval shall not be unreasonably withheld, conditioned or delayed. Each of the Company and Qwest shall advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any amendment thereto or any supplement or amendment to the Proxy Statement/Prospectus has been filed, or the issuance of any stop order, or the suspension of the qualification of Qwest Common Stock to be issued in the Merger for offering or sale in any jurisdiction, or of any request by the Securities and Exchange Commission or the NASD for amendment of the Registration Statement or the Proxy Statement/Prospectus. The parties shall take any action required to be taken under state blue sky or securities Regulations in connection with the Transactions.

                  Section 6.3 Letters of Accountants. Each of the Company and Qwest shall use commercially reasonable efforts to cause to be delivered to the other "comfort" letters of PricewaterhouseCoopers LLP, the Company's independent public accountants, and of KPMG Peat Marwick LLP, Qwest's independent public accountants, respectively, in each case, dated and delivered on the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Boards of Directors of the Company and Qwest, in form and substance reasonably satisfactory to the other and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                                   ARTICLE VII

                             ADDITIONAL COVENANTS OF
                                   THE COMPANY

                  Section 7.1 Affirmative Covenants of the Company. The Company agrees for the benefit of Qwest and Qwest Subsidiary that, until the Effective Time (or, with respect to the covenant set forth in Section 7.1(m), for the period set forth therein), the Company shall, and shall cause each of its Subsidiaries to, do the following:

                  (a) NASDAQ. Take all action required, if any, to cause the Company Common Stock to continue to be listed for trading on the NASDAQ and give such notice to the NASDAQ as shall be required, if any, with respect to the Transaction Documents and the Transactions.

                  (b) Maintenance of Records. Keep adequate records and books of account reflecting all its financial transactions, keep minute books containing accurate records of all meetings and accurately reflecting all corporate action of its stockholders and its Board of Directors (including committees) and keep stock books and ledgers correctly recording all transfers and issuances of all capital stock, in each case in the Ordinary Course.

                  (c) Maintenance of Properties. Maintain, keep and preserve all the Company Properties in the Ordinary Course.

                  (d) Conduct of Business. Except as otherwise contemplated by this Agreement, continue to engage in the Ordinary Course in the same lines of business as conducted by it on the date of this Agreement; use its reasonable best efforts to keep available the services of its present officers, employees and consultants who are integral to the operation of its business as so conducted; and use its reasonable best efforts to preserve the business of the Company and its Subsidiaries and to preserve the goodwill of customers, suppliers and others having business relations with any of the Company and its Subsidiaries.

                  (e) Maintenance of Insurance. Maintain insurance in the Ordinary Course.

                  (f) Payment of Taxes. (1) Timely file (or cause to be filed) all Tax Returns that are required to be filed by it, except for the filing of such Tax Returns as to which the failure to file, individually or in the aggregate, could not reasonably be expected to have a Materially Adverse Effect, and (2) pay (or cause to be paid) before they become delinquent all Taxes required to be paid when due whether or not shown or such Tax Returns and any assessment received by it or otherwise required to be paid, except Taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained in accordance with GAAP, or amounts of Taxes and assessments which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (g)  Reporting  Requirements.   Furnish  to  Qwest  and  Qwest
Subsidiary:

                          (1) Adverse events. Promptly after the occurrence, or failure to occur, of any such event, information with respect to any event (A) which could reasonably be expected to have a Material Adverse Effect, (B) which, if known as of the date of this Agreement, would have been required by any Transaction Document to be disclosed to Qwest or Qwest Subsidiary, (C) which could reasonably be expected to cause any representation or warranty contained in any Transaction Document with respect to the Company or a Subsidiary to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or (D) which constitutes an Option Trigger (as defined in the Option Agreements) or which would enable Qwest to exercise an Option;

                          (2) Monthly financial statements. As soon as available, and in any event within 30 days after the end of each month, the consolidated balance sheet of the Company and its consolidated
         Subsidiaries as of the end of the month and the related consolidated statements of income (loss) for the portion of the fiscal year of the Company ended with the last day of the month, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year (subject to year-end adjustments);

                          (3) Notice of litigation. Promptly after the commencement of each such matter, notice of all Actions affecting the Company or a Subsidiary that, individually or in the aggregate, if determined adversely to any of them, could reasonably be expected to have a Material Adverse Effect;

                          (4) Access to  information.  Afford to Qwest and Qwest
         Subsidiary and their respective officers, employees, financial advisors, attorneys, accountants and other representatives, reasonable access and duplicating rights (at the requesting party's expense) during normal business hours and upon reasonable advance notice to all its properties, books, contracts, commitments, personnel and records; furnish as promptly as practicable to Qwest and Qwest Subsidiary and their respective officers, employees, financial advisors, attorneys, accountants and other representatives such information with respect to the business, properties, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries as they may from time to time reasonably request and instruct the officers, employees, financial advisors, attorneys, accountants and other representatives of each of the Company and its Subsidiaries to cooperate with Qwest and Qwest Subsidiary and their respective officers, employees, financial advisors, attorneys, accountants and other representatives in their investigation of each of the Company and the Subsidiaries;

                          (5) Reports to creditors and other persons. Promptly after the furnishing of each such document, copies of any statement or report furnished to any other person pursuant to the terms of the Company Credit Facilities or any other indenture, loan or credit or similar agreement and not otherwise required by any other clause of this Section 8.1 to be furnished to Qwest and Qwest Subsidiary; and

                          (6) General information. Such other information respecting the condition or operations, financial or otherwise, of any of the Company and its Subsidiaries as Qwest or Qwest Subsidiary may from time to time reasonably request.

                  (h) Affiliate Agreements. Deliver to Qwest and Qwest Subsidiary a list (reasonably satisfactory to counsel for Qwest and Qwest Subsidiary), setting forth names and addresses who are, at the time of the Company Stockholders Meeting, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act; furnish such information and documents as Qwest and Qwest Subsidiary may reasonably request for the purpose of reviewing such list; and obtain from each such person the written agreement referred to in Section 3.1(l), without cost or other liability to any of the Company, its Subsidiaries, Qwest and Qwest Subsidiary.

                  (i) Company Stock Options. Cancel all securities of any of the Company and the Subsidiaries which, after the Effective Time, would be convertible into or exchangeable or exercisable for any shares of capital stock of any of the Surviving Corporation and its Subsidiaries, and use reasonable best efforts to obtain the written acknowledgement of each holder of a Company Stock Option that such Company Stock Option from and after the Effective Time is exercisable for shares of Qwest Common Stock as provided in Section 1.1(l), in each case without cost or other liability to any of the Company, its Subsidiaries, Qwest and Qwest Subsidiary.

                  (j)   Stockholder   Agreements.   Obtain  from  the  Principal
Stockholders the Stockholders Agreements, without cost or other liability to any of the Company, its Subsidiaries, Qwest and Qwest Subsidiary.

                  (k) Company Stockholders Meeting; Proxy Statement/Prospectus.

                          (1) The Company (to the extent necessary, acting through its Board of Directors) shall, in accordance with applicable Regulations and as soon as practicable following the execution and delivery of this Agreement, (A) duly call, give notice of, convene and hold a meeting of the stockholders of the Company (the "Company Stockholders Meeting") for the purpose of considering the approval of this Agreement and the Merger, which date shall be not less than 20 days after the date the Proxy Statement/Prospectus shall be first mailed to the stockholders of the Company, (B) fix a record date for determining stockholders entitled to vote at the Company Stockholders Meeting and (C) subject to Section 7.2(z), include in the Proxy Statement/Prospectus the recommendation by the Board of Directors of the Company that the stockholders of the Company approve this Agreement and the Merger.

                          (2) Notwithstanding the provisions of Section 7.2(z) and this Section 7.1(k), the obligations of the Company under Section 7.1(k)(1) shall not be affected by the withdrawal or modification by the Board of Directors of the Company Board Approval with respect to any matter. Without limiting the generality of the foregoing, the Company shall submit this Agreement and the Merger to the stockholders of the Company whether or not the Board of Directors of the Company determines that this Agreement and the Merger are no longer advisable and recommends that the stockholders of the Company reject this Agreement and the Merger.

                  (l) Teleway Agreement. Use reasonable best efforts to amend and restate the Agreement of General Partnership of Icon CMT Corp. and Teleway Corporation Partners dated as of November 17, 1997, so as to reorganize the partnership created thereunder as a limited liability partnership or limited liability company organized under the laws of the State of Delaware, on terms no less favorable to the Company than those in effect on the date of this Agreement.

                  (m) Qwest Services. If a Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries shall be consummated within 12 months following the termination of obligations of the parties under this Agreement pursuant to Section 9.1(a) (other than pursuant to Section 9.1(a)(4)), (1) the Company and its Subsidiaries shall purchase from one or more of Qwest and its Subsidiaries products and services (including tariff and non-tariff services and facilities) selected by the Company in its sole discretion that are generally offered for sale by Qwest or such Subsidiary, at the prices and on the terms and conditions generally offered by Qwest or such Subsidiary from time to time during such period to customers of similar products and services at similar volume and commitment levels, for an aggregate purchase price equal to (A) $30,000,000 less (B) the aggregate purchase price for products and services purchased by the Company and its Subsidiaries from any of Qwest and its Subsidiaries from the Termination Date to the date of the consummation of such Business Combination Transaction, provided that purchases pursuant to commitments or agreements in existence on such date of consumation that were made by the other parties to such Business Combination Transaction and their respective Affiliates shall not be included in determining whether the Company shall have satisfied its obligation under this
Section 7.1(m), (2) the Company shall purchase such products and services within a period of months following such date of consummation that is equal to (A) 12 months less (B) the quotient obtained by dividing 2 into the number of whole months (determined as periods of 30 or 31 consecutive days, as appropriate) that shall have elapsed between the Termination Date and such date of consummation and (3) on such date of consummation, and as a condition to such consummation, the Company shall pay to Qwest a portion of the amount determined pursuant to the preceding clause (1) that is equal to (A) $2,500,000 times the number of whole months (determined as periods of 30 or 31 consecutive days, as appropriate) that shall have elapsed between the Termination Date and such date of consummation less (B) the aggregate purchase price for products and services purchased from any of Qwest and its Subsidiaries from the Termination Date to such date of consummation.

                  Section 7.2 Negative Covenants of the Company. The Company agrees for the benefit of Qwest and Qwest Subsidiary that, until the Effective Time (or, with respect to the covenant set forth in Section 7.2(aa) for the period set forth therein) and except as contemplated by the Transaction Documents or unless the Company shall have obtained the prior written approval of Qwest and Qwest Subsidiary (which approval may be granted, withheld, delayed or conditioned in their sole discretion), the Company shall not, and shall not permit any of its Subsidiaries to, do any of the following or enter into any agreement or other arrangement (other than the Transaction Documents) with respect to any of the following:

                  (a)   Dissolution.   Dissolve  any  of  the  Company  and  its
Subsidiaries, or take any action in contemplation thereof.

                  (b) Charter documents. Amend its articles of incorporation, certificate of incorporation, bylaws, operating agreement or limited partnership agreement, as applicable.

                  (c) Capitalization. Any of (1) issue any shares of capital stock or other Equity Securities, except in connection with the exercise of any Company Stock Options or Company Warrants, (2) enter into an agreement or other arrangement having the effect of restricting the voting or transfer of any Equity Securities of any of the Company and its Subsidiaries, (3) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (4) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock; provided that the Company may amend the Company's 1995 Stock Option Plan in the manner contemplated by the Proxy Statement dated August 24, 1998 of the Company..

                  (d) Debt. Create, incur, assume or suffer to exist any Debt, except:

                          (1) any Debt under the Company Credit Facilities on the terms and conditions thereof in existence as of the date of this Agreement in an aggregate amount not exceeding $10,000,000 at any time outstanding;

                          (2) any Debt as lessee under capitalized leases entered into in the Ordinary Course in an aggregate amount not exceeding $2,000,000 in the aggregate at any time outstanding;

                          (3) any other Debt existing on the date of this Agreement, and all amendments, extensions, modifications, refunding, renewals, refinancings and substitutions thereof, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby and the other terms and conditions thereof, taken as a whole, are not less advantageous to the Company and its Subsidiaries than those in existence as of the date of this Agreement; and

                          (4) any Debt under the Qwest Credit Facility.

                  (e) Liens. Create, incur, assume, or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except Permitted Liens.

                  (f) Liabilities. Either (1) incur any Liability, except Liabilities (A) incurred in the Ordinary Course or (B) expressly contemplated by the Transaction Documents or (2) pay, discharge or satisfy any Liabilities, except Liabilities (A) reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Company and its

Subsidiaries  referred to in Section 4.5,  (B) incurred in the Ordinary  Course,
(C) legally required to be paid, discharged or satisfied or (D) expressly contemplated by the Transaction Documents.

                  (g) Settle Litigation. Settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid (which are not payable or reimbursable under policies of insurance maintained by or on behalf of any of the Company and its Subsidiaries), individually in an amount in excess of $50,000 and in the aggregate in an amount in excess of $100,000, other than in consultation and cooperation with Qwest and Qwest Subsidiary, and, with respect to any such settlement, with the prior written consent of Qwest and Qwest Subsidiary.

                  (h) Restricted Payments. Declare or make any Restricted Payment to any person other than any of the Company and its Wholly-Owned Subsidiaries.

                  (i) Capital Expenditures. Make (or commit to make) any Capital Expenditures except in accordance with the Company's budget for 1998, as delivered to Qwest, and, thereafter, in accordance with a budget approved by Qwest and Qwest Subsidiary.

                  (j) Acquisitions. Acquire (1) by merger, consolidation, acquisition of stock or assets, or otherwise, all or substantially all of the Equity Securities of any corporation, partnership, limited liability company, joint venture, association, trust, unincorporated association or other entity or organization or (2) any assets, in each case, except for fair value and in the Ordinary Course.

                  (k) Investments. Make or acquire any Investment in any person, other than (1) Investments in Wholly-Owned Subsidiaries, (2) Investments existing on the date of this Agreement in other Subsidiaries and (3) Investments pursuant to the cash management policy approved by the Board of Directors of the Company as of the date hereof, including, without limitation, any extension of the maturity, renewal, refunding or modification of such existing Investments in other Subsidiaries and all amendments, extensions, modifications, refundings, renewals and substitutions of such existing Investments, but only if the aggregate amount of such existing Investments shall not increase except as a result of the accrual of interest, dividends and other amounts payable in respect of such Investments.

                  (l) Mergers, Etc. Merge or consolidate with any person, sell, lease, license or dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to any person or acquire all or substantially all of the assets or the business of any person, or take any other action to effect, any Business Combination Transaction (other than the Transactions), in each case whether in one transaction or in a series of transactions, except that a Subsidiary may merge into or transfer assets to the Company or a Wholly-Owned Subsidiary.

                  (m) Leases. Create, incur, assume or suffer to exist, pursuant to a Guarantee or otherwise, any obligation as lessee for the rental or hire of any real or personal property, except the following:

                          (1) conditional sale contracts that are Permitted Liens and any extensions or renewals of those contracts;

                          (2)  capitalized   leases  that  are  permitted  under
         Section 7.2(d) and any extensions or renewals of those leases;

                          (3) leases existing on the date of this Agreement and any extensions or renewals of those leases;

                          (4) leases (other than capitalized leases) entered into in the Ordinary Course and any extensions or renewals of those leases; and

                          (5) leases for office space in Philadelphia.

                  (n) Sale and Leaseback. Transfer any real or personal property to any person and thereafter directly or indirectly lease back the same or similar property for an aggregate sales price in excess of $2,000,000 in any calendar quarter.

                  (o) Sale or Lease of Assets. Transfer any of its assets now owned or hereafter acquired (including, but not limited to, shares of capital stock and indebtedness of Subsidiaries and leasehold interests), except the following:

                          (1) assets that are no longer used or useful in the conduct of its business; and

                          (2) assets that are transferred for fair value and in the Ordinary Course.

                  (p) Conduct of Business. Either (1) engage in any line of business that is not conducted by it on the date of this Agreement or (2) except as contemplated by the Transaction Documents or otherwise in furtherance of the conclusion of the Transactions, enter into any agreement, arrangement, commitment, contract or transaction, amend or terminate any of the same, take any action or omit to take any action or otherwise conduct any of its affairs, in any case not in the Ordinary Course.

                  (q) Confidential Information. Except as otherwise expressly permitted by the proviso to Section 7.2(z) with respect to a Business Combination Transaction or pursuant to confidentiality agreements with respect to the business, properties and operations of the Company and its Subsidiaries in effect as of the date of this Agreement or entered into thereafter in the Ordinary Course, use or disclose to any person (other than Qwest, Qwest
Subsidiary and their Affiliates), except as required by law, any material non-public information concerning the business, properties, operations, prospects or condition (financial or otherwise) of any of the Company and its Subsidiaries.

                  (r) Transactions with Affiliates. Enter into any transaction (including, but not limited to, the purchase, sale or exchange of property or the rendering of any service or the amendment, modification or termination of any of, or waiver of any provision of, the Company

Affiliate Agreements) with any of its directors, officers or stockholders having beneficial ownership of 5.0% or more of the shares of Company Common Stock then issued and outstanding, or with any of its Affiliates or the directors, officers or such stockholders thereof, except (1) transactions among the Company and its Wholly-Owned Subsidiaries, (2) transactions pursuant to agreements, arrangements or understandings that are set forth in Section 7.2(r) of the Company's Disclosure Schedule, (3) transactions that are expressly contemplated by the Transaction Documents, and (4) transactions that do not require the payment or provision by or to any of the Company and its Subsidiaries of money in an aggregate amount, or goods or services having an aggregate value, in excess of $25,000.

                  (s) Compliance With ERISA. Permit there to occur an Employee Plan Event that results in any material liability of any of the Company and its Subsidiaries.

                  (t) Compensation. Permit (1) an increase in the amount of compensation of any senior executive officer of any of the Company and its
Subsidiaries (including wages, salaries, bonuses, extra compensation, pension and continuation, severance or termination pay of all types, whether paid or accrued) that is not required by an existing agreement or, if not so required, is not in the Ordinary Course, (2) except as contemplated by Section 1.1(l), the adoption or amendment of, or acceleration of payment or vesting of the amounts payable or to become payable under, any bonus, profit sharing, compensation, severance, termination, stock option, stock purchase, stock appreciation rights, phantom stock, restricted stock or other stock-based plan, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any current or former officer, director, employee, consultant or agent of any of the Company and its Subsidiaries, (3) issuance of any additional Company Stock Options except for grants in the Ordinary Course in connection with the employment of new hires (x) in an aggregate amount not in excess of Company Stock Options exercisable for 50,000 shares of Company Common Stock in any calendar month and (y) in an amount for each such person not in excess of Company Stock Options exercisable for 15,000 shares of Company Common Stock, provided that this individual limit may be exceeded with the prior approval of Qwest, which approval shall not be unreasonably withheld, conditioned or delayed, (4) the payment of any benefit not required by any existing agreement, except for payments not material to the Company made in the Ordinary Course, (5) the adoption or amendment of any existing, employment, consulting, continuation pay, severance pay or termination pay agreement (including, without limitation, any such agreement that provides for the acceleration or payment of any benefit upon the occurrence of a change in control, however defined) with any officer, director or employee of any of the Company and its Subsidiaries or, except in accordance with the existing written policies of the Company or the Subsidiary, as the case may be, in existence as of the date of this Agreement, the grant of any continuation, severance or termination pay to any officer, director or employee of any of the Company and its Subsidiaries, except for severance or termination payments in each case not in excess of one month's salary or (6) the placement of any assets in any trust for the benefit of officers, directors or employees of any of the Company and its Subsidiaries; provided, however, that notwithstanding the foregoing, (w) each of the Company and its Subsidiaries may amend the provisions of any employee pension plan which is intended to be qualified under Section 401(a) of the Code in order to maintain such qualified status, (x) none of the Company and its Subsidiaries shall take any action, or refrain from taking any action, as the result of which the

Company and its Subsidiaries shall be, or upon the occurrence of any change of control (however defined) or other event become, obligated to pay any benefits, except for the acceleration in the vesting of Company Stock Options and the creation of the obligation to make certain parachute payments under employment agreements with the Principal Shareholders, (y) the Company may amend the Company's 1995 Stock Option Plan in the manner contemplated by the Proxy Statement dated August 24, 1998 of the Company and (z) each of the Company and the Subsidiaries may replace an existing benefit plan with a substantially similar plan containing terms and conditions on the whole not less favorable to the Company or the Subsidiary than the benefit plan so replaced.

                  (u) New Executive Officers. Employ, directly or indirectly (including as a consultant), any executive officers of any of the Company and its Subsidiaries not employed by the Company or such Subsidiary, as the case may be, in the same position or capacity on the date of this Agreement; provided that the consent of Qwest and Qwest Subsidiary with respect thereto shall not be unreasonably withheld, conditioned or delayed.

                  (v) Union Contracts. Enter into or amend any agreements with any labor union or other collective bargaining group, other than in the Ordinary Course.

                  (w) Stock of Subsidiary. Transfer any shares of capital stock of any Subsidiary, except in connection with a transaction permitted by Section 7.2(z).

                  (x) Taxes. Make any material Tax election or waiver or settle or compromise any material Tax liability.

                  (y) Accounting Changes. Except as disclosed in Section 7.2(y) of the Company's Disclosure Schedule, make or permit any significant change in accounting policies or reporting practices, except for any change required by GAAP, in the opinion of the Company's independent accountants.

                  (z) Business Combination Transactions. Do, or permit any of its officers, directors, employees, financial advisors and other representatives to do, any of the following or to enter into an agreement or other arrangement (other than the Transaction Documents) with respect to any of the following:

                          (1) enter into any agreement or other arrangement with respect to, or take any other action to effect, any Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries or publicly announce any intention to do any of the foregoing;

                          (2) solicit, initiate or encourage (including, without limitation, by way of furnishing information), or take any other action to facilitate, any inquiry or the making of any proposal to any of the Company, its Subsidiaries and its stockholders from any person (other than Qwest, Qwest Subsidiary or any Affiliate of, or any person acting in concert with, Qwest or Qwest Subsidiary) which constitutes, or may reasonably be expected to lead to, a proposal with respect to a Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries, or endorse any Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries;

                          (3) continue, enter into or participate in any activities, discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to the business, properties, operations, prospects or condition (financial or otherwise) of any of the Company and its Subsidiaries or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; or

                          (4) recommend that the stockholders of the Company accept or approve any Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries, modify or amend the Company Board Approval in any respect materially adverse to Qwest or Qwest Subsidiary or withdraw the Company Board Approval, or publicly announce any intention to do any of the foregoing;

provided, that this Section 7.2(z) shall not prohibit (1) the Company from (A) furnishing to any person (other than a Principal Stockholder or an Affiliate of, or other person acting in concert with, the Company or a Principal Stockholder) that has made an unsolicited, bona fide written proposal with respect to a Business Combination Transaction with respect to any of the Company and its Subsidiaries information concerning the Company and its Subsidiaries and the business, properties, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries or (B) engaging in discussions or negotiations with such a person that has made such written proposal with respect to a Business Combination Transaction, (2) following receipt of such written proposal with respect to a Business Combination Transaction, the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act, (3) following receipt of such written proposal with respect to a Business Combination Transaction, the Board of Directors of the Company from withdrawing or modifying the Company Board Approval or (4) following the payment by the Company of all amounts then owed by the Company to Qwest and Qwest Subsidiary pursuant to Section 9.2, the Board of Directors from terminating the obligations of the parties pursuant to Section 9.1(a)(9) in order to enter into an agreement with any person (other than Qwest, Qwest Subsidiary or any Affiliate of, or any person, acting in concert with, Qwest or Qwest Subsidiary) to effect a Superior Proposal; provided, however, that the Company or the Board of Directors of the Company, as the case may be,

                          (x) shall take any action referred to in the preceding clauses (3) and (4) with respect to such written proposal if such written proposal satisfies each of the following requirements (a "Superior Proposal"): (A) such written proposal is for (i) the acquisition from the Company or any holder thereof of Equity Securities of the Company as a result of which the holders of shares of Company Common Stock immediately before such transaction or series of transactions would beneficially own less than 40% of the shares of Company Common Stock issued and outstanding immediately after such transaction or series of transactions, (ii) the merger or consolidation of the Company with or into any person other than a Wholly-Owned Subsidiary or (iii) the transfer of all or substantially all the assets of the Company and its Subsidiaries and (B) with respect to such written proposal after the Board of Directors of the Company shall have concluded in good faith that (i) based on the advice of a financial advisor of nationally recognized reputation, taking into account the terms and conditions of such proposed Business Combination Transaction and the Merger Agreement respectively, all other legal, financial, regulatory and other aspects of such proposed Business Combination Transaction and the Merger, and respectively, the identity of the person making such written proposal,
         (a) such proposed Business Combination Transaction is reasonably capable of being completed and would, if completed, result in a transaction more favorable to the Company and its stockholders, other than the Principal Stockholders, from a financial point of view than would the Merger and (b) financing for such proposed Business Combination Transaction, to the extent required, is then committed by a financial institution or other source able to provide such financing and (ii) based on the advice of independent counsel for the Company, the failure to take such action would breach its fiduciary duties to the stockholders of the Company, other than the Principal Stockholders,

                          (y) shall furnish to the person making such written proposal any information referred to in the preceding clause (1)(A) and engage in the negotiations or discussions referred to in the preceding clause (B) only if the Board of Directors of the Company shall have determined in good faith that such written proposal is or is reasonably likely to be a Superior Proposal, and the Company shall then furnish such information to Qwest and Qwest Subsidiary (or shall have previously furnished such information to Qwest or Qwest Subsidiary) and such information shall be so furnished to such person pursuant to a customary confidentiality agreement and

                          (z) shall take any action referred to in the preceding clauses (1), (2) and (3) only if the Board of Directors of the Company shall, by written notice delivered to Qwest and Qwest Subsidiary not less than 24 hours prior thereto, inform Qwest and Qwest Subsidiary of its intention to take such action;

provided further, that the Company or the Board of Directors of the Company shall not take any action referred to in the preceding clauses (1), (3) and (4) if the Company Stockholders Meeting shall have occurred. The Company shall cease and cause to be terminated any existing activities, discussions or negotiations with all persons (other than Qwest, Qwest Subsidiary or any Affiliate of, or any person acting in concert with, Qwest or Qwest Subsidiary) conducted on or before the date of this Agreement with respect to any Business Combination Transaction. The Company shall inform each of its officers, directors, employees, financial advisors and other representatives of the obligations undertaken in this Section 7.2(z). If the Company, or any member of the Board of Directors thereof, receives a proposal or inquiry, in each case whether written or oral, with respect to a Business Combination Transaction with respect to any of the Company and its Subsidiaries, then the Company and its financial advisers and independent counsel shall, by written notice delivered within 24 hours after the receipt of such proposal or inquiry, inform Qwest and Qwest Subsidiary of the terms and conditions of such proposal or inquiry and the identity of the person making the proposal or inquiry with respect to such

Business Combination Transaction and shall keep Qwest and Qwest Subsidiary generally informed with reasonable promptness of any steps it is taking pursuant to the proviso to the first sentence of this Section 7.2(z) with respect to such proposal or inquiry. Nothing in this Section 7.2(z) shall permit the Company to terminate any obligations under this Agreement except pursuant to Article IX.

                  (aa) Restrictions on Qwest. If any Series Q Warrants or Options are then outstanding, take or recommend to its stockholders any action that would impose limitations on the legal rights to be enjoyed by any of Qwest and its permitted assigns, as the holder of Series Q Warrants or as a stockholder of the Company, upon the acquisition of shares of Company Common Stock or other securities pursuant to the exercise of then Series Q Warrants or any Option, including, without limitation, any action which would impose or increase restrictions on any of Qwest and its permitted assigns, based upon the size of its security holdings, the business in which it is engaged or other considerations applicable to it and not to security holders generally, whether
(a) by means of the issuance of or proposal to issue any other class of securities having voting power disproportionately greater than the equity investment in the Company represented by the Series Q Warrants, such shares of Company Common Stock or other securities, (b) by implementing or adopting a shareholder rights plan (sometimes referred to as a "poison pill") or issuing a similar security which has a "trigger" threshold of not less than the greatest number of shares of Company Common Stock that may be acquired by Qwest or its permitted assigns pursuant to the exercise of all Series Q Warrants and Options,
(c) by charter or by-law amendment or (d) by contract, arrangement or other means.



                                  ARTICLE VIII

                          ADDITIONAL COVENANTS OF QWEST

                  Section 8.1 NASDAQ Listing. Qwest agrees for the benefit of the Company that Qwest shall take all action required, if any, to cause the Qwest Common Stock that shall be issued in the Merger to be approved for inclusion in NASDAQ, if necessary, subject only to official notice of issuance, and give such notice to the NASD as shall be required, if any, with respect this Agreement and the Merger.

                  Section    8.2    Directors'    and    Officers'    Insurance;
Indemnification. Qwest agrees for the benefit of the Indemnified Persons as follows:

                  (a) For six years after the Effective Time, each of the Surviving Corporation and its Subsidiaries shall indemnify each person who is now, or has been at any time prior to the date of this Agreement, a director, officer, employee or agent of any of the Company and its Subsidiaries, and the successors and assigns of such person (individually, an "Indemnified Person" and, collectively the "Indemnified Persons"), to the same extent and in the same manner as is now provided in the respective certificates of incorporation, articles of incorporation, by-laws, operating agreements or limited partnership agreements, as applicable, of the Company and its Subsidiaries in effect on the date of this Agreement, with respect to any claim, liability, loss, damage, cost or expense, whenever asserted or claimed (an "Indemnified Liability"), based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time; provided that if any claim for indemnification shall be asserted or made within such six-year period, all rights to such indemnification in respect of such claim shall continue until the disposition of such claim.

                  (b) For six years after the Effective Time, the Surviving Corporation shall in effect policies of directors' and officers' liability insurance in amounts and for coverage agreed by the Company and Qwest to be appropriate in respect of the activities and operations of the Company and its Subsidiaries.

                  (c) Promptly after receipt by an Indemnified Person of notice of the assertion (an "Assertion") of any claim or the commencement of any action against the person in respect of which indemnity or reimbursement may be sought hereunder against any of the Surviving Corporation and its Subsidiaries (collectively, "Indemnitors"), such Indemnified Person shall notify any
Indemnitor in writing of the Assertion, but the failure to so notify any Indemnitor shall not relieve any Indemnitor of any liability it may have to such Indemnified Person hereunder except where such failure shall have materially prejudiced Indemnitor in defending against such Assertion. The Indemnitors shall be entitled to participate in and, to the extent the Indemnitors elect by written notice to such Indemnified Person within 30 days after receipt by any Indemnitor of notice of such Assertion, to assume the defense of such Assertion, at their own expense, with counsel chosen by the Indemnitors and reasonably satisfactory to an Indemnified Person. Notwithstanding that the Indemnitors shall have elected by such written notice to assume the defense of any Assertion, such Indemnified Person shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnified Person, but in such event the fees and expenses of such counsel shall be paid by such Indemnified Person. No Indemnified Person shall settle any Assertion without the prior written consent of Qwest nor shall Qwest settle any assertion without either (1) the written consent of all Indemnified Persons against whom such Assertion was a made or (2) obtaining a general release from the party making the Assertion for all Indemnified Persons as a condition of such settlement.

                  (d) If any Indemnified Person becomes involved in any capacity in any action, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, any matter, including the Transactions, existing or occurring at or prior to the Effective Time, then to the extent permitted by law the Surviving Corporation shall periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection herewith), subject to the provision by such Indemnified Person of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

                  Section 8.3 Employee Benefits Matters.

                  (a) Except as otherwise set forth in Section 1.1(l), in the case of any Company Employee Plans under which the employees' interests are based upon the Company Common Stock or the market price thereof (but which interests do not constitute stock options), Company and Qwest agree that such interests shall, from and after the Effective Time, be based on Qwest Common Stock determined in accordance with the Exchange Ratio.

                  (b) Except as otherwise expressly set forth in any Transaction Document, none of the Transaction Documents and none of the Transactions shall
(1) before or after the Effective Time, require the continued employment of any person by any of the Company, Qwest, the Surviving Corporation and their respective Subsidiaries or (2) after the Effective Time, prevent any of the Company, the Surviving Corporation and their respective Subsidiaries from taking any action or refraining from taking any action with respect to any person that may then be permitted by law.

                  Section 8.4 Access to Information. Qwest shall afford to the Company and its officers, employees, financial advisers, attorneys, accountants and other representatives, reasonable access during normal business hours and upon reasonable advance notice to senior management of Qwest to discuss publicly available information with respect to the business, properties, operations, prospects or condition (financial or otherwise) of Qwest and its Subsidiaries.



                                   ARTICLE IX

                                   TERMINATION

                  Section 9.1 Termination.

                  (a) The obligations of the parties under Articles I (other than Section 1.2) and VI (other than Section 6.1(f)) may be terminated on any date (the "Termination Date") prior to the Effective Time, whether before or after this Agreement and the Merger shall have been approved by the stockholders of the Company, in each case by:

                          (1) the agreement of the parties;

                          (2) the Company, on or after the date that is six months after the date of this Agreement, if (A) the Closing shall then not have occurred for any reason other than the breach or violation by the Company, in any material respect, of any of its representations, warranties, covenants and agreements set forth in this Agreement (a "Company Breach"), (B) a Company Breach shall not then have occurred and be continuing and (C) the Company shall have paid in full to Qwest and Qwest Subsidiary all amounts then owed to Qwest and Qwest Subsidiary pursuant to Section 9.2;

                          (3) Qwest or Qwest Subsidiary, on or after the date that is six months after the date of this Agreement, if (A) the Closing shall then not have occurred for any reason other than the breach or violation by Qwest or Qwest Subsidiary, in any material respect, of any of their respective representations, warranties, covenants and agreements set forth in this Agreement (a "Qwest Breach") and (B) a Qwest Breach shall then not have occurred and be continuing;

                          (4) the Company, on or after the date that is four months after the date of this Agreement, if (A) a Qwest Breach shall then have occurred and be continuing and (B) a Company Breach shall then not have occurred and be continuing;

                          (5) Qwest or Qwest Subsidiary, on or after the date that is four months after the date of this Agreement, if (A) a Company Breach shall have occurred and be continuing and (B) a Qwest Breach shall then not have occurred and be continuing;

                          (6) the Company, on or after the date of the Company Stockholders Meeting, and all adjournments thereof, if the stockholders of the Company shall not have approved this Agreement and the Merger and the Company shall have paid in full to Qwest and Qwest Subsidiary all amounts then owed to Qwest and Qwest Subsidiary pursuant to Section 9.2;

                          (7) Qwest or Qwest Subsidiary, on or after the date of the Company Stockholders Meeting, and all adjournments thereof, if the stockholders of the Company shall not have approved this Agreement and the Merger;

                          (8) Qwest or Qwest Subsidiary, if the Company or the Board of Directors of the Company shall have (A) authorized, recommended or proposed (or publicly announced its intention to authorize, recommend or propose) an agreement with respect to a Business Combination Transaction with respect to any of the Company and its Subsidiaries (other than the Transactions), (B) recommended (or publicly announced its intention to recommend) that the stockholders of the Company accept or approve any such Business Combination Transaction or (C) modified or amended (or publicly announced its intention to modify or amend) the Company Board Approval in any respect materially adverse to Qwest or Qwest Subsidiary or withdrawn (or publicly announced its intention to withdraw) the Company Board Approval; provided that (x) a communication of the Company to Qwest and Qwest Subsidiary that advises that the Company has received a written proposal with respect to a Business Combination Transaction and that takes no position with respect to such proposal or that advises that the Company is engaging in an activity permitted by clause (1) or (2) of the proviso to the first sentence of Section 7.2(z) with respect to a Superior Proposal, shall not be deemed to be a modification, amendment or withdrawal of the Company Board Approval and (y) a "stop-look-and-listen" communication of the nature contemplated in Rule 14d-9(e) under the Exchange Act with respect to an unsolicited tender offer or exchange offer that, if concluded in accordance with the terms thereof, would constitute or result in a Business Combination Transaction with respect to any of the Company and its Subsidiaries (other than the Transactions), without more, shall not be deemed to be a
                                       60
         modification, amendment or withdrawal of the Company Board Approval if, within the time period contemplated by Rule 14e-2 under the Exchange Act, the Board of Directors of the Company shall publicly confirm the Company Board Approval and recommend against the acceptance of such tender offer or exchange offer by the stockholders of the Company;

                  (9) the Company, prior to the date of the Company Stockholders Meeting, if (A) the Board of Directors of the Company shall have determined that an unsolicited, bona fide written proposal made by any person (other than a Principal Stockholder or an Affiliate of, or other person acting in concert with, the Company or a Principal Stockholder) with respect to a Business Combination Transaction with respect to any of the Company and its Subsidiaries is a Superior Proposal, (B) the Board of Directors of the Company shall have complied in all material respects with Section 7.2(z) with respect to actions taken or proposed to be taken by the Company or the Board of Directors of the Company with respect to such Superior Proposal, (C) the Company shall have notified Qwest and Qwest Subsidiary in writing, in each case not less than three full Business Days in advance of taking such action, of its election to terminate the obligations of the parties pursuant to this
         Section 9.1(a)(9) for the purpose of entering into an agreement to effect such Superior Proposal concurrently with such termination, (D) the Company and its advisors and representatives shall have discussed with Qwest and Qwest Subsidiary the modifications to the terms of this Agreement that would permit the Company to conclude the Merger in lieu of concluding such Superior Proposal, (E) at the end of such three Business Day period the Board of Directors of the Company shall have determined that such Superior Proposal continues to constitute a Superior Proposal, and (F) the Company shall have paid in full to Qwest and Qwest Subsidiary all amounts then owed to Qwest and Qwest Subsidiary pursuant to Section 9.2; or

                  (10) Qwest or Qwest Subsidiary, if there shall have occurred a Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries.

                  (b) Any termination of the obligations of the parties pursuant to this Section 9.1 shall be made by written agreement or by written notice from the terminating party to the other parties.

                  (c) The termination of the obligations of the parties pursuant to this Section 9.1 shall not relieve any party of any liability for a breach of any warranty, covenant or agreement, or for any misrepresentation, under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance, if available) for any breach or misrepresentation.

                  Section 9.2 Costs, Expenses and Fees.

                  (a) Termination Fee. The Company shall pay to Qwest in immediately available funds the sum of $7,000,000 (the "Termination Fee") as follows (1) in connection with the termination of the obligations of the parties or of this Agreement pursuant to any of clauses (6), (7), (8), (9) and (10) of Section 9.1(a), or, (2) if (A) the
Company or Qwest shall terminate the obligations of the parties or this Agreement pursuant to any of clauses (2) and (3) of Section 9.1(a), (B) at any time after the date of this Agreement and at or before the time of such termination there shall exist a proposal for a Business Combination Transaction with respect to any of the Company and its Subsidiaries (or the public announcement of a third party to commence or of its intention to pursue or engage in such a transaction) and (C) within 12 months of such termination, the Company enters into a definitive agreement with any third party with respect to a Business Combination Transaction with respect to any of the Company and its Subsidiaries or such a transaction is consummated.

                  (b) Collection Expenses; Interests. In addition to the other provisions of this Section 9.2, the Company shall promptly, but in no event later than three Business Days following receipt of written demand therefor, together with related bills or receipts, reimburse Qwest and Qwest Subsidiary for all reasonable out-of-pocket costs, fees and expenses (including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation) incurred in connection with collecting fees, expenses and other amounts due under this Section 9.2. Interest shall be paid on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

                  (c) Other  Expenses.  Except  as  otherwise  provided  in this
Section 9.2, whether or not the Merger is concluded, all costs and expenses incurred or paid by a party (including, without limitation, attorney's fees and expenses related to the Transactions and the preparation of the Transaction Documents, the Registration Statement or the Proxy Statement Prospectus) shall be paid by the party incurring or paying such expenses. Notwithstanding the foregoing, each of the Company and Qwest shall pay 50% of the costs and expenses of complying with the Securities Act, the Exchange Act and the Hart-Scott-Rodino Act (other than the attorney's fees and expenses related thereto or as stated in the preceding sentence).

                  (d) Company's Fees for Financial Advisors, Brokers and Finders. The Company shall pay or cause to be paid to the Company's Financial Advisor the entire amount of the fee, commission, expense reimbursement or other payment to which the Company's Financial Advisor shall become so entitled in connection with the Transactions, all without cost, expense or any other liability whatsoever to any of Qwest, Qwest Subsidiary and any other person.

                  (e) Qwest's Fees for Financial Advisors, Brokers and Finders. Qwest and Qwest Subsidiary shall pay or cause to be paid to any financial advisor retained by or on behalf of Qwest, the entire amount of the fee, commission, expense reimbursement or other payment to which such financial advisor shall become so entitled in connection with the Transactions, all without cost, expense or any other liability whatsoever to any of the Company, its Subsidiaries and any other person.

                                    ARTICLE X

                                  MISCELLANEOUS

                  Section 10.1 Notices. All notices, requests and other communications to any party or under any Transaction Document shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to a party at its address stated on the signature pages of this Agreement or any other Transaction Document or at any other address as the party may specify for this purpose by notice to the other parties. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

                  Section 10.2 No Waivers; Remedies; Specific Performance.


                  (a) No failure or delay by any party to or express beneficiary of any Transaction Document in exercising any right, power or privilege under such Transaction Document shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Transaction Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                  (b) In view of the uniqueness of the Transactions and the business, properties, operations, prospects and condition (financial and otherwise) of the Company and its Subsidiaries, a party to or express beneficiary of any Transaction Document would not have an adequate remedy at law for money damages in the event that such Transaction Document were not performed in accordance with its terms, and therefore each of the parties agrees that the other parties to and express beneficiaries of such Transaction Document shall be entitled to specific enforcement of the terms of such Transaction Document in addition to any other remedy to which it may be entitled, at law or in equity.

                  Section 10.3 Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Transaction Document, and no consent to any departure by a party to any Transaction Document from any provision of the Transaction Document, shall be effective unless it shall be in writing and signed and delivered by the other parties to the Transaction Document, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

                  Section   10.4    Successors   and   Assigns;    Third   Party
Beneficiaries.

                  (a) No party may assign its rights or delegate its obligations under this Agreement. Any assignment or delegation in contravention of this
Section 10.4 shall be void
ab initio and shall not relieve the assigning or delegating party of any obligation under this Agreement.

                  (b) The provisions of each Transaction Document shall be binding upon and inure solely to the benefit of the parties to such Transaction Document, and, except and to the extent that persons are expressly identified therein as beneficiaries of one or more of the provisions thereof, nothing in any Transaction Document is intended to or shall confer upon any other person any right, benefit or remedy whatsoever under or by reason of any Transaction Document (including, without limitation, by means of subrogation). Without limiting the generality of the foregoing, (1) the provisions of Section 7.2(aa) are intended to be for the express benefit of Qwest and its permitted assigns under each Option Agreement, (2) the provisions of Section 8.2 are intended to be for the express benefit of Indemnified Persons and their respective heirs, executors, legal representatives, successors and permitted assigns, and no other person and (3) the provisions of Section 8.3 are not intended for the benefit of, and may not be relied upon or enforced by, any employee of any of the Company, Qwest, the Surviving Corporation or their respective Subsidiaries and their respective heirs, executors, legal representatives, successors and permitted assigns.

                  Section 10.5 Accounting Terms and Determinations. Unless otherwise specified, all accounting terms shall be interpreted, all accounting determinations shall be made, all records and books of account shall be kept and all financial statements required to be prepared or delivered shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes approved by the Company's independent public accountants) with the latest audited financial statements referred to in Section 4.5.

                  Section 10.6 Governing Law. Each Transaction Document shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles, except that the Certificate of Merger shall be governed by and construed in accordance with the laws of the State of Delaware.

                  Section 10.7 Counterparts; Effectiveness. Each Transaction Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

                  Section 10.8 Severability of Provisions.

                  (a) Any provision of any Transaction Document that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Transaction Document or affecting the validity or enforceability of the provision in any other jurisdiction.

                  (b) The parties  agree that the amount of the fees provided in
Section 9.2(b) is fair and reasonable. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of any such fee exceeds the maximum amount permitted by law, then the amount of such fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by a court of competent jurisdiction.

                  Section 10.9 Headings and References. Article and section headings in any Transaction Document are included in the Transaction Document for the convenience of reference only and do not constitute a part of the Transaction Document for any other purpose. References to parties, express beneficiaries, articles and sections in any Transaction Document are references to the parties to or the express beneficiaries, articles and sections of the Transaction Document, as the case may be, unless the context shall require otherwise.

                  Section 10.10 Entire Agreement. The Transaction Documents embody the entire agreement and understanding of the respective parties, and supersede all prior agreements or understandings, with respect to the subject matters of the Transaction Documents.

                  Section 10.11 Survival. Except as otherwise specifically provided in any Transaction Document, each representation and warranty of each party to the Transaction Document contained in or made pursuant to the Transaction Document shall remain in full force and effect notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by such other party of an obligation under the Transaction Document.

                  Section 10.12 Exclusive Jurisdiction. Each party, and each express beneficiary as a condition to its right to enforce or defend its rights under or in connection with any Transaction Document, (1) agrees that any Action with respect to any Transaction Document or any Transaction shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, State of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any Action in those jurisdictions; provided, however, that any party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may thereafter not be asserted by such party in an original Action in the courts referred to in clause
(1) above.

                  Section 10.13 Waiver of Jury Trial. Each party, and each express beneficiary as a condition to its right to enforce or defend its rights under or in connection with any Transaction Document, waives any right to a trial by jury in any Action to enforce or defend any right under any Transaction Document and agrees that any Action shall be tried before a court and not before a jury.

                  Section 10.14 Affiliate. Nothing contained in any Transaction Document shall constitute Qwest or Qwest Affiliate an "affiliate" of any of the Company and its Subsidiaries within the meaning of the Securities Act and the Exchange Act, including, without limitation, Rule 501 under the Securities Act and Rule 13e-3 under the Exchange Act.

                  Section 10.15 Non-Recourse. No recourse under any Transaction Document shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of any party or the stockholders, directors, officers, employees, agents and Affiliates of the party or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, stockholder, director, officer, employee, agent or Affiliate, as such, for any obligations of the party under this Agreement or any other Transaction Document or for any claim based on, in respect of or by reason of such obligations or their creation.


                              --------------------

                           [Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above in New York, New York.



                                  ICON CMT CORP.



                                  By:      /s/ SCOTT A. BAXTER
                                           Scott A. Baxter
                                           President and Chief Executive Officer

                                  Address:  1200 Harbor Boulevard
                                            Weehawken, NJ 07087
                                            Attention:  Scott A. Baxter
                                            Fax: 201-601-1917

                                  With a copy to:

                                            Parker Chapin Flattau & Klimpl, LLP
                                            1211 Avenue of the Americas
                                            New York, NY  10036
                                            Attention: Michael Weinsier
                                            Fax: 212-704-6288

                                  QWEST COMMUNICATIONS INTERNATIONAL
                                    INC.


                                  By:      /s/ JOSEPH P. NACCHIO
                                           Joseph P. Nacchio
                                           President and Chief Executive Officer

                                  Address:  1000 Qwest Tower
                                            555 Seventeenth Street
                                            Denver, Colorado  80202
                                            Attention:  Marc B. Weisberg
                                            Fax: 303-992-1723

                                  With a copy to:

                                            O'Melveny & Myers LLP
                                            153 East 53rd Street
                                            New York, NY  10022
                                            Attention: Drake S. Tempest
                                            Fax:  212-326-2061


                                  QWEST 1998-I ACQUISITION CORP.


                                  By:      /S/ MARC B. WEISBERG
                                           Marc B. Weisberg
                                           Vice President

                                  Address:  1000 Qwest Tower
                                             555 Seventeenth Street
                                             Denver, Colorado  80202
                                             Attention: Marc B. Weisberg
                                             Fax: 303-992-1723

                                  With a copy to:

                                             O'Melveny & Myers LLP
                                             153 East 53rd Street
                                             New York, NY  10022
                                             Attention: Drake S. Tempest
                                             Fax:  212-326-2061

                                                                         ANNEX 1
                                DEFINITION ANNEX


                  "Access Agreement" means the Security Agreement dated as of August ____, 1996, between the Company and Access Graphics, Inc., as of the date of this Agreement.

                  "Action" against a person means an action, suit, investigation, complaint or other proceeding threatened or pending against or affecting the person or its property, whether civil or criminal, in law or in equity or before any arbitrator or Governmental Body.

                  "Affiliate" of a person means (1) any other person that directly or indirectly controls, is controlled by or is under common control with, such person or any of its Subsidiaries and (2) if such person is an individual, any other individual that is a relative (by blood or marriage) of such person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                  "Approval" means an authorization, consent, approval or waiver of, clearance by, notice to or registration or filing with, or any other similar action by or with respect to a Governmental Body or any other person and the expiration or termination of all prescribed waiting, review or appeal periods with respect to any of the foregoing.

                  "Average Market Price" has the meaning stated in Section 1.1(a)(2) of this Agreement.

                  "beneficially own" or "beneficial ownership" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Regulation 13D-G under the Exchange Act), except as provided below, including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a person shall include securities beneficially owned by all Affiliates of such person and all other persons with whom such person would constitute a Group.

                  "Business Combination Transaction" with respect to any person and its Subsidiaries means, whether concluded or intended to be concluded in one transaction or a series of related transactions, each of the following:

                          (1) the acquisition from any of such person and its Subsidiaries, or from any holder thereof, of any Equity Securities of any of such person and its Subsidiaries as a result of which the holders of Equity Securities of any of such person and its Subsidiaries immediately before such transaction or series of transactions would beneficially own less than 80% of the Equity Securities of such person or such

                                      DEF-1

         Subsidiary, as the case may be, issued and outstanding immediately after such transaction or series of transactions;

                          (2) the merger or consolidation of any of such person and its Subsidiaries with or into any person other than such person or its Wholly-Owned Subsidiary;

                          (3) the transfer of a substantial portion of the assets of any of such person and its Subsidiaries to any person or Group other than such person or its Wholly- Owned Subsidiary; or

                          (4) any transaction (whether or not any of such person and its Subsidiaries shall be a party thereto) as a result of which a majority of the members of the board of directors, or similar officials, of such person or such Subsidiary would not be persons who on the day after the closing date of such transaction were members of the board of directors, or similar officials, or who were nominated for election or elected with the approval of a majority of the directors, or similar officials, who were directors, or similar officials, on that date or whose nomination or election was previously so approved.

                  "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday in the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

                  "Capital Expenditure" of a person means payments that are made by the person for the rental, lease, purchase, construction or use of any property the value or cost of which should be capitalized and appear on the balance sheet of the person in the category of property, plant or equipment, without regard to the manner in which the payments or the instrument pursuant to which they are made are characterized by the person including, without but not limited to, payments for the installment purchase of property under conditional sale contracts and payments under capitalized leases.

                  "Certificate of Merger" has the meaning stated in Section 1.1(a) of this Agreement.

                  "Certificates" has the meaning stated in Section 1.1(b) of this Agreement.

                  "Closing" has the meaning stated in Section 2.1 of this Agreement.

                  "Closing Date" has the meaning stated in Section 2.1 of this Agreement.

                  "Code" has the meaning stated in Recital C to this Agreement.

                  "Company" has the meaning stated in the heading to this Agreement.

                                      DEF-2

                  "Company Affiliate Agreements" means, collectively, the agreements between any of the Company and its Subsidiaries, on the one part, and any director or officer of any of the Company and its Subsidiaries, any stockholder having beneficial ownership of 5.0% or more of the shares of Company Common Stock then issued and outstanding or any Affiliate of any of the foregoing, and all stockholders' agreements and voting trusts with respect to the Company.

                  "Company Balance Sheet" has the meaning stated in Section 4.5(a).

                  "Company Board Approval" has the meaning stated in Section 4.24(a) of this Agreement.

                  "Company Breach" has the meaning stated in Section 9.1(a)(2) of this Agreement.

                  "Company Common Stock" has the meaning stated in Section 1.1(a)(2) of this Agreement.

                  "Company Credit Facilities" means the Financing Agreement dated August 13, 1996, between The CIT Group/Business Credit, Inc., as lender, and the Company, as borrower, as amended and modified as of the date hereof and the Security Agreement dated October 9, 1996, between Frontier Media Group, Inc., a Pennsylvania corporation, and Meridian Bank.

                  "Company Employee Plan" means any Employee Plan of any of the Company and its Subsidiaries.

                  "Company ERISA Plan" means any ERISA Plan of any of the Company and its Subsidiaries.

                  "Company Licenses" has the meaning stated in Section 4.11 of this Agreement.

                  "Company Material Contracts" has the meaning stated in Section 4.20(a) of this Agreement.

                  "Company Preferred Stock" has the meaning stated in Section 4.13(a) of this Agreement.

                  "Company Properties" has the meaning stated in Section 4.15(a) of this Agreement.

                  "Company Proprietary Rights" has the meaning stated in Section 4.16(a) of this Agreement.

                                      DEF-3

                  "Company Qualified Plan" means any Qualified Plan of any of the Company and its Subsidiaries.

                  "Company SEC Documents" has the meaning stated in Section 4.22 of this Agreement.

                  "Company Stock Option" has the meaning stated in Section 1.1(l)(1) of this Agreement.

                  "Company Stock Option Plan" means the Company's 1995 Stock Option Plan, as amended as of the date of this Agreement and as further amended in accordance with the terms of this Agreement.

                  "Company  Stockholders  Meeting"  has the  meaning  stated  in
Section 7.1(k) of this Agreement.

                  "Company Warrants" has the meaning stated in Section 1.1(l)(2) of this Agreement.

                  "Company's Disclosure Schedule" means the schedule with respect to certain matters referred to in Article IV of this Agreement that has been delivered by the Company to Qwest or Qwest Subsidiary, as such schedule may be modified in accordance with this Agreement.

                  "Company's  Financial  Advisor"  means  Donaldson,   Lufkin  &
Jenrette Securities Corporation.

                  "consolidated"   means,   as  applied  to  any   financial  or
accounting term, the term determined on a consolidated basis for a person and its Subsidiaries, excluding intercompany items and minority interests.

                  "Debt" of a person at any date means, without duplication, the sum of the following:

                          (1) all obligations of the person (A) for borrowed money, (B) evidenced by bonds, debentures, notes or other similar instruments, (C) to pay the deferred purchase price of property or services, except current trade accounts payable arising in the ordinary course of business, (D) as purchaser under conditional sales contracts,
         (E) as lessee under capitalized leases, (F) under letters of credit issued for the account of the person and (G) arising under acceptance facilities; plus

                          (2) all Debt of others Guaranteed by the person; plus


                                      DEF-4

                          (3) all Debt of others secured by a Lien on any asset of the person and whether or not such Debt is assumed by the person; plus

                          (4) any balance sheet liability with respect to an ERISA Plan recognized pursuant to Financial Accounting Standards Board Statement 87 or 88, or with respect to post-retirement benefits other than pension benefits recognized pursuant to Financial Accounting Standards Board Statement 106; plus

                          (5) any withdrawal liability under Section 4201 of ERISA with respect to a withdrawal from a Multiemployer Plan, as such liability shall have been set forth in a notice of withdrawal liability under Section 4219 of ERISA, and as adjusted from time to time subsequent to the date of such notice.

                  "Debt Securities" of a person means the bonds, debentures, notes and other similar instruments of the person and all other securities convertible into or exchangeable or exercisable for any such debt securities, all rights or warrants to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, such debt securities and any securities convertible into or exchangeable or exercisable for any of the foregoing.

                  "Department of Justice" means the Department of Justice of the United States of America.

                  "DGCL" means the General Corporation Law of the State of Delaware, Title 8 Del. Code ss.ss.101 et seq., as amended.

                  "Dollars" and "$" refer to United States dollars and other lawful currency of the United States of America from time to time in effect.

                  "Effective Time" has the meaning stated in Section 1.1(a) of this Agreement.

                  "Employee Plan" of a person means any plan, contract, commitment, program, policy, arrangement or practice maintained or contributed to by the person and providing benefits to any current or former employee, director or agent of the person, or any spouse or dependent of such beneficiary, including, without limitation, (1) any ERISA Plan, (2) any Multiemployer Plan,
(3) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA), (4) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, stock appreciation rights, phantom stock, restricted stock, other stock-based pension, retainer, consulting, retirement, severance, welfare or incentive plan, contract, commitment, program, policy, arrangement or practice and (5) any plan, contract, commitment, program, policy, arrangement or practice providing for "fringe benefits" or perquisites, including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical or sick leave and medical, dental, hospitalization, life insurance and other types of insurance.

                                      DEF-5

                  "Employee Plan Event" means any of the following:

                          (1) "reportable event" (within the meaning of Section 4043 of ERISA) with respect to any ERISA Plan for which the requirement of notice to the PBGC has not been waived by regulation;

                          (2) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any ERISA Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any ERISA Plan or the failure to make any required contribution to a Multiemployer Plan;

                          (3) the provision by the administrator of any ERISA Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA;

                          (4) the withdrawal from any ERISA Plan during a plan year by a "substantial employer" as defined in Section 4001(a)(2) of ERISA resulting in liability pursuant to Section 4062(e) or Section 4063 of ERISA;

                          (5) the institution by the PBGC of proceedings to terminate any ERISA Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan;

                          (6) the imposition of liability pursuant to Sections 4064 or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;

                          (7) the withdrawal in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Sections 4041A or 4042 of ERISA;

                          (8) the occurrence of an act or omission which could give rise to the imposition of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), 502(i), 502(l) or 4071 of ERISA in respect of any such Employee Plan;

                          (9) the assertion of a material claim (other than routine claims for benefits) against any Employee Plan other than a Multiemployer Plan or the assets of any Employee Plan, or against the person maintaining or contributing to such plan in connection with any such plan;

                                      DEF-6

                          (10) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; or

                          (11) the imposition of a lien pursuant to Sections 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any ERISA Plan.

                  "Environmental Laws" means any and all presently existing federal, state, local and foreign Regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection  of  human  health,  safety  or  the  environment  or  to  emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

                  "Equity Securities" of a person means the capital stock of the person and all other securities convertible into or exchangeable or exercisable for any shares of its capital stock, all rights or warrants to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, any shares of its capital stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and the related Regulations, in each case as amended as of the date hereof and as the same may be amended or modified from time to time. References to titles, subtitles, sections, paragraphs or other provisions of ERISA and the related Regulations also refer to successor provisions.

                  "ERISA Affiliate", as applied to any person, means (1) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which such person is a member, (2) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which such person is a member, and (3) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which such person, any corporation described in clause (1) above or any trade or business described in clause (2) above is a member. Any former ERISA Affiliate of Company or its Subsidiaries shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or its Subsidiaries and with respect to liability arising after such period for which Company or its Subsidiaries could be liable under the Code or ERISA.

                  "ERISA Plan" of a person means an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA), other than a Multiemployer Plan, that is covered by Title

                                      DEF-7

IV of ERISA or subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA that is maintained by the person, to which the person contributes or has an obligation to contribute or with respect to which the person is an "employer" (within the meaning of Section 3(5) of ERISA).

                  "Excess Shares" has the meaning stated in Section 1.1(f)(2) of this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the related rules and regulations thereunder.

                  "Exchange Agent" has the meaning stated in Section 1.1(c) of this Agreement.

                  "Exchange Fund" has the meaning stated in Section 1.1(c) of this Agreement.

                  "Exchange Ratio" has the meaning stated in Section 1.1(a)(2) of this Agreement.

                  "Federal Trade Commission" means the Federal Trade Commission of the United States of America.

                  "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

                  "Governmental Body" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign.

                  "Group" has the meaning given such term in Section 13(d)(3) of the Exchange Act.

                  "Guarantee" by any person means any obligation, contingent or otherwise, of the person directly or indirectly guaranteeing the payment or other performance of any Liability of any other person or in any manner providing for the payment or other performance of any Liability of any other person or the investment of funds in any other person or otherwise protecting the holder of such Liability against loss (whether by agreement to indemnify, to lease assets as lessor or lessee, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), but the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a correlative meaning.

                  "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules, regulations and published interpretations thereunder.


                                      DEF-8

                  "Hazardous Substance" means, collectively, (1) any petroleum or petroleum products, geothermal products, natural gas, flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (2) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (3) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law and which is present in concentrations or at locations that present a threat to human health or the environment.

                  "Indemnified Persons" has the meaning stated in Section 8.2(a) of this Agreement.

                  "Investment" of a person means any investment in any other person (other than a Subsidiary), whether by means of loan, capital contribution, purchase of capital stock, obligations or other securities, or any commitment or option to make an investment or otherwise.

                  "IRS" means the United States Internal Revenue Service or any Governmental Body succeeding to any or all of its functions.

                  "knowledge" of (1) an individual means the actual knowledge of such individual with respect to a representation or warranty of such person contained in any Transaction Document or (2) if a person that is not an individual, means, after reasonable inquiry by such person of each of the following persons, the actual knowledge of any of the officers or other employees of such person and its Subsidiaries having managerial responsibility for the portion of the operations, assets or liabilities of such person and its Subsidiaries with respect to which such knowledge of such person is being represented.

                  "Liabilities" means all debts, claims, Actions, demands, rights, costs, expenses, liabilities, losses, damages, commitments and obligations (in each case whether fixed, contingent or absolute, matured, unmatured, or inchoate, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements of any person or disclosed in the notes thereto).

                  "License" means any license, permit, franchise, certificate of authority, or order, or any extension, modification or waiver of the foregoing, required to be issued by a Governmental Body.

                  "Lien" means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest, restriction on transfer or encumbrance of any kind (including, without limitation, any conditional sale

                                      DEF-9
contract, any capitalized lease or any financing lease having substantially the same economic effect as the foregoing and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

                  "Loss" means, with respect to any person, any cost, damage, disbursement, expense, liability, judgment, loss, deficiency, obligation, Tax, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable (including, without limitation, interest or other carrying costs, penalties, legal, accounting, expert witness, consultant and other professional fees and expenses incurred by such person in the investigation, collection, prosecution and defense of Actions (including, without limitation, claims in connection with the enforcement of any rights under any of the Transaction Documents) and amounts paid in settlement), that may be imposed on or otherwise incurred or suffered by such person.

                  "Material Adverse Effect" means, with respect to a circumstance or event that is a condition to the obligation of a person in any Transaction Document or is the subject of a representation, warranty, covenant or other agreement of a person in any Transaction Document that includes a reference therein to the possible occurrence of a Material Adverse Effect, whether considered individually or together in the aggregate with all other circumstances or events that are included in the same condition or are the subject either of the same representation, warranty, covenant or other agreement or of other representations, warranties, covenants or other agreements by such person in the Transaction Documents, any one or more of the following:

                  (1) a material adverse effect on the business, properties, operations, prospects or condition (financial or otherwise) of such person and its Subsidiaries, taken as a whole;

                  (2) a material adverse effect on the ability of such person to perform its obligations under any Transaction Document to which it is or may become a party; or

                  (3) the term or condition of an Approval, a Regulation, a decision, ruling, order or award of any arbitrator applicable to such person or its business, properties or operations or an Action, pending or threatened, in each case that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the conclusion of any of the Transactions.

                  "Merger"  has  the  meaning   stated  in  Recital  A  to  this
Agreement.

                  "Merger Consideration" has the meaning stated in Section 1.1(a)(2) of this Agreement.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 3(37) of ERISA.


                                     DEF-10

                  "NASD" means the National Association of Securities Dealers, Inc. and each person succeeding to the authority thereof with respect to matters contemplated by or arising from the Transaction Documents and the Transactions.

                  "NASDAQ" means the National Association of Securities Dealers Automated Quotation/National Market.

                  "Option" has the meaning stated in Section 1.2(a) of this Agreement.

                  "Option Agreement" has the meaning stated in Section 1.2(a) of this Agreement.

                  "Option Documents" means, collectively, the Option Agreements and all other agreements, instruments and other documents executed and delivered by any Principal Stockholder pursuant to any Option Agreement.

                  "Option Shares" has the meaning stated in Section 1.2(a) of this Agreement.

                  "Ordinary Course" means, with respect to any person and as of any date of determination, the conduct or operation of a line of business of such person in the ordinary course of such business, as then conducted and proposed to be conducted, in a manner consistent with the past business practices of such person and in accordance with the reasonable requirements of such business, in each case as determined with respect to such business as of such date of determination.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Liens" means, collectively, with respect to any of the Company and its Subsidiaries, (1) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings, (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar persons and other Liens imposed by applicable Regulations of any Governmental Body incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, (3) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (4) Liens on real property which do not in the aggregate materially interfere with or impair the operation of any parcel of such real property for the purposes for which it is or may reasonably be expected to be used, (5) Liens securing the executory obligations of any person under any lease that constitutes an "operating lease" under GAAP, (6) Liens securing Debt permitted to be created, incurred, assumed or suffered to exist by any of the Company and its Subsidiaries pursuant to Section 7.2(d) of this Agreement, (7) Liens securing indebtedness created, incurred, assumed or suffered under the Access Agreement, and (8) other Liens approved by Qwest and Qwest Subsidiary in writing; provided, however, that, with respect to each of clauses (1) - (6) above, to the extent that any such Lien

                                     DEF-11
relates to, or secures the payment of, a Liability that is required to be accrued under GAAP, such Lien shall not be a Permitted Lien unless adequate accruals for such Liability have been established therefor by the Company or such Subsidiary on the financial statements referred to in Section 4.5 in conformity with GAAP. Notwithstanding the foregoing, no Lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any employee benefit plan or arrangement sponsored by, maintained by or contributed to by the Company or any of its ERISA Affiliates or arising in connection with any excise tax or penalty tax with respect to such plan or arrangement shall be a Permitted Lien.

                  "person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated association or any other entity or organization, including a Governmental Body.

                  "Principal Stockholders" means, collectively, Scott A. Baxter, Richard M. Brown and Scott Harmolin.

                  "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Proprietary Rights" means all copyrights, uncopyrighted works, trademarks, trademark rights, service marks, trade names, trade name rights, patents, patent rights, unpatented inventions, licenses, permits, trade secrets, know-how, inventions, computer software, seismic data and intellectual property rights and other proprietary rights together with applications and licenses for, and the goodwill of the business relating to, any of the foregoing.

                  "Proxy Statement/Prospectus" has the meaning stated in Section
4.28 of this Agreement.

                  "Qualified Plan" of a person means any ERISA Plan of the person and any other pension, profit sharing or stock bonus plan within the meaning of Section 401(a) of the Code maintained by the person or to which the person contributes or has an obligation to contribute.

                  "Qwest" has the meaning stated in the heading to this Agreement.

                  "Qwest Breach" has the meaning stated in Section 9.1(a)(3) of this Agreement.

                  "Qwest Common Stock" has the meaning stated in Section 1.1(a)(2) of this
Agreement.

                  "Qwest Credit Facility" has the meaning stated in Section 1.3(c) of this Agreement.

                  "Qwest   Credit   Transactions"   means,   collectively,   the
transactions undertaken pursuant to, or otherwise contemplated by, the Qwest Credit Facility.

                                     DEF-12

                  "Qwest Preferred Stock" has the meaning stated in Section 5.13(a) of this Agreement.

                  "Qwest Private Line Services Agreement" means, collectively, the Private Line Services Agreement and the Master Collocation License Agreement, each dated as of September 13, 1998 and between Qwest Communications Corporation and the Company.

                  "Qwest SEC Documents" has the meaning stated in Section 5.20 of this Agreement.

                  "Qwest Subsidiary" has the meaning stated in the heading to this Agreement.

                  "Qwest/Principal Stockholders Documents" means, collectively, the Option Documents, the Voting Documents and the Stockholder Documents.

                  "Qwest/Principal     Stockholders     Transactions"     means,
collectively, the transactions undertaken pursuant to, or otherwise contemplated by, the Qwest/Principal Stockholders Documents.

                  "Qwest's Disclosure Schedule" means the schedule with respect to certain matters referred to in Article V of this Agreement that has been delivered by Qwest and Qwest Subsidiary to the Company, as such schedule may be modified in accordance with this Agreement.

                  "reasonable best efforts" means the use of all reasonable efforts, including, without limitation, the expenditure of amounts reasonably related to the objective sought to be achieved, with respect to matters and actions over which the person has or could reasonably be expected to exert any control or influence.

                  "Registration  Rights  Agreement"  has the  meaning  stated in
Section 1.3(b) of this Agreement.

                  "Registration  Statement"  has the  meaning  stated in Section
5.21 of this
Agreement.

                  "Regulation" means (1) any applicable law, rule, regulation, ordinance, judgment, decree, ruling, order, award, injunction, recommendation or other official action of any Governmental Body, and (2) any official change in the interpretation or administration of any of the foregoing by the Governmental Body or by any other Governmental Body or other person responsible for the interpretation or administration of any of the foregoing.

                  "Restricted Payment" with respect to a person means the following:


                                     DEF-13

                          (1) any dividend or other distribution of any kind on any shares of the person's capital stock, except dividends payable solely in shares of its capital stock, other than an Equity Security of the person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or which is convertible into or exchangeable or exercisable for debt securities of the person or any of its Subsidiaries, and

                          (2) any payments in cash or otherwise, on account of the purchase, redemption, retirement or acquisition of any Equity Securities of the person.

                  "Securities Act" means the Securities Act of 1933, as amended, and the related rules and regulations thereunder.

                  "Series Q Warrants" has the meaning stated in Section 1.3(b) of this Agreement.

                  "Stockholder Agreement" has the meaning stated in Section 1.2(d) of this Agreement.

                  "Stockholder Documents" means, collectively, the Stockholder Agreements and all other agreements, instruments and other documents executed by any Principal Stockholder pursuant to any Stockholder Agreement.

                  "Subsidiary" of a person means (1) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the person or
(2) a partnership or limited liability company in which the person or a Subsidiary of the person is, at the date of determination, a general partner, limited partner or member, as the case may be, but only if the person or its Subsidiary is entitled at any time to receive more than 50% of the amounts distributed or distributable by such partnership or limited liability company to the partners or members thereof whether upon dissolution or otherwise. Unless the context requires otherwise, references to one or more Subsidiaries shall be references to Subsidiaries of the Company.

                  "Superior Proposal" has the meaning stated in the proviso to the first sentence of Section 7.2(z) of this Agreement.

                  "Tax Return" means a report, return or other information required to be filed by a person with or submitted to a Governmental Body with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes the person.

                                     DEF-14

                  "Taxes" means all taxes, charges, fees, levies, duties, tariffs, imposts, withholdings, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any Governmental Body, including (without limitation) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties (civil and criminal), and additions to tax imposed with respect thereto.

                  "Termination Date" has the meaning stated in Section 9.1(a) of this Agreement.

                  "Trading Day" means, as applied to any class of stock, any day on which the NASDAQ or, if shares of such stock are not listed or admitted to trading on the NASDAQ, the principal national securities exchange on which the shares of such stock are listed or admitted for trading or, if the shares of such stock are not listed or admitted for trading on any national securities exchange, the NASDAQ or, if the shares of such stock are not included therein, any similar interdealer system then in general use in which the shares of such stock are included, is open for the trading of securities generally and with respect to which information regarding the sale of securities included therein, or with respect to which sales information is reported, is generally available.

                  "Transaction Documents" means, collectively, this Agreement, the Qwest/Principal Stockholders Documents, the Qwest Credit Facility, the Qwest Private Line Services Agreement and all other instruments and documents executed and delivered by any person in connection with the conclusion of one or more of the transactions contemplated hereby and thereby.

                  "Transactions"   means,    collectively,    the   transactions
undertaken pursuant to, or otherwise contemplated by, the Transaction Documents.

                  "transfer" means a sale, an assignment, a lease, a license, a pledge, a grant, a transfer or other disposition of, or the creating of a Lien on, an asset or any interest of any nature in an asset, including, without limitation, the beneficial ownership of such asset. The term "transfer" used as a verb has a correlative meaning.

                  "Voting Agreement" has the meaning stated in Section 1.2(a) of this Agreement.

                  "Voting Documents" means, collectively, the Voting Agreements and all other agreements, instruments and other documents executed by any Principal Stockholder pursuant to any Voting Agreement.

                  "Wholly-Owned Subsidiary" of a person means any Subsidiary all of the shares of capital stock or other ownership interests of which, except directors' qualifying shares, are at the time directly or indirectly owned by the person. Unless the context requires otherwise,

                                     DEF-15
references to one or more Wholly-Owned Subsidiaries shall be references to Wholly-Owned Subsidiaries of the Company.


                                     DEF-16

                                                            Exhibit 3.1(j)(1)



                     FORM OF QWEST TAX REPRESENTATION LETTER

             [LETTERHEAD OF QWEST COMMUNICATIONS INTERNATIONAL INC.]


                                                                          [Date]

[Counsel for the Company]
[Address]

                    Re:   Representation Letter for Proposed Merger Opinion
                          -------------------------------------------------

Gentlemen:

                  This letter is being furnished in connection with the merger (the "Merger") of Qwest 1998-I Acquisition Corp., a Delaware corporation ("Qwest Subsidiary") and a wholly-owned subsidiary of Qwest Communications International Inc., a Delaware corporation ("Qwest"), with and into Icon CMT Corp., a Delaware corporation (the "Company"), in exchange for shares of voting common stock, par value $.01 per share, of Qwest ("Qwest Common Stock") pursuant to the Agreement and Plan of Merger dated as of September 13, 1998 (the "Merger Agreement"), among Qwest, Qwest Subsidiary, and the Company. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

                  Qwest represents and warrants as follows:

                  1. The representations and warranties set forth in the Merger Agreement will be true, correct and complete as if made at the Effective Time. The facts relating to the Merger as described in the Merger Agreement insofar as they relate to Qwest or Qwest Subsidiary are true, correct and complete in all material respects.

                  2. The fair market value of Qwest Common Stock and other consideration (including cash in lieu of fractional shares), if any, received by each stockholder of the Company in the Merger will be approximately equal to the fair market value of the Company stock surrendered by such stockholder in the Merger.

                  3. Neither Qwest nor any person related to Qwest has any plan or intention to redeem or acquire any shares of Qwest Common Stock issued pursuant to the Merger. For purposes of this representation, persons are considered to be "related" if such persons are related within the meaning of Treasury Regulation ss.1.368-1(e).

[Counsel for the Company]
[Date]
Page 2




                  4. None of the compensation received by any stockholder-employee of the Company will be separate consideration for, or allocable to, any of his shares of Company Common Stock. None of the shares of Qwest Common Stock received by any stockholder- employee will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to unrelated third parties bargaining at arm's length for similar services.

                  5. Immediately following the Merger, the Company will hold at least 90 percent of the fair market value of Qwest Subsidiary's net assets and at least 70 percent of the fair market value of Qwest Subsidiary's gross assets held immediately prior to the Merger. Following the Merger, Qwest intends to, and absent a change in circumstances which occurs after, and is not in connection with, the Merger, will, cause the Company to hold (a) at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger, and (b) at least 90 percent of the fair market value of Qwest Subsidiary's net assets and at least 70 percent of the fair market value of Qwest Subsidiary's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid to Company stockholders who receive cash or other property (including cash for fractional shares), amounts used by the Company or Qwest Subsidiary to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included in the assets of the Company or Qwest Subsidiary, as the case may be, immediately prior to the Merger.

                  6. Prior to the Merger, Qwest will be in control of Qwest Subsidiary within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the"Code").

                  7. Qwest has no plan or intention to cause the Company, following the Merger, to issue additional shares of its stock that would result in Qwest's losing control of the Company within the meaning of Section 368(c) of the Code. Immediately following the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Qwest's acquisition or retention of control of the Company, as defined in Section 368(c) of the Code.

                  8. Qwest has no plan or intention (a) to liquidate the Company, (b) to merge the Company with or into another corporation, (c) to sell or otherwise dispose of the stock of the Company except for transfers of stock to a member of Qwest's qualified group or to a qualified partnership, or (d) to cause the Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Qwest Subsidiary, except for dispositions made in

                               Exhibit 3.1(j)(1)-2

[Counsel for the Company]
[Date]
Page 3



the ordinary course of business or transfers to a member of Qwest's qualified group or to a qualified partnership. For purposes of this representation, "Qwest's qualified group" is the qualified group within the meaning of Treasury Regulation ss.1.368-1(d)(4)(ii) in which Qwest is the issuing corporation, and a "qualified partnership" is a partnership in which members of Qwest's qualified group, in the aggregate, own at least 331/3 percent of the capital and profits interests in the partnership.

                  9. Qwest Subsidiary will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities, in the Merger.

                  10. Qwest Subsidiary has been newly formed solely to consummate the Merger and, prior to the Effective Time, Qwest Subsidiary has not conducted and will not conduct any business activity or other operation of any kind (except for the issuance of its stock to Qwest).

                  11. Following the Merger, Qwest intends to, and absent a change in circumstances which occurs after, and is not in connection with, the Merger, will, cause the Company to continue its historic business or use a significant portion of its historic business assets in a business within the meaning of Treasury Regulation ss.1.368-1(d).

                  12. Qwest, Qwest Subsidiary, the Company, and the stockholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger. Neither Qwest nor Qwest Subsidiary will pay or assume any expense of the Company in connection with the transactions described in the Merger Agreement.

                  13. There is no intercorporate indebtedness existing between Qwest and the Company or between Qwest Subsidiary and the Company that was issued, acquired, or will be settled at a discount.

                  14. In the Merger, shares of Company stock representing control of the Company, as defined in Section 368(c) of the Code, will be exchanged solely for Qwest Common Stock. For purposes of this representation, shares of Company stock exchanged for cash or other property originating with Qwest will be treated as outstanding Company stock on the date of the Merger.

                  15. Qwest does not own, nor has it owned during the past five years, any shares of the stock of the Company.

                  16. Neither Qwest nor Qwest Subsidiary is an investment company as defined in Section 368(a)(2)(F) of the Code.


                               Exhibit 3.1(j)(1)-3

[Counsel for the Company]
[Date]
Page 4




                  17. The payment of cash in lieu of fractional shares of Qwest Common Stock is solely for the purpose of avoiding the expense and inconvenience to Qwest of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company stockholders instead of issuing fractional shares of Qwest Common Stock will be issued in the Merger to the Company stockholders in exchange for their shares of Company stock. The fractional share interests of each Company stockholder will be aggregated (except in cases where the beneficial interests cannot be identified or it would be improper to aggregate), and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Qwest Common Stock.

                  18. Qwest and Qwest Subsidiary and after the Merger, the Company, will treat the Merger as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. Neither Qwest nor Qwest Subsidiary, nor after the Merger, the Company, will take any position that is inconsistent with the treatment of the Merger as a tax-free reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a determination within the meaning of Section 1313(a)(1) of the Code or by applicable state or local income or franchise tax law.

                  19. Other than those described in the Merger Agreement, the Joint Proxy Statement/Prospectus of Qwest and the Company or Qwest's Registration Statement on Form S-4, there are no agreements, arrangements or understandings (whether written or oral) between or among (a) any of Qwest, its subsidiaries, affiliates or stockholders, on the one hand, and (b) any of the Company, its subsidiaries, affiliates or stockholders on the other hand, concerning the Merger.

                  Qwest represents and warrants that the foregoing representations are true, correct and complete at the Effective Time as well as on the date hereof, and Qwest will notify you in writing of any changes therein prior to the Effective Time and prior to the Closing.

                  Qwest understands the foregoing representations and has had the opportunity to discuss these representations, their meaning and factual support therefor with its tax advisors before signing this letter. Qwest recognizes that you will be relying on these representations in connection with your rendering an opinion regarding the federal income tax treatment of the Merger to the Company and its stockholders.


                               Exhibit 3.1(j)(1)-4

[Counsel for the Company]
[Date]
Page 5



                  The undersigned has authority to sign this representation letter on behalf of Qwest and is an executive officer of Qwest fully familiar with its operations and ownership.

                                      Very truly yours,


                                      QWEST COMMUNICATIONS INTERNATIONAL INC.



                                      By:
                                             Name:
                                             Title:





                               Exhibit 3.1(j)(1)-5

                                                               Exhibit 3.1(j)(2)



                    FORM OF COMPANY TAX REPRESENTATION LETTER

                         [LETTERHEAD OF ICON CMT CORP.]


                                                                         [Date]

[Counsel for the Company]
[Address]

                     Re:      Representation Letter for Proposed Merger Opinion
                              -------------------------------------------------

Gentlemen:

                  This letter is being furnished in connection with the merger (the "Merger") of Qwest 1998-I Acquisition Corp., a Delaware corporation ("Qwest Subsidiary") and a wholly-owned subsidiary of Qwest Communications International Inc., a Delaware corporation ("Qwest"), with and into Icon CMT Corp., a Delaware corporation (the "Company"), in exchange for shares of voting common stock, par value $.01 per share, of Qwest ("Qwest Common Stock") pursuant to the Agreement and Plan of Merger dated as of September 13, 1998 (the "Merger Agreement"), among Qwest, Qwest Subsidiary, and the Company. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

                  The Company represents and warrants as follows:

                  1. The representations and warranties set forth in the Merger Agreement will be true, correct and complete as if made at the Effective Time. The facts relating to the Merger as described in the Merger Agreement insofar as they relate to the Company are true, correct and complete in all material respects.

                  2. The fair market value of Qwest Common Stock and other consideration (including cash in lieu of fractional shares), if any, received by each stockholder of the Company in the Merger will be approximately equal to the fair market value of the Company stock surrendered by such stockholder in the Merger.

                  3. At least 50 percent of the aggregate value of all Company stock outstanding immediately prior to the Merger is preserved in the Merger within the meaning of Treasury Regulation ss.1.368-1(e). For purposes of this representation, the value of a share of Company stock is considered to be preserved in the Merger if the share of Company stock is exchanged

[Counsel for the Company]
[Date]
Page 2



for Qwest Common Stock in the Merger. However, the value of a share of Company stock is not preserved in the Merger (and is treated as outstanding immediately prior to the Merger) if and to the extent that (a) in connection with the Merger, the share of Company stock is acquired by Qwest or a person related to Qwest for consideration other than Qwest Common Stock, (b) if, prior to the Merger, the share of Company stock was redeemed by the Company or acquired by a person related to the Company, (c) if, in connection with the Merger, Qwest Common Stock issued in the Merger is redeemed or acquired by a person related to Qwest, or (d) to the extent that prior to and in connection with the Merger, an extraordinary distribution (as such term is used in Treasury Regulation ss.1.368-1T(e)) is made with respect to the share of Company stock.

                  Neither the Company nor any person related to the Company has redeemed or acquired nor does the Company or any person related to the Company have any plan or intention to redeem or acquire any shares of Company stock or make an extraordinary distribution with respect to any shares of Company stock. To the best of the Company's knowledge, neither Qwest nor any person related to Qwest has any plan or intention to redeem or acquire any shares of Qwest Common Stock issued pursuant to the Merger.

                  For purposes of this representation, persons are considered "related" if such persons are related within the meaning of Treasury Regulation ss.1.368-1(e).

                  4. None of the compensation received by any stockholder-employee of the Company will be separate consideration for, or allocable to, any of his shares of Company Common Stock. None of the shares of Qwest Common Stock received by any stockholder- employee will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to unrelated third parties bargaining at arm's length for similar services.

                  5. Following the Merger, the Company will hold (a) at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger, and (b) to the best of the Company's knowledge, at least 90 percent of the fair market value of Qwest Subsidiary's net assets and at least 70 percent of the fair market value of Qwest Subsidiary's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid to Company stockholders who receive cash or other property (including cash for fractional shares), amounts used by the Company or Qwest Subsidiary to pay reorganization expenses, all redemptions and distributions (except for regular, normal dividends) made by the Company and all assets disposed of by the

                              Exhibit 3.1(j)(2)- 2

[Counsel for the Company]
[Date]
Page 3



Company in contemplation of the Merger (except in the ordinary course of business) will be included in the assets of the Company or Qwest Subsidiary as the case may be, immediately prior to the Merger.

                  6. To the best of the Company's knowledge, prior to the Merger, Qwest will be in control of Qwest Subsidiary within the meaning of
Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

                  7. The Company has no plan or intention to issue additional shares of its stock that would result in Qwest's losing control of the Company within the meaning of Section 368(c) of the Code. At the Effective Time, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Qwest's acquisition or retention of control of the Company, as defined in Section 368(c) of the Code.

                  8. To the best of the Company's knowledge, Qwest has no plan or intention (a) to liquidate the Company, (b) to merge the Company with or into another corporation, (c) to sell or otherwise dispose of the stock of the Company except for transfers of stock to a member of Qwest's qualified group or to a qualified partnership, or (d) to cause the Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Qwest Subsidiary, except for dispositions made in the ordinary course of business or transfers to a member of Qwest's qualified group or to a qualified partnership. For purposes of this representation, "Qwest's qualified group" is the qualified group within the meaning of Treasury Regulation ss.1.368-1(d)(4)(ii) in which Qwest is the issuing corporation, and a "qualified partnership" is a partnership in which members of Qwest's qualified group, in the aggregate, own at least 331/3 percent of the capital and profits interests in the partnership.

                  9. Qwest Subsidiary will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities, in the Merger.

                  10. To the best of the Company's knowledge, Qwest Subsidiary has been newly formed solely to consummate the Merger and, prior to the Effective Time, Qwest Subsidiary has not conducted and will not conduct any business activity or other operation of any kind (except for the issuance of its stock to Qwest).

                  11. To the best of the Company's knowledge, following the Merger, the Company will continue its historic business assets in a business or use a significant portion of its historic business assets in a business within the meaning of Treasury Regulation ss.1.368-1(d).

                              Exhibit 3.1(j)(2)- 3

[Counsel for the Company]
[Date]
Page 4



No assets of the Company have been disposed of in any manner prior to the Merger nor does the Company have any plan or intention to dispose of any such assets, except in the ordinary course of business.

                  12. Qwest, Qwest Subsidiary, the Company, and the stockholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger. Neither Qwest nor Qwest Subsidiary will pay or assume any expense of the Company in connection with the transactions described in the Merger Agreement.

                  13. There is no intercorporate indebtedness existing between Qwest and the Company or between Qwest Subsidiary and the Company that was issued, acquired, or will be settled at a discount.

                  14. In the Merger, shares of Company stock representing control of the Company, as defined in Section 368(c) of the Code, will be exchanged solely for Qwest Common Stock. For purposes of this representation, shares of Company stock exchanged for cash or other property originating with Qwest will be treated as outstanding Company stock on the date of the Merger.

                  15. Qwest does not own, nor has it owned during the past five years, any shares of the stock of the Company.

                  16. The Company, and to the best of the Company's knowledge, Qwest and Qwest Subsidiary are not investment companies as defined in Section 368(a)(2)(F) of the Code.

                  17. At the Effective Time, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

                  18. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  19. The payment of cash in lieu of fractional shares of Qwest Common Stock is solely for the purpose of avoiding the expense and inconvenience to Qwest of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company stockholders instead of issuing fractional shares of Qwest Common Stock will be issued in the Merger to the Company stockholders in exchange for their shares of Company stock. The fractional share interests of

                              Exhibit 3.1(j)(2)- 4

[Counsel for the Company]
[Date]
Page 5



each Company stockholder will be aggregated (except in cases where the beneficial interests cannot be identified or it would be improper to aggregate), and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Qwest Common Stock.

                  20. The Company will treat the Merger as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. The Company will not take any position that is inconsistent with the treatment of the Merger as a tax-free reorganization within the meaning of
Section 368(a) of the Code, unless otherwise required by a determination within the meaning of Section 1313(a)(1) of the Code or by applicable state or local income or franchise tax law.

                  21. Other than those described in the Merger Agreement, the Joint Proxy Statement/Prospectus of Qwest and the Company or Qwest's Registration Statement on Form S-4, there are no agreements, arrangements or understandings (whether written or oral) between or among (a) any of Qwest, its subsidiaries, affiliates or stockholders, on the one hand, and (b) any of the Company, its subsidiaries, affiliates or stockholders on the other hand, concerning the Merger.

                  22. The Company represents and warrants that the foregoing representations are true, correct and complete at the Effective Time as well as on the date hereof, and the Company will notify you in writing of any changes therein prior to the Effective Time and prior to the Closing.

                  The Company understands the foregoing representations and has had the opportunity to discuss these representations, their meaning and factual support therefor with its tax accountants before signing this letter. The
Company recognizes that you will be relying on these representations in connection with your rendering an opinion regarding the federal income tax treatment of the Merger to the Company and its stockholders.

                              Exhibit 3.1(j)(2)- 5

[Counsel for the Company]
[Date]
Page 6



                  The undersigned has authority to sign this representation letter on behalf of the Company and is an executive officer of the Company fully familiar with its operations and ownership.

                                                     Very truly yours,

                                                     ICON CMT CORP.


                                                     By:
                                                             Name:
                                                             Title:




                               Exhibit 3.1(j)(2)-6

                                                               Exhibit 3.1(j)(3)



                               FORM OF TAX OPINION




                                                                      [Date]

Icon CMT Corp.
1200 Harbor Boulevard
Weehawken, New Jersey 07087


                  Re:     Tax Consequences of Merger of Icon CMT Corporation
                          --------------------------------------------------


Gentlemen:

                  We have acted as counsel to Icon CMT Corp., a Delaware corporation (the "Company"), in connection with the proposed merger (the "Merger") of Qwest 1998-I Acquisition Corp. ("Subsidiary"), a Delaware corporation and a wholly-owned subsidiary of Qwest Communications International Inc., a Delaware corporation ("Parent"), with and into the Company, pursuant to the terms of the Agreement and Plan of Merger dated as of September 13, 1998 (the "Merger Agreement"), among the Company, Parent and Subsidiary. This opinion is being rendered pursuant to the Merger Agreement. All capitalized terms not otherwise defined herein have the meaning assigned to them in the Merger Agreement.

                  In connection with this opinion, we have examined a copy of the Merger Agreement and Qwest's Registration Statement on Form S-4 as filed with the Securities Exchange Commission on ________, 1998 (the "Form S-4"). In our examination, we have assumed the genuineness of all signatures, the legal capacity and corporate authority of all parties, and the authenticity and conformity to originals of all documents submitted to us. In rendering the opinion set forth below, we have assumed that the parties will act in accordance with the terms, representations and covenants contained in the Merger Agreement. In addition, we have relied upon certain written representations and covenants of Qwest and the Company, copies of which are annexed hereto (the "Representation Letters"), and have assumed that the parties will act in accordance with the representations and covenants set forth therein.

                  Based upon and subject to the foregoing, we are of the opinion that the Merger will, under current law, constitute a tax-free reorganization under Section 368(a) of the Internal

Icon CMT Corp.
[Date]
Page 2



Revenue Code of 1986, as amended (the "Code"), and Qwest and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

                  As a tax-free reorganization, the Merger will have the following Federal income tax consequences for the Company and its stockholders:

                  1. The Company will not recognize any gain or loss as a result of the Merger.

                  2. No gain or loss will be recognized by holders of Company Common Stock as a result of the exchange of such shares for shares of Qwest Common Stock pursuant to the Merger, except to the extent of any cash received in lieu of a fractional share of Qwest Common Stock. Each stockholder of the Company receiving cash in lieu of a fractional share of Qwest Common Stock will be treated as having received such fractional share and as having sold it for the cash received, thereby recognizing gain or loss equal to the difference between the amount of cash received and that stockholder's tax basis in the fractional share. Such gain or loss will generally be capital gain or loss, unless the deemed sale is essentially equivalent to a dividend within the meaning of Section 302 of the Code.

                  3. The tax basis of the shares of Qwest Common Stock received by each stockholder of the Company (including any fractional share deemed to have been received by that stockholder) will be equal to the tax basis of such stockholder's shares of Company Common Stock exchanged in the Merger.

                  4. The holding period for the shares of Qwest Common Stock received by each stockholder of the Company (including any fractional share deemed to have been received by that stockholder) will include the holding period for the shares of Company Common Stock of such stockholder exchanged in the Merger.

                  The foregoing opinion relates only to the U.S. federal income tax consequences of the Merger to a U.S. person who holds the Company Common Stock as a capital asset within the meaning of Section 1221 of the Code. In addition, it does not apply to certain types stockholders who are subject to special treatment under the Code in light of their particular situations.

                  Our opinion is based upon our analysis of those provisions of the Code, Treasury Regulations, administrative rulings and proceedings and case law as of the date hereof which we deem relevant. It should be noted that such authority is subject to change retroactively as well as prospectively, and that we have no duty to advise you of any such changes or their effect




                               Exhibit 3.1(j)(3)-2

Icon CMT Corp.
[Date]
Page 3



upon this opinion. It should also be recognized that the Internal Revenue Service may disagree with our conclusions and that a court may uphold such contrary positions. Finally, in expressing our opinions, we have relied on the facts, representations and covenants as set forth in the Merger Agreement, the Form S-4 and the Representation Letters. We have not made any independent analysis of any of any item or information set forth therein or reviewed any other documentation in connection therewith. If any of the facts are determined to be different than those stated therein or any of the representations or covenants are breached, our conclusions may no longer be applicable.

                  Except as set forth above, we express no opinion as to the tax consequences, whether Federal, state, local or foreign, of the Merger to any party, or of any transactions related to the Merger or contemplated by the Merger Agreement. This opinion is being furnished only to you in connection with the Merger and may be relied upon solely by your and your stockholders in connection with the Merger. This opinion may not be used or relied upon by any other person or for any other purpose and may not be circulated, quoted or otherwise referred to for any other purpose without our express written consent.

                                                             Very truly yours,








                              Exhibit 3.1(j)(3)- 3

                                                               Exhibit 3.1(k)(7)


                                     FORM OF

                    U.S. REAL PROPERTY INTEREST CERTIFICATION



                  The undersigned is __________ of Icon CMT Corp., a Delaware corporation (the "Company"). This certificate is delivered to Qwest Communications International Inc., a Delaware corporation ("Qwest"), and Qwest 1998-I Acquisition Corp., a Delaware corporation ("Qwest Subsidiary"), pursuant to Section 3.1(k)(7) of the Agreement and Plan of Merger dated as of September 13, 1998 among the Company, Qwest and Qwest Subsidiary, as the same may have been amended as of the date hereof (the "Merger Agreement"). Terms not otherwise defined herein have the meanings stated in the Merger Agreement.

                  To inform Qwest and Qwest Subsidiary that no withholding is required pursuant to section 1445 of the Code with respect to Qwest's acquisition of the Company, the undersigned hereby certifies the following on behalf of the Company that the Company is not, and has not been at any time during the period specified in section 897(c)(1)(A)(ii) of the Code, a "United States real property holding corporation" as that term is defined in section 897(c)(2) of the Code.

                  Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Company.

                                               ICON CMT CORP.



Date: ____________________                              ____________________
                                               Name:
                                               Title:

                                                              Exhibit 3.1(l)



                                     FORM OF

                 AFFILIATE LETTER FOR AFFILIATES OF THE COMPANY


                                                             [Date]

Qwest Communications International Inc.
1000 Qwest Tower
555 Seventeenth Street
Denver, CO 80202


Attention of Marc B. Weisberg


Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Icon CMT Corp., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act").

                  Pursuant to the terms of the Agreement and Plan of Merger dated as of September 13, 1998 among the Company, Qwest Communications International Inc., a Delaware corporation ("Qwest"), and Qwest Subsidiary, a Delaware corporation ("Qwest Subsidiary"), as amended (the "Merger Agreement"), Qwest Subsidiary will be merged with and into the Company, with the Company continuing as the Surviving Corporation (the "Merger"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

                  As a result of the Merger, I may receive shares of common stock, par value $.01 per share, of Qwest (the "Qwest Common Stock") in exchange for shares (or upon exercise of options for shares) of common stock, par value $.001 per share, of the Company ( the "Company Common Stock") owned by me.

                  1. I hereby represent, warrant and covenant to Qwest that, if I receive any shares of Qwest Common Stock in the Merger:

                          (a)      I shall not make  any sale or other  transfer
of such shares (or any interest therein) in violation of the Securities Act.

                          (b)      I  have  carefully read  this letter and  the
Merger Agreement and discussed with my counsel or counsel for the Company the requirements of such documents and other applicable limitations upon my ability to sell or otherwise transfer such shares (or any interest therein), to the extent I felt necessary.

                          (c)      I have been advised that the issuance of such
shares to me in the Merger has been registered with the Securities and Exchange Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (i) I may be deemed to be an affiliate of the Company and (ii) the distribution by me of such shares has not been registered under the Securities Act, I may not sell or otherwise transfer such shares (or any interest therein) issued to me in the Merger unless
(x) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 under the Securities Act, (y) such sale or other transfer has been registered under the Securities Act or (z) in the opinion of counsel reasonably acceptable to Qwest, such sale or other transfer is otherwise exempt from registration under the Securities Act.

                          (d)      I understand that, except as  provided for in
the Merger Agreement, Qwest is under no obligation to register the sale or other transfer of such shares (or any interest therein) by me or on my behalf under the Securities Act, except as provided in paragraph 2(a) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

                          (e)      I also understand  that there will be  place
d on the certificates for such shares issued to me, or any substitutions therefor, a legend stating in substance:

                          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED SEPTEMBER 13, 1998 BETWEEN THE
                          REGISTERED HOLDER HEREOF AND THE COMPANY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY."

                          (f) I also  understand  that unless a sale or transfer
of such shares by me is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Qwest reserves the right to put the following legend on the certificates issued to my transferee:

                          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND



                                Exhibit 3.1(l)-2

                          WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                          (g)      Execution  of  this  letter   should  not  be
considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                  2. By Qwest's acceptance of this letter, Qwest agrees with me that, if I receive any shares of Qwest Common Stock in the Merger:

                          (a)      For so long as and to the extent necessary to
permit me to sell such shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Qwest shall (i) use its reasonable best efforts to (x) file, on a timely basis, all reports and data required to be filed with the Securities and Exchange Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), and (y) furnish to me upon request a written statement as to whether Qwest has complied with such reporting requirements during the 12 months preceding any proposed sale of the shares by me under Rule 145, and (ii) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Qwest has filed all reports required to be filed with the Securities and Exchange Commission under Section 13 of the Exchange Act during the preceding 12 months.


                                Exhibit 3.1(l)-3

                          (b)      It is understood and agreed that certificates
for such shares having the legends set forth in paragraphs (e) and (f) above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date of the consummation of the Merger and the provisions of Rule 145(d)(2) under the Securities Act are then available to me or (ii) Qwest has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Qwest, or a "no-action" letter obtained by the undersigned from the staff of the Securities and Exchange Commission, to the effect that the restrictions imposed by Rule 144 and Rule 145 under the Securities Act no longer apply to such shares.

                                                             Very truly yours,




                                                             Name:


ACCEPTED AND AGREED:


QWEST COMMUNICATIONS INTERNATIONAL INC.



By:
         Name:
         Title:

Date:





                                Exhibit 3.1(l)-4

                                                                      EXHIBIT A


                                     FORM OF

                                OPTION AGREEMENT


The Option granted by this Option Agreement has not, and the shares of Company Common Stock transferable upon the exercise thereof have not, been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act.


                  OPTION AGREEMENT dated as of September 13, 1998 between __________ ("Optionor") and QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation (together with its successors and assigns, "Optionee").

                                    RECITALS

                  A. Optionor beneficially owns __________ shares of common stock, par value $.001 per share (the "Company Common Stock"), of Icon CMT Corp., a Delaware corporation (the "Company") [, including __________ shares of Company Common Stock issuable upon the exercise of Company Stock Options vested as of the date of this Agreement]. All such shares, together with all other shares of Company Common Stock with respect to which Optionor has beneficial ownership as of the date of this Agreement or acquires beneficial ownership on or before the Option Termination Date, are collectively referred to as the "Option Shares".

                  B. Concurrently with the execution and delivery of this Agreement, the Company, Optionee and Qwest Subsidiary, a Delaware corporation ("Qwest Subsidiary"), are entering into the Agreement and Plan of Merger dated as of September 13, 1998 (as amended or modified from time to time, the "Merger Agreement"). Terms not otherwise defined in this Agreement have the meanings stated in the Merger Agreement.

                  C. Concurrently with the execution and delivery of this Agreement, Optionor and Optionee are entering into the Voting Agreement and Proxy dated as of September 13, 1998 (the "Voting Agreement") to provide for, among other things, (1) the obligation of Optionor to vote the Option Shares to approve the Merger Agreement and the merger contemplated thereby (the "Merger") and against any Business Combination (other than the Transactions), (2) the grant by Optionor to each of Optionee and Qwest Subsidiary of an irrevocable proxy in connection therewith, (3) certain other restrictions on the voting and the sale or other transfer of the Option Shares by Optionor, (4) certain restrictions on Optionor with respect to Business Combination Transactions (other than the Transactions) with respect to any of the Company and its Subsidiaries and (5) the obligation of Optionor to execute and deliver the Stockholder Agreement at or before the Closing of the Merger.


                  D. As contemplated by Section 1.2(b) of the Merger Agreement, Optionor and Optionee desire to enter into this Agreement to provide for, among other things, (1) the grant by Optionor to Qwest of an option to acquire the Option Shares, and (2) certain restrictions on the voting and the sale or other transfer of the Option Shares. This Agreement and each Assignment of Rights Agreement (as defined below) and all other agreements, instruments and other documents executed and delivered by Optionor in connection with any of the foregoing, are collectively referred to as the "Option Documents".


                  E. Optionor acknowledges that Qwest and Qwest Subsidiary are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of Optionor set forth in this Agreement and would not enter into the Merger if Optionor did not enter into this Agreement.


                                    AGREEMENT

                  The parties agree as follows:

                  Section 1. Term of Option; Exercise of Option; Adjustment of Option.

                  (a) Term of Option. Subject to the conditions and on the terms of this Agreement, Optionor hereby grants Optionee the right (the "Option"), during the period commencing at the consummation of an Alternative Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries occurring after an Option Trigger and terminating at the Option Termination, to purchase from Optionor any or all of the Option Shares, in each case upon exercise of the Option and the payment therefor of an amount in cash equal to the product of the number of such Option Shares so purchased multiplied by $12.00 (the "Option Consideration"). The Option shall be void, have no value and be of no further effect with respect to any Exercise Notice delivered to Optionor after the Option Termination. The term "Option Trigger" means the first to occur of (1) the termination or purported termination of the Merger Agreement or the obligations of the parties thereunder, in any case without the prior written approval of Optionee, (2) the time of the occurrence or existence of any event or circumstance that would entitle any party to the Merger Agreement to exercise its right to terminate certain obligations of the parties thereunder pursuant to Section 9.1 of the Merger Agreement, (3) the public announcement (or written communication that is or becomes the subject of public disclosure) of a bona fide proposal by any person (other than Optionee or any Affiliate of, or any person acting in concert with, Optionee) with respect to a Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries, and (4) the occurrence of a breach by any Principal Stockholder of any obligation under an Option Agreement or a Voting Agreement. The term "Option Termination" means 5:00 p.m., New York City time, on the date that is the first anniversary of the Option Commencement. The term "Alternative Transaction" means, whether concluded or intended to be concluded in one transaction or a series of transactions (other than the Transactions), (i) the acquisition from the Company or any holder thereof of Equity Securities of the Company as a result of which the holders of shares of Company Common Stock immediately before such transaction or series of transactions would beneficially own less than 40% of the shares of Company Common Stock issued and outstanding immediately after such transaction or series of transactions, (ii) the acquisition of shares of Common Stock from Stockholder and transferees of shares of Company Common Stock pursuant to clauses (b), (c) and (d) of the provision to Section 3 as a result of which Stockholder and such transferees would beneficially own in the aggregate less than 50% of the shares of Company Common Stock beneficially owned by Stockholder and such transferees in the aggregate immediately before such transaction or series of transactions, (iii) the merger or consolidation of the Company with or into any person other than a Wholly-Owned Subsidiary or (iv) the transfer of all or substantially all the assets of the Company and its Subsidiaries.

                  (b) Exercise of Option. The Option may be exercised in whole or in part, at any time, by delivery by Optionee to Optionor (no earlier than in connection with the consummation of an Alternative Transaction following the occurrence of an Option Trigger and no later than the Option Termination) of written notice (the "Exercise Notice") stating that Optionee is exercising the Option in respect of the number of Option Shares specified therein.

                  (c) Option Payment Election. In connection with the delivery of an Exercise Notice, Optionee may elect, in its sole discretion, to require Optionor to repurchase the Option, or portion thereof, with respect to the Option Shares specified in the Exercise Notice for cash in an amount equal to the excess of the consideration per Option Share that would be received by the Optionor in the Alternative Transaction pursuant to which the Option may be exercised (such consideration, the "Alternative Transaction Consideration") over $12.00. The value of any Alternative Transaction Consideration other than cash shall be determined by a nationally recognized investment banking firm selected by Optionee and reasonably acceptable to Optionor. The fees and expenses of such investment bank or financial advisor shall be shared equally by Optionor and Optionee.

                  (d) Adjustment of Option. The number of Option Shares and the Option Exercise Price shall be adjusted in the event of any change in Company Common Stock by reason of the issuance of any Equity Securities of the Company, stock or other non-cash dividends, extraordinary cash dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like on or after the date hereof and on or before the Option Termination Date, such that, in each case, the Optionee shall receive upon the payment of the Option Exercise Price the number and class of shares of Company Common Stock or other securities or property that would have been received in respect of an Option Share if the date on which the Option Share is acquired upon exercise of the

Option had occurred immediately prior to such event, or the record date therefor, as applicable.


                  (e)      Option Closing.

                           (1) The closing of the exercise of the Option or the repurchase referenced in Section 1(c) shall take place (the "Option Closing") on the second Business Day after the conditions set forth in
         Section 1(d)(2) with respect thereto shall have been satisfied or waived, as the case may be, or on such other date as approved by Optionor and Optionee in writing (the "Option Closing Date"). The Option Closing shall take place at the offices of O'Melveny & Myers LLP, 153 East 53rd Street, New York, New York 10022, or at such other location as approved by Optionor and Optionee in writing. At the Option Closing, (1) Optionee shall pay to Optionor the Option Consideration or the Alternative Transaction Consideration then required to be paid by delivery of a certified or official bank check payable to Optionor or by wire transfer of immediately available funds in accordance with written wire instructions to be provided by Optionor and (2) Optionor shall deliver to Optionee one or more certificates representing any Option Shares then purchased by Optionee, duly endorsed in blank for transfer or accompanied by a stock power duly executed in blank, which certificates may bear any legends required by any agreement with the Company to appear thereon.

                           (2) The obligations of each party under this Agreement with respect to the sale or purchase of the Option Shares at any Option Closing are subject to the satisfaction of the following conditions, unless waived by such party at or before the Option
         Closing:

                           (A) Optionee shall have obtained the Approval required under the Hart-Scott-Rodino Act, and all waiting, review or appeal periods under the Hart-Scott-Rodino Act or otherwise prescribed with respect to each Approval shall have terminated or expired, as the case may be; and

                           (B) the sale or purchase, as the case may be, of such
                  Option Shares shall not violate, result in a breach of or constitute a default under any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which any of such party and its Subsidiaries or any of their properties may be bound or affected, except for violations, breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on such party.


                  Section 2. Covenants of Optionor.

                  (a) Voting. Until the later of the day following the Termination Date and payment in full by the Company of all amounts then owed to Optionee and Qwest Subsidiary pursuant to Section 9.2 of the Merger Agreement, subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, Optionor shall do the following:

                           (1) be present, in person or represented by proxy, at each meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, so that all Option Shares then entitled to vote may be counted for the purposes of determining the presence of a quorum at such meetings; and

                           (2) at each such meeting and with respect to each such written consent, except as otherwise approved in writing in advance by Optionee (which approval may be granted, withheld, conditioned or delayed in its sole discretion), vote (or cause to be voted) all such Option Shares (A) against any action or agreement that would result in any breach of any representation, warranty, covenant or agreement of Optionor contained in any Option Document, that would or could reasonably be expected to impede, interfere with, prevent or materially delay the conclusion of any of the transactions contemplated by this Agreement or that would or could reasonably be expected to materially reduce the benefits to Optionee of such transactions and (B) against any amendment to the articles of incorporation or the certificate of incorporation, as the case may be, or bylaws of the Company.

                  (b) Compliance With Regulations. Optionor shall comply in all respects with all Regulations of each Governmental Body and all decisions, rulings, orders and awards of each arbitrator applicable to it or its business, properties or operations, in connection with the exercise of the Option, including, without limitation, use its reasonable best efforts to comply (and exchange information with other persons to enable them to comply) with any applicable requirements under the Hart-Scott-Rodino Act relating to filing and furnishing information to the Department of Justice and the Federal Trade Commission, including, without limitation, the following:

                           (1) assisting in the preparation and filing of the "Antitrust Improvements Act Notification and Report Form for Certain Mergers and Acquisitions" and taking all other action required by 16 C.F.R. Parts 801-803 (or any successor form or Regulation);

                           (2)  complying  with  any   additional   request  for
         documents or information made by the Department of Justice or the Federal Trade Commission or by a court; and

                           (3) causing all affiliated persons of the "ultimate parent entity" of the party within the meaning of the Hart-Scott-Rodino Act to cooperate and assist in the filing and compliance.

                  (c) Further Assurances. Promptly upon request by Optionee, Optionor shall correct any defect or error that may be discovered in any Option Document or in the exercise of the Option in whole or in part and execute, acknowledge, deliver, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments as Optionee may require from time to time in order (1) to carry out more effectively the purposes of each Option Document, (2) to enable Optionee to exercise and enforce its rights and remedies under each Option Document and (3) to better transfer, preserve, protect and confirm to Optionee the rights granted or now or hereafter intended to be granted to Optionee under each Option Document or under each other instrument executed in connection with or pursuant to each Option Document.

                  (d) Option Commencement Notice. Optionor shall notify Optionee promptly in writing of the occurrence of the Option Commencement and of the consummation of any Business Combination Transaction (other than the Transactions) prior to such consummation, it being understood that the giving of such notice by Optionor shall not be a condition to the right of Optionee to exercise the Option.

                  Section 3. Transfer of Option Shares. Until the day following the Option Termination Date, Optionor shall not sell or otherwise transfer (or offer to sell or otherwise transfer) any Option Shares, or any interest therein, to any person other than Optionee; provided that Optionor may (a) transfer Option Shares to Qwest Subsidiary or any Affiliate thereof in connection with the conclusion of the Transactions (b) transfer Option Shares to one or more members of Optionor's immediate family or trusts with respect to which one or more of Optionor and such members are the exclusive beneficiaries, (c) pledge or create a security interest in or other Lien on not more than __________ Option Shares in the aggregate to secure bona fide indebtedness, of Option or owned to one or more financial institutions, (d) transfer Option Shares to any other person approved in advance in writing by Optionee, which approval may be granted, withheld, conditioned or delayed in the sole discretion of Optionee [and (e) sell the minimum number of Option Shares required to be sold to satisfy the express obligations of Optionor under Section 7.1 of the Property Settlement and Support Agreement dated as of August 10, 1998 between Optionor and his wife (in the form delivered by Optionor to Optionee, the "Property Settlement and Support Agreement")]; provided further that it shall be a condition to (x) each such transfer referred to in the preceding clauses (b) and (d) that such transferee shall (1) execute and deliver to Optionee the Transferee Agreement in the form of Annex 1 attached hereto and (2) execute and deliver to Optionee a replacement option identical in all respects to this Agreement except for the change in the name of Optionor and (y) each such transfer referred to in the preceding clause (c) that such transferee shall agree that Optionor shall have the right to exercise all voting rights with respect to the Option Shares so transferred and that no such transfer shall prevent, limit or interfere with Optionor's compliance with, or performance of its obligations under, this Agreement, absent a default under the terms of the related pledge or security agreement. The term "transfer" means a sale, an assignment, a pledge, a grant, a transfer or other disposition of, or the creation of a Lien on, any Option Shares or any interest of any nature in any Option Shares, including, without limitation, the beneficial ownership of such Option Shares. The terms "beneficially own" or "beneficial ownership" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Regulation 13D-G under the Exchange Act).

                  Section 4. Transfer of Option. Optionee may transfer its rights and delegate its obligations under this Agreement (including, without limitation, the rights of Optionee under Sections 5 and 6) with respect to any Option Shares to any person at any time; provided that the proposed assignee shall execute and deliver to Optionor the Assignee Agreement in the form of Annex 2 attached hereto.


                  Section 5. Power of Attorney.

                  (a) Appointment. Optionor hereby irrevocably appoints the Optionee (acting in its capacity as attorney-in-fact pursuant hereto, the "Attorney-in-Fact") as the true and lawful attorney-in-fact and agent of Optionor, with power of substitution and resubstitution, to act in the name, place and stead of Optionor solely with respect to the following:

                           (1) to take all actions necessary or appropriate to transfer or cause the transfer to the Optionee of any Option Shares purchased by the Optionee in accordance with the terms of this Agreement; and

                           (2) to instruct the Company, on behalf of Optionor, to issue and deliver to the Optionee the Option Shares acquired upon exercise of the Option pursuant to this Agreement.

                  (b) Confirmation. Optionor hereby acknowledges and confirms that the Power of Attorney granted pursuant to this Section 5 is coupled with an interest and, therefore, shall be irrevocable and shall not be terminated by any act of Optionor or by operation of law, whether by the death, disability, liquidation or dissolution of Optionor or by the occurrence of any other event or events, and if, after the execution hereof, Optionor dies or is disabled, liquidated or dissolved, or if any other such event or events shall occur before the completion of the transactions contemplated by this Agreement, the Attorney-in- Fact shall nevertheless be authorized and directed to complete all such transactions as if such death, disability, liquidation or dissolution or other event or events had not occurred and regardless of notice thereof.

                  (c)  Termination.  The Power of  Attorney  granted  under this
Section 5 shall terminate at 5:00 p.m., New York City time, on the Option Termination Date.
                                       A-7

                  Section 6. Legend. Optionor shall cause the following legend to be printed, typed, stamped or otherwise impressed on each certificate for the Option Shares and any certificates issued in exchange therefor or upon transfer thereof (other than to Optionee), other than certificates for Option Shares referred to in clause (c) of the proviso to Section 3:

                  "The shares represented by this certificate are subject to an option to purchase and certain voting and transfer restrictions contained in the Option Agreement dated as of September 13, 1998 from the registered holder to Qwest Communications International Inc."

                  Section  7.   Representations   and  Warranties  of  Optionor.
Optionor represents and warrants to Optionee as follows:

                  (a) Existence and Power. If Optionor is not a natural person, Optionor (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or is a limited liability company, general partnership or limited partnership formed and validly existing under the laws of the jurisdiction of its formation and (2) has all necessary power and authority (as a corporation, limited liability company, general partnership or limited partnership, as the case may be) to execute and deliver each Option Document to which it is or may become a party.

                  (b) Authorization; Contravention. Subject to obtaining the Approval referred to in Section 7(c), the execution and delivery by Optionor of each Option Document to which it is or may become a party and the performance by it of its obligations under each of those Option Documents have been duly authorized by all necessary action (as a corporation, limited liability company, general partnership or limited partnership, as the case may be), if Optionor is not a natural person, and do not and will not (1) contravene, violate, result in a breach of or constitute a default under, (A) its articles of incorporation, certificate of incorporation, operating agreement, partnership agreement, bylaws or articles or deed of trust, as applicable, (B) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which Optionor, the Option Shares or any of its other properties may be bound or affected or (C) any agreement, indenture or other instrument to which Optionor is a party or by which Optionor, the Option Shares or any of its other properties may be bound or affected or (2) result in or require the creation or imposition of any Lien on the Option Shares or any of the other properties now owned or hereafter acquired by it.

                  (c) Approvals. Except with respect to the Approval required under the Hart-Scott-Rodino Act, no Approval of any Governmental Body or other person is required or advisable on the part of Optionor for (1) the due execution and delivery by Optionor of any Option Document to which it is or may become a party, (2) the conclusion of the transactions contemplated by this Agreement and the other Option Documents, (3) the performance by Optionor of its obligations under each Option Document to which it is or may become a party and (4) the exercise by Optionee of its rights and remedies under each Option Document to which Optionor is or may become a party. Each such Approval shall have been obtained, all actions by each person required to be taken in connection with each such Approval shall have been taken and all prescribed waiting, review or appeal periods with respect to each such Approval shall have terminated or expired, as the case may be, in each case on or before the Option Closing Date.

                  (d) Binding Effect. Each Option Document is, or when executed and delivered by Optionor will be, the legally valid and binding obligation of Optionor, enforceable against Optionor in accordance its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  (e) Ownership. Optionor is the sole beneficial owner of all the Option Shares, free and clear of all Liens except the Liens created by this Agreement and the Voting Agreement and Liens permitted by clause (c) of the proviso to Section 3. As of the date of this Agreement, Optionor does not beneficially own any Equity Securities of the Company other than the Option Shares. At the Option Closing, Optionor will be the sole beneficial owner of the Option Shares to be sold, assigned and transferred by it under this Agreement on such date, and no other person will have any beneficial ownership interest in or to such Option Shares. Optionor has, and, at the Option Closing, will have, good right, full power and lawful authority to sell, assign and transfer to Optionee all its right, title and interest in and to such Option Shares, free and clear of all Liens. Immediately after the sale, assignment and transfer of such Option Shares pursuant to this Agreement, upon the registration of such Option Shares in the name of Optionee in the stock records of the Company and assuming that Optionee is a purchaser for value and without notice of any adverse claim, Optionee will have all the rights, title and interest of Optionor in and to such Option Shares, free and clear of all Liens.

                  (f) Litigation. There is no Action pending against Optionor or, to the knowledge of Optionor, threatened against Optionor or any other person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the exercise by any party or beneficiary of its rights under any Option Document or the performance by any party of its obligations under any Option Document.

                  (g) Voting and Transfer Restrictions. To the knowledge of Optionor, except with respect to the Option Documents and the Voting Documents, there is no agreement or arrangement restricting the voting of any Option Shares or, except with respect to the Option Documents, the Voting Documents and the pledge or security agreements creating the Liens permitted by clause (c) to the proviso to Section 3, there is no agreement or arrangement restricting the transfer of any Option Shares, or any interest therein.

                  (h) Fees for Financial Advisers, Brokers and Finders. Optionor has not authorized any person to act as financial adviser, broker, finder or other intermediary that might be entitled to any fee, commission, expense reimbursement or other payment of any kind from any person upon the conclusion of or in connection with any of the transactions contemplated by this Agreement.

                  (i) Continuing Representations and Warranties. Each of the representations and warranties made by Optionor in any Option Document as of any date other than the date on which Optionor first executes this Agreement shall be true and correct in all material respects on and as of each Option Closing Date.

                  Section 8. Miscellaneous Provisions.

                  (a) Notices. All notices, requests and other communications to any party under any Option Document shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the
telecopy  is   transmitted  to  the  proper  address  and  the  receipt  of  the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

                  (b)      No Waivers; Remedies; Specific Performance.

                           (1) No failure or delay by Optionee in exercising any right, power or privilege under any Option Document shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Option Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                           (2) In view of the uniqueness of the agreements contained in the Option Documents and the transactions contemplated hereby and thereby and the fact that Optionee would not have an adequate remedy at law for money damages in the event that any obligation under any Option Document is not performed in accordance with its terms, Optionor therefore agrees that Optionee shall be entitled to specific enforcement of the terms of each Option Document in addition to any other remedy to which Optionee may be entitled, at law or in equity.

                  (c) Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Option Document, and no consent to any departure by Optionor or Optionee from any provision of any Option Document, shall be effective unless it shall be in writing and signed and delivered by Optionor and Optionee, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

                  (d)      Successors and Assigns; Third Party Beneficiaries.

                           (1) Optionee may assign its rights and delegate its obligations under each Option Document only pursuant to Section 4. Optionor may assign its rights and delegate its obligations under any Option Document only pursuant to Section 3. Any assignment or delegation in contravention of this Section 8(d) shall be void ab initio and shall not relieve the assigning or delegating party of any obligation under any Option Document.

                           (2) The provisions of each Option Document shall be binding upon and inure to the benefit of the parties, the express beneficiaries thereof (to the extent provided therein) and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

                  (e) Governing Law. Each Option Document shall be governed by and construed in accordance with the internal laws of the State of New York.

                  (f) Counterparts; Effectiveness. Each Option Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

                  (g) Severability of Provisions. Any provision of any Option Document that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Option Document or affecting the validity or enforceability of the provision in any other jurisdiction.

                  (h) Headings and References. Article and section headings in any Option Document are included for the convenience of reference only and do not constitute a part of the Option Document for any other purpose. References to parties, express beneficiaries, articles and sections in any Option Document are references to parties to or the express beneficiaries and sections of the Option Document, as the case may be, unless the context shall require otherwise.

                  (i) Entire Agreement. The Option Documents embody the entire agreement and understanding of Optionor and Optionee, and supersedes all prior agreements or understandings, with respect to the subject matters of the Option Documents.

                  (j) Survival. Except as otherwise specifically provided in any Option Document, each representation, warranty or covenant of a party contained in the Option Document shall remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party or beneficiary of a related condition precedent to the performance by the other party or beneficiary of an obligation under the Option Document.

                  (k) Exclusive Jurisdiction. Each party, and each express beneficiary of an Option Document as a condition of its right to enforce or defend any right under or in connection with such Option Document, (1) agrees that any Action with respect to any Option Document or any transaction contemplated by any Option Document shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, State of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any legal action in those jurisdictions; provided, however, that any party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may thereafter not be asserted by such party in an original Action in the courts referred to in clause (1) above.

                  (l) Waiver of Jury Trial. Each party, and each express beneficiary of an Option Document as a condition of its right to enforce or defend any right under or in connection with such Option Document, waives any right to a trial by jury in any Action to enforce or defend any right under any Option Document and agrees that any Action shall be tried before a court and not before a jury.

                  (m) Affiliate. Nothing contained in any Option Document shall constitute Optionee an "affiliate" of any of the Company and its Subsidiaries within the meaning of the Securities Act and the Exchange Act, including, without limitation, Rule 501 under the Securities Act and Rule 13e-3 under the Exchange Act.

                  (n) Non-Recourse. No recourse under any Option Document shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of any party or the stockholders, directors, officers, employees, agents and Affiliates of the party or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, stockholder, director, officer, employee, agent or Affiliate, as such, for any obligations of the party under any Option Document or for any claim based on, in respect of or by reason of such obligations or their creation.


                              --------------------

                           [Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above in New York, New York.


                              OPTIONOR:



                              Name:

                              Address:          1200 Harbor Boulevard
                                                Weehawken, New Jersey 07087
                                                Fax: 201-601-1917

                              With a copy to:

                                                Parker Chapin Flattau &
                                                  Klimpl, LLP
                                                1211 Avenue of the Americas
                                                New York, NY 10036
                                                Attention:  Michael Weinsier
                                                Fax: 212-704-6288


                              QWEST COMMUNICATIONS INTERNATIONAL
                                INC.


                              By:
                                       Joseph P. Nacchio
                                       President and Chief Executive Officer

                              Address:          1000 Qwest Tower
                                                555 Seventeenth Street
                                                Denver, Colorado  80202
                                                Attention: Marc B. Weisberg
                                                Fax:     303-992-1723

                              With a copy to:

                                                O'Melveny & Myers LLP
                                                153 East 53rd Street
                                                New York, NY  10022
                                                Attention: Drake S. Tempest
                                                Fax:  212-326-2061

                                                                        ANNEX 1


                                     FORM OF

                              TRANSFEREE AGREEMENT



                                                              [Date]


Qwest Communications International Inc.
1000 Qwest Tower
555 Seventeenth Street
Denver, CO 80202



             Re:  Option Agreement dated as of September 13, 1998
                  between [Optionor] and Qwest Communications International Inc.
                  -------------------------------------------------------------



Ladies and Gentlemen:

                  __________ ("Transferor") proposes to transfer to the undersigned __________ shares of common stock, par value $.001 per share, of Icon CMT Corp. (the "Transferred Shares") that are subject to the Option Agreement dated as of September 13, 1998 (the "Option Agreement") between [Optionor] and Qwest Communications International Inc. ("Qwest"). Terms not otherwise defined in this letter agreement have the meanings stated in the Option Agreement.

                  This letter agreement is delivered to you pursuant to Section 3 of the Option Agreement. The undersigned has reviewed the Option Agreement and, to the extent necessary to understand the meaning of terms used in the Option Agreement that are defined in the Merger Agreement, the Merger Agreement. The undersigned acknowledges that the Option Agreement provides that the execution and delivery of this letter agreement by the undersigned is a condition precedent to the validity and effectiveness of the proposed transfer.

                  The undersigned agrees that, if and for so long as it holds any Transferred Shares, the undersigned:

                  (1) shall be deemed to be the "Optionor" with respect to such Transferred Shares under the Option Agreement;


                                   Annex 1 - 1

                  (2) shall be bound by all of the terms and provisions of the Option Agreement with respect to such Transferred Shares, including, without limitation, Section 5 (Power of Attorney) of the Option Agreement;

                  (3) shall assume all obligations of Transferor under the Option Agreement with respect to such Transferred Shares, including, without limitation, Section 5 (Power of Attorney) of the Option Agreement; and

                  (4) until the day after the Option Termination Date, shall not transfer any Transferred Shares, or any interest therein, except in accordance with the provisions of the Option Agreement.

The undersigned understands that, if the undersigned were not to agree with the foregoing, Transferor would be forbidden by the Option Agreement from transferring the Option Shares to the undersigned and that any such purported transfer would be void.

                                                    Very truly yours,

                                                    [TRANSFEREE]


                                                    By:
                                                             Name:
                                                             Title:

                                                    Address:

                                                    Telecopy:

                                                                      ANNEX 2


                                     FORM OF

                               ASSIGNEE AGREEMENT



                                                              [Date]


[Optionor]

------------------------
------------------------
------------------------



             Re:  Option Agreement dated as of September 13, 1998
                  between [Optionor] and Qwest Communications International Inc.
                  -------------------------------------------------------------


Ladies and Gentlemen:

                  __________ ("Assignor") proposes to transfer to the undersigned the rights of Assignor under the Option Agreement (the "Option Agreement") dated as of September 13, 1998 and between [Optionor] and Qwest Communications International Inc. ("Qwest") with respect to __________ shares of common stock, par value $.001 per share, of Icon CMT Corp. (the "Shares") [, except that Assignor does not propose to transfer to the undersigned the rights of Assignor under Sections 2(a), _____ and _____ of the Option Agreement with respect to the Shares]. This letter agreement is delivered to you pursuant to
Section 4 of the Option Agreement.

                  The undersigned has reviewed the Option Agreement and, to the extent necessary to understand the meaning of terms used in the Option Agreement that are defined in the Merger Agreement, the Merger Agreement. The undersigned acknowledges that the Option Agreement states that the execution and delivery of this letter agreement by the undersigned is a condition precedent to the validity and effectiveness of the proposed assignment.

                  The undersigned agrees that, if and for so long as it holds any rights under the Option Documents, the undersigned:


                                   Annex 2 - 1

                  (1) shall be deemed to be the "Optionee" under the Option Agreement with respect to the Shares;

                  (2) shall be bound by all of the terms and provisions of the Option Agreement with respect to the Shares, including, without limitation, Section 5 (Power of Attorney) of the Option Agreement;

                  (3) shall assume all obligations of Assignor under the Option Agreement with respect to the Shares; and

                  (4) [shall have no rights under Sections 2(a), _____ and _____ of the Option Agreement with respect to the Shares.]

The undersigned understands that, if the undersigned were not to agree with the foregoing, the Assignor would be forbidden by the Option Agreement from assigning to the undersigned any of its rights under the Option Agreement and that any such purported assignment would be void.

                                               Very truly yours,

                                               [ASSIGNEE]


                                               By:
                                                        Name:
                                                        Title:

                                               Address:

                                               Telecopy:


                                   ANNEX 2 - 2

                                                                     EXHIBIT B


                                     FORM OF

                           VOTING AGREEMENT AND PROXY


                  VOTING AGREEMENT AND PROXY dated as of September 13, 1998 between __________ ("Stockholder") and QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation (together with its successors and assigns, "Qwest").

                                    RECITALS

                  A. Stockholder beneficially owns __________ shares of common stock, par value $.001 per share (the "Company Common Stock"), of Icon CMT Corp., a Delaware corporation (the "Company") [, including __________ shares of Company Common Stock issuable upon the exercise of Company Stock Options vested as of the date of this Agreement]. All such shares, together with all other shares of capital stock of the Company with respect to which Stockholder has beneficial ownership as of the date of this Agreement or acquires beneficial ownership on or before the Termination Date, are collectively referred to as the "Restricted Company Shares".

                  B. Concurrently with the execution and delivery of this Agreement, the Company, Qwest and Qwest Subsidiary, a Delaware corporation ("Qwest Subsidiary"), are entering into the Agreement and Plan of Merger dated as of September 13, 1998 (as amended or modified from time to time, the "Merger Agreement"), providing for, among other things, the merger of Qwest Subsidiary with and into the Company (the "Merger"). Terms not otherwise defined in this Agreement have the meanings stated in the Merger Agreement.

                  C. Concurrently with the execution and delivery of this Option Agreement, Stockholder and Qwest are entering into the Option Agreement dated as of September 13, 1998 (the "Option Agreement") to provide for, among other things, (1) the grant by Stockholder to Qwest of an option to acquire the Restricted Company Shares and (2) certain restrictions on the voting and the sale or other transfer of the Restricted Company Shares.

                  D. As contemplated by Section 1.2(c) of the Merger Agreement, Stockholder and Qwest desire to enter into this Agreement to provide for, among other things, (1) the obligation of Stockholder to vote the Restricted Company Shares to approve the Merger Agreement and the merger contemplated thereby (the "Merger") and against any Business Combination (other than the Transactions),
(2) the grant by Stockholder to each of Qwest and Qwest Subsidiary of an irrevocable proxy in connection therewith, (3) certain restrictions on the voting and the sale or other transfer of the Restricted Company Shares by Stockholder, (4) certain restrictions on Stockholder with respect to Business Combination Transactions (other than the Transactions) with respect to any of the Company and its Subsidiaries and (5) the obligation of Stockholder to execute and deliver the Stockholder Agreement at or before the Closing of the Merger. This Agreement and all other agreements, instruments and other documents executed and delivered by Stockholder in connection with this Agreement are collectively referred to as the "Voting Documents".

                  E. Stockholder acknowledges that Qwest and Qwest Subsidiary are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of Stockholder set forth in this Agreement and would not enter into the Merger Agreement if Stockholder did not enter into this Agreement.

                                    AGREEMENT

                  The parties agree as follows:

                  Section 1. Covenants of Stockholder.

                  (a) Voting. Until the later of the day following the Termination Date and payment in full by the Company of all amounts then owed to Qwest and Qwest Subsidiary pursuant to Section 9.2 of the Merger Agreement, subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, Stockholder shall do the following:

                           (1) be present, in person or represented by proxy, at each meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, so that all Restricted Company Shares then entitled to vote may be counted for the purposes of determining the presence of a quorum at such meetings; and

                           (2) at each such meeting held before the Effective Time and with respect to each such written consent, vote (or cause to be voted) the Restricted Company Shares (A) to approve each of the Merger Agreement and the Merger, and any action required in furtherance thereof, (B) except as otherwise approved in writing in advance by Qwest (which approval may be granted, withheld, conditioned or delayed in its sole discretion), against any action or agreement that would result in any breach of any representation, warranty, covenant or agreement of Stockholder or the Company contained in any Transaction Document, that would or could reasonably be expected to impede, interfere with, prevent or materially delay the conclusion of any of the Transactions or that would or could reasonably be expected to materially reduce the benefits to Qwest or Qwest Subsidiary of the Transactions, (C) except as otherwise approved in writing in advance by Qwest (which approval may be granted, withheld, conditioned or delayed in its sole discretion), against any

         Business Combination Transaction (other than the Transactions) and (D) except as otherwise approved in writing in advance by Qwest (which approval may be granted, withheld, conditioned or delayed in its sole discretion), against any amendment to the articles of incorporation or the certificate of incorporation, as the case may be, or bylaws of the Company.

                  (b) Business Combination Transactions. Until the day following the Termination Date, Stockholder shall not do any of the following or enter into any agreement or other arrangement (other than the Voting Documents and the Option Documents) with respect to any of the following:

                           (1) enter into any agreement with respect to or take any other action to effect any Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries;

                           (2) solicit, initiate or encourage (including, without limitation, by way of furnishing information) any inquiry or the making of any proposal to any of the Company, its Subsidiaries and its stockholders from any person (other than Qwest, Qwest Subsidiary or any Affiliate of, or any person acting in concert with, Qwest or Qwest Subsidiary) which constitutes, or may reasonably be expected to lead to, a proposal with respect to a Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries, or endorse any Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries; or

                           (3) continue, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to the business, properties, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing;

provided that the restrictions set forth in this Section 1(b) shall not prevent Stockholder from serving as a director of any of the Company and its Subsidiaries and in that capacity complying with his fiduciary obligations. If Stockholder receives a proposal with respect to a Business Combination
Transaction with respect to any of the Company and its Subsidiaries, then Stockholder shall, by written notice delivered within 24 hours after receipt of such proposal, inform Qwest and Qwest Subsidiary of the terms and conditions of such proposal and the identity of the person making the a proposal with respect to such Business Combination Transaction. Stockholder agrees that the restrictions in this Section 1(b) are reasonable and properly required to accomplish the purposes of this Agreement.

                  (c) Stockholder Agreement. At or before the Closing, Stockholder shall execute and deliver to Qwest a Stockholder Agreement substantially in the form of Exhibit B to the Merger Agreement (the "Stockholder Agreement").

                  Section 2. Irrevocable Proxy. Stockholder hereby revokes any previous proxies and appoints each of Qwest and Qwest Subsidiary, with full power of substitution, as attorney and proxy of the undersigned, (1) to attend any and all meetings of stockholders of the Company, (2) to vote in accordance with the provisions of Section 1 the Restricted Company Shares that the undersigned is then entitled to vote, (3) to grant or withhold in accordance with the provisions of Section 1 all written consents with respect to the Restricted Company Shares that the undersigned is then entitled to vote, and (4) to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present, with respect to all matters subject to Section 1. This proxy shall be deemed to be a proxy coupled with an interest, is irrevocable until the day following the Termination Date and shall not be terminated by operation of law upon the occurrence of any event. Stockholder authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.

                  Section 3. Transfer of Restricted Company Shares. Until the day following the Termination Date, Stockholder shall not transfer any Restricted Company Shares to any person other than Qwest; provided that Stockholder may (a) transfer Restricted Company Shares to Qwest Subsidiary or any Affiliate thereof in connection with the conclusion of the Transactions, (b) transfer Restricted Company Shares to one or more members of Stockholder's immediate family or trusts with respect to which one or more of Stockholder and such members are the exclusive beneficiaries, (c) pledge or create security interest in or other Liens on not more than ___________ Restricted Company Shares in the aggregate to secure bona fide indebtedness of Stockholder owed to one or more financial institutions, (d) any other person approved in advance in writing by Qwest, which approval may be granted, withheld, conditioned or delayed in the sole discretion of Qwest [and (e) sell the minimum number of Restricted Company Shares required to be sold to satisfy the express obligations of Stockholder under Section 7.1 of the Property Settlement and Support Agreement dated as of August 10, 1998 between Stockholder and his wife (in the form delivered by Stockholder to Qwest)]; provided further that it shall be a condition to (x) each such transfer referred to in the preceding clauses (b) and
(d) that such transferee shall (1) execute and deliver to Stockholder the Transferee Agreement in the form of Annex 1 attached hereto and (2) execute and deliver to Qwest an agreement identical in all respects to this Agreement except for the change in the name of Stockholder and the number of shares of Company Common Stock beneficially owned by Stockholder and (y) each such transfer referred to in the preceding clause (c) that such transferee shall agree that Stockholder (and Qwest with respect to the proxy referred to in Section 2) shall have the right to exercise all voting rights with respect to the Restricted Company Shares so transferred and that no such transfer shall prevent, limit or interfere with Stockholder's compliance with, or performance of its obligations under, this Agreement, absent a default under the terms of the related pledge or security agreement. The term "transfer" means a sale, an assignment, a pledge, a grant, a transfer or other disposition of, or the creation of a Lien on, any Restricted Company Shares or any interest of any nature in any Restricted Company Shares, including, without limitation, the beneficial ownership of such Restricted Company Shares. The terms "beneficially own" or "beneficial ownership" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Regulation 13D-G under the Exchange Act).

                  Section 4. Representations and Warranties of Stockholder. Stockholder represents and warrants to Qwest as follows:

                  (a) Existence and Power. If Stockholder is not a natural person, Stockholder (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or is a limited liability company, general partnership or limited partnership formed and validly existing under the laws of the jurisdiction of its formation and (2) has all necessary power and authority (as a corporation, limited liability company, general partnership or limited partnership, as the case may be) to execute and deliver each Voting Document to which it is or may become a party.

                  (b) Authorization; Contravention. The execution and delivery by Stockholder of each Voting Document and the performance by it of its obligations under each Voting Document have been duly authorized by all necessary action (as a corporation, limited liability company, general partnership or limited partnership, as the case may be), if Stockholder is not a natural person, and do not and will not (1) contravene, violate, result in a breach of or constitute a default under, (A) its articles of incorporation, certificate of incorporation, operating agreement, partnership agreement, bylaws or articles or deed of trust, as applicable, (B) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which Stockholder, the Restricted Company Shares or any of its other properties may be bound or affected or (C) any agreement, indenture or other instrument to which Stockholder is a party or by which Stockholder, the Restricted Company Shares or any of its other properties may be bound or affected or (2) result in or require the creation or imposition of any Lien on the Restricted Company Shares or any of the other properties now owned or hereafter acquired by it.

                  (c) Approvals. No Approval of any Governmental Body or other person is required or advisable on the part of Stockholder for (1) the due execution and delivery by Stockholder of any Voting Document to which it is or may become a party, (2) the conclusion of the transactions contemplated by this Agreement and the other Voting Documents, (3) the performance by Stockholder of its obligations under each Voting Document to which it is or may become a party and (4) the exercise by Qwest of its rights and remedies under each Voting Document to which Stockholder is or may become a party.


                  (d) Binding Effect. Each Voting Document is, or when executed and delivered by Stockholder will be, the legally valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by
bankruptcy,  insolvency,  reorganization,   moratorium  or  other  similar  laws
relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  (e) Ownership. Stockholder is the sole beneficial owner of all the Restricted Company Shares, free and clear of all Liens except the Liens created by this Agreement and the Option Agreement and Liens permitted by clause
(c) of the proviso to Section 3. As of the date of this Agreement, Stockholder does not beneficially own any Equity Securities of the Company other than the Restricted Company Shares. As of the time of the Company Stockholders Meeting, Stockholder will be the sole beneficial owner of all the Restricted Company Shares, free and clear of all Liens except the Liens created by this Agreement and the Option Agreement and Liens permitted by clause (c) of the proviso to
Section 3.

                  (f) Litigation. There is no Action pending against Stockholder or, to the knowledge of Stockholder, threatened against Stockholder or any other person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the exercise by any party or beneficiary of its rights under any Voting Document or the performance by any party of its obligations under any Voting Document.

                  Section 5. Restrictions.

                  (a) Legend. The following legend shall be printed, typed, stamped or otherwise impressed on each certificate for the Restricted Company Shares and any certificates issued in exchange therefor or upon transfer thereof (other than to Qwest or Qwest Subsidiary), other than certificates for Restricted Company Shares referred to in clause (c) of the proviso to Section 3:

                  "The shares represented by this certificate are subject to certain voting and transfer restrictions contained in the Voting Agreement dated as of September 13, 1998 from the registered holder to Qwest Communications International Inc."

                  (b) Stop Order. Qwest may direct the Company to impose stop orders to prevent the transfer of the Restricted Company Shares on the books of the Company in violation of this Agreement.

                  Section 6. Miscellaneous Provisions.

                  (a) Notices. All notices, requests and other communications to any party under any Voting Document shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

                  (b)      No Waivers; Remedies; Specific Performance.

                           (1) No failure or delay by Qwest in exercising any right, power or privilege under any Voting Document shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Voting Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                           (2) In view of the uniqueness of the agreements contained in the Voting Documents and the transactions contemplated hereby and thereby and the fact that Qwest would not have an adequate remedy at law for money damages in the event that any obligation under any Voting Document is not performed in accordance with its terms, Stockholder therefore agrees that Qwest shall be entitled to specific enforcement of the terms of each Voting Document in addition to any other remedy to which Qwest may be entitled, at law or in equity.

                  (c)      Amendments, Etc.

                           (1) No amendment, modification, termination, or waiver of any provision of any Voting Document, and no consent to any departure by Stockholder or Qwest from any provision of any Voting Document, shall be effective unless it shall be in writing and signed and delivered by Stockholder and Qwest, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

                           (2) Qwest may by written notice delivered from time to time to Stockholder terminate any or all of its rights under this Agreement and the proxy granted pursuant to Section 2 of this Agreement.

                  (d)      Successors and Assigns; Third Party Beneficiaries.

                           (1) Qwest may assign any of its rights or delegate any of its obligations under any Voting Document. Stockholder may assign its rights and delegate its obligations under any Option Document only pursuant to Section 3. Any assignment or delegation in contravention of this Section 6(d) shall be void ab initio and shall not relieve the assigning or delegating party of any obligation under any Voting Document.

                           (2) The provisions of each Voting Document shall be binding upon and inure to the benefit of the parties, the express beneficiaries thereof (to the extent provided therein) and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

                  (e) Governing Law. Each Voting Document shall be governed by and construed in accordance with the internal laws of the State of New York.

                  (f) Severability of Provisions. Any provision of any Voting Document that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Voting Document or affecting the validity or enforceability of the provision in any other jurisdiction.

                  (g) Headings and References. Article and section headings in any Voting Document are included for the convenience of reference only and do not constitute a part of the Voting Document for any other purpose. References to parties, express beneficiaries, articles and sections in any Voting Document are references to parties to or the express beneficiaries, articles and sections of the Voting Document, as the case may be, unless the context shall require otherwise.
                  (h) Entire Agreement. The Voting Documents embody the entire agreement and understanding of Stockholder and Qwest, and supersedes all prior agreements or understandings, with respect to the subject matters of the Voting Documents.

                  (i) Survival. Except as otherwise specifically provided in any Voting Document, each representation, warranty or covenant of a party contained in the Voting Document shall remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party or beneficiary of a related condition precedent to the performance by the other party or beneficiary of an obligation under the Voting Document.

                  (j) Exclusive Jurisdiction. Each party, and each express beneficiary of a Voting Document as a condition of its right to enforce or defend any right under or in connection with such Voting Document, (1) agrees that any Action with respect to any Voting Document or any transaction contemplated by any Voting Document shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, State of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any legal action in those jurisdictions; provided, however, that any party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may thereafter not be asserted by such party in an original Action in the courts referred to in clause
(1) above.

                  (k) Waiver of Jury Trial. Each party, and each express beneficiary of a Voting Document as a condition of its right to enforce or defend any right under or in connection with such Voting Document, waives any right to a trial by jury in any Action to enforce or defend any right under any Voting Document and agrees that any Action shall be tried before a court and not before a jury.

                  (l) Affiliate. Nothing contained in any Voting Document shall constitute Qwest an "affiliate" of any of the Company and its Subsidiaries within the meaning of the Securities Act and the Exchange Act, including, without limitation, Rule 501 under the Securities Act and Rule 13e-3 under the Exchange Act.

                  (m) Non-Recourse. No recourse under any Voting Document shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of any party or the stockholders, directors, officers, employees, agents and Affiliates of the party or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, stockholder, director, officer, employee, agent or Affiliate, as such, for any obligations of the party under any Voting Document or for any claim based on, in respect of or by reason of such obligations or their creation.


                              --------------------

                           [Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above in New York, New York.


                           STOCKHOLDER:



                           Name:

                           Address:  1200 Harbor Boulevard
                                     Weehawken, New Jersey 07087
                                     Telecopy: 201-601-1917

                           With a copy to:

                                      Parker Chapin Flattau & Klimpl, LLP
                                      1211 Avenue of the Americas
                                      New York, NY 10036
                                      Attention:  Michael Weinsier
                                      Telecopy:  212-704-6288


                           QWEST COMMUNICATIONS INTERNATIONAL
                             INC.


                           By:
                                      Joseph P. Nacchio
                                      President and Chief Executive Officer

                           Address:   1000 Qwest Tower
                                      555 Seventeenth Street
                                      Denver, Colorado  80202
                                      Attention: Marc B. Weisberg
                                      Fax: 303-992-1723

                           With a copy to:

                                      O'Melveny & Myers LLP
                                      153 East 53rd Street
                                      New York, NY  10022
                                      Attention: Drake S. Tempest
                                      Fax:  212-326-2061

                                                                         ANNEX 1


                                     FORM OF

                              TRANSFEREE AGREEMENT



                                                              [Date]


Qwest Communications International Inc.
1000 Qwest Tower
555 Seventeenth Street
Denver, CO 80202



        Re: Voting Agreement and Proxy dated as of September 13, 1998 between Stockholder and Qwest Communications International Inc.
                 --------------------------------------------------------------


Ladies and Gentlemen:

                  __________ ("Transferor") proposes to transfer to the undersigned __________ shares of common stock, par value $.001 per share, of Icon CMT Corp. (the "Transferred Shares") that are subject to the Voting Agreement and Proxy dated as of September 13, 1998 (the "Option Agreement") between Stockholder and Qwest Communications International Inc. ("Qwest"). Terms not otherwise defined in this letter agreement have the meanings stated in the Option Agreement.

                  This letter agreement is delivered to you pursuant to Section 3 of the Voting Agreement and Proxy. The undersigned has reviewed the Voting Agreement and Proxy and, to the extent necessary to understand the meaning of terms used in the Voting Agreement and Proxy that are defined in the Merger Agreement, the Merger Agreement. The undersigned acknowledges that the Voting Agreement and Proxy provides that the execution and delivery of this letter agreement by the undersigned is a condition precedent to the validity and effectiveness of the proposed transfer.

                  The undersigned agrees that, if and for so long as it holds any Transferred Shares, the undersigned:

                  (1) shall be deemed to be the "Stockholder" with respect to such Transferred Shares under the Voting Agreement and Proxy;


                                   Annex 1 - 1

                  (2) shall be bound by all of the terms and provisions of the Voting Agreement and Proxy with respect to such Transferred Shares, including, without limitation, Section 2 (Irrevocable Proxy) of the Voting Agreement and Proxy;

                  (3) shall assume all obligations of Transferor under the Voting Agreement and Proxy with respect to such Transferred Shares, including, without limitation, Section 2 (Irrevocable Proxy) of the Voting Agreement and Proxy; and

                  (4) until the day following the Termination Date, shall not transfer any Transferred Shares, or any interest therein, except in accordance with the provisions of the Voting Agreement and Proxy.

The undersigned understands that, if the undersigned were not to agree with the foregoing, Transferor would be forbidden by the Voting Agreement and Proxy from transferring the Restricted Company Shares to the undersigned and that any such purported transfer would be void.

                                             Very truly yours,

                                             [TRANSFEREE]


                                             By:
                                                      Name:
                                                      Title:

                                             Address:

                                             Telecopy:


                                   Annex 1 - 2

                                                                       EXHIBIT D


                              Terms and Conditions

                              Qwest Credit Facility


The following is a summary of the basic terms and conditions for the proposed financing. It does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the definitive documentation relating to the Qwest Credit Facility and is not intended to limit the scope of discussion and negotiation of any matters not inconsistent with the specific matters set forth herein. Terms not otherwise defined in this summary have the meanings stated in the Merger Agreement.



Borrower:                                     Icon CMT Corp. (the "Company").

Lender: Qwest Communications International Inc. ("Qwest") and its successors and assigns.

Amount and Availability:                      Up to  $15,000,000  (the "Facility
                                              Amount"),  of  which  (i) up to an
                                              amount  equal  to  the   principal
                                              amount    of   the    indebtedness
                                              outstanding   under  the   Company
                                              Credit  Facilities,  but  no  more
                                              than $10,000,000,  may be borrowed
                                              on the  Initial  Funding  Date and
                                              (ii)  up  to $  2,000,000  may  be
                                              borrowed upon five day's notice in
                                              one advance  during each  calendar
                                              month  thereafter.  Advances shall
                                              be made  in a  minimum  amount  of
                                              $500,000 and  integral  multiplies
                                              thereof.  The last advance must be
                                              made  on  or  before  January  15,
                                              2000.

Initial Funding Date:                         January 31, 1999.

Maturity Date:                                January 31, 2000.

Use of  Proceeds:                             To    (i)    repay    indebtedness
                                              outstanding   under  the   Company
                                              Credit   Facilities,    (ii)   pay
                                              indebtedness owed under the Access
                                              Agreement, (iii) acquire equipment
                                              and  (iv)  pay  general  corporate
                                              expenses.

Guarantors:                                   All Subsidiaries of the Company.

Collateral:                                   First perfected  security interest
                                              in   all   existing   and   after-
                                              acquired    real   and    personal
                                              property of the Company
                                              and its Subsidiaries,  including a
                                              pledge of 100% of the stock of all
                                              Subsidiaries.

                                              Negative  pledge of all  assets of
                                              Company and its Subsidiaries.

Interest:                                     Before  occurrence  of a  Material
                                              Adverse  Condition  at a  floating
                                              rate  equal to the rate  published
                                              in The Wall  Street  Journal  from
                                              time  to time  as the  Prime  Rate
                                              ("Prime"),   plus   1.00%.   After
                                              occurrence  of  Material   Adverse
                                              Condition  at  a  floating   rate,
                                              Prime   plus   8.00%.   The   term
                                              "Material Adverse Condition" means
                                              a material  adverse  effect on the
                                              business, properties,  operations,
                                              prospects or condition  (financial
                                              or  otherwise)  of the Company and
                                              its   Subsidiaries,   taken  as  a
                                              whole.

                                              After the  occurrence  and  during
                                              the  continuance  of an  event  of
                                              default,  interest shall accrue at
                                              a rate 2% per  annum in  excess of
                                              the amount  otherwise then payable
                                              and shall be payable upon demand.

                                              Interest  will be paid  monthly in
                                              arrears  and upon the  maturity or
                                              termination  of the  Qwest  Credit
                                              Facility and computed on the basis
                                              of a 365-/366-day year.
Warrants;
Registration Rights:                          750,000    warrants    issued   at
                                              execution of Merger  Agreement and
                                              exercisable  at  $12.00  per share
                                              for  10  years  with  registration
                                              rights.  The forms of warrant  and
                                              registration  rights agreement are
                                              attached  as  Exhibits  E and F to
                                              the       Merger        Agreement,
                                              respectively.

Prepayments:                                  Optional  prepayments of the loans
                                              will be  permitted  in whole or in
                                              part at the option of the  Company
                                              without premium or penalty.


                                              Mandatory   prepayments   will  be
                                              required as follows:

                                              Asset  Sale   Proceeds:   the  net
                                              after-tax  cash  proceeds  of  the
                                              sale or other  disposition  of any
                                              property  or assets of the Company
                                              or any of the Subsidiaries,  other
                                              than net cash proceeds of sales or
                                              other dispositions of inventory in
                                              the ordinary course of business in
                                              each case  payable  no later  than
                                              the first  business day  following
                                              the date of receipt.
                                       D-2

                                              Insurance/Condemnation   Proceeds:
                                              the  net  cash  proceeds  received
                                              under   any   casualty   insurance
                                              maintained  by the  Company or any
                                              of the Subsidiaries or as a result
                                              of the taking of any assets of the
                                              Company or any of the Subsidiaries
                                              pursuant  to the power of  eminent
                                              domain  or  condemnation,  in each
                                              case  payable  no  later  than the
                                              first  business day  following the
                                              date of receipt.

                                              Proceeds of Equity Offerings:  the
                                              net cash  proceeds  received  from
                                              the issuance of equity  securities
                                              of   the   Company   any   of  its
                                              Subsidiaries, in each case payable
                                              no later  than the first  business
                                              day following the date of receipt.

                                              Proceeds  of Debt  Issuances:  the
                                              net cash  proceeds  received  from
                                              certain    issuances    of    debt
                                              securities  by the  Company or any
                                              of the Subsidiaries,  in each case
                                              payable  no later  than the  first
                                              business day following the date of
                                              receipt.

                                              Prepayments shall be applied first
                                              to    outstanding    loans,    and
                                              thereafter  the commitment to make
                                              additional   advances   shall   be
                                              reduced by an equivalent amount to
                                              the remaining proceeds.

Documentation:                                The Qwest Credit  Facility will be
                                              subject   to   the    negotiation,
                                              execution    and    delivery    of
                                              definitive   loan   and   security
                                              documentation  prepared by counsel
                                              to Qwest and in form and substance
                                              satisfactory to Qwest.
Representations
and Warranties:                               Customary  and   appropriate   for
                                              transactions    of   this    type,
                                              including, without limitation, due
                                              organization  and   authorization,
                                              enforceability,          financial
                                              condition,   no  material  adverse
                                              changes,   title  to   properties,
                                              liens,   litigation,   payment  of
                                              taxes,    no   material    adverse
                                              agreements,  compliance with laws,
                                              employee   benefit    liabilities,
                                              environmental         liabilities,
                                              perfection  and  priority of liens
                                              securing    the    Qwest    Credit
                                              Facility,  full  disclosure,   and
                                              incorporating   by  reference  all
                                              representations  and warranties in
                                              the Merger  Agreement,  whether or
                                              not the Merger  Agreement  remains
                                              in full force and effect.

Covenants:                                    Customary     and      appropriate
                                              affirmative      and      negative
                                              covenants,    including,   without
                                              limitation, to limitations
                                              on  other   indebtedness,   liens,
                                              investments,           guarantees,
                                              restricted     junior     payments
                                              (dividends,     redemptions    and
                                              payments  on  subordinated  debt),
                                              mergers and acquisitions, sales of
                                              assets,    capital   expenditures,
                                              leases,      transactions     with
                                              affiliates,  conduct  of  business
                                              and other provisions customary and
                                              appropriate for financings of this
                                              type,   including  exceptions  and
                                              baskets to be mutually agreed upon
                                              and   incorporating  by  reference
                                              appropriate   covenants   in   the
                                              Merger  Agreement,  whether or not
                                              the  Merger  Agreement  remains in
                                              full force and effect.

Events of Default:                            Customary and appropriate (subject
                                              to customary and appropriate grace
                                              periods),     including    without
                                              limitation    failure    to   make
                                              payments when due,  defaults under
                                              other agreements or instruments of
                                              indebtedness,  noncompliance  with
                                              covenants,       breaches       of
                                              representations   and  warranties,
                                              bankruptcy, judgments in excess of
                                              specified  amounts,  invalidity of
                                              guaranties, impairment of security
                                              interests   in   collateral,   the
                                              occurrence   of   any   volitional
                                              default     under    the    Merger
                                              Agreement,  the termination of the
                                              Merger   Agreement   pursuant   to
                                              Section  9.1(a)(5)  of the  Merger
                                              Agreement,  the  consummation of a
                                              Business  Combination  Transaction
                                              (other than the Transactions) with
                                              respect  to the  Company  and  its
                                              Subsidiaries.

Conditions Precedent to                       Customary  and  appropriate  for a
Initial and Subsequent                        transaction    of    this    type,
Advances:                                     including,   without   limitation,
                                              customary  closing   documentation
                                              including  opinions of  borrower's
                                              counsel,   a  certificate  of  the
                                              chief financial officer of Company
                                              as to the  solvency  of Company in
                                              form and substance satisfactory to
                                              Qwest, the absence of a volitional
                                              default under the Merger Agreement
                                              and the absence of consummation of
                                              a Business Combination Transaction
                                              (other than the Transactions) with
                                              respect  to the  Company  and  the
                                              Subsidiaries.  The  absence of the
                                              occurrence  of a Material  Adverse
                                              Change is not a  condition  to the
                                              initial  advance or any subsequent
                                              advance.




Governing Law:                                New York.  The Company will submit
                                              to the non- exclusive jurisdiction
                                              of the federal and state courts of
                                              the  State  of New  York  and will
                                              waive any right to trial by jury.

Expenses and Indemnity:                       The Company  will pay the expenses
                                              of Qwest,  including  the fees and
                                              expenses   of   Qwest's   counsel,
                                              whether or not the  closing of the
                                              facility    occurs    and    shall
                                              indemnify and hold harmless  Qwest
                                              and   its   directors,   officers,
                                              employees,  agents,  attorneys and
                                              affiliates  from and  against  any
                                              losses,      claims,      damages,
                                              liabilities   or  other   expenses
                                              relating   to  the  Qwest   Credit
                                              Facility  and pay  legal and other
                                              expenses  in  connection  with any
                                              investigation, litigation or other
                                              proceeding relating thereto.

                                                                      EXHIBIT E


                                     FORM OF

                                 ICON CMT CORP.

                                SERIES Q WARRANTS

                            to Purchase Common Stock

                               at $.001 Per Share
                             (subject to adjustment)


The Warrant represented by this certificate and the shares of Common Stock issuable upon the exercise hereof have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act. This Warrant and such shares are also subject to the restrictions stated in a Registration Rights Agreement dated as of September 13, 1998, a copy of which is on file at the office of the Secretary of the Company.

          Certificate Number                           Certificate for

              _________                                    ______


   This certificate is transferable                        Warrants
       in __________, __________


                                 ICON CMT CORP.

              Incorporated under the laws of the State of Delaware

               THIS CERTIFIES THAT, for value received, QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation, or registered assigns, is entitled to purchase from ICON CMT CORP., a Delaware corporation (the "Company"), at any time and from time to time after the date of this Warrant and prior to 5:00 p.m., New York time, on the Expiration Date, at the purchase price of $12.00 per share (as such price may be adjusted pursuant to Section 7, the "Warrant Price") the total number of shares of common stock, par value $.001 per share (the "Common Stock"), of the Company, which is equal to the number of Warrants set forth above (as such number of shares may be adjusted pursuant to Section 7, the "Warrant Shares"). Terms not otherwise defined herein have the meanings stated in Section 20.

       Section 1.  Transferability of Warrants.
                   ---------------------------

               1.1 Warrant Register and Registration. The Secretary of the Company shall keep or cause to be kept at the office of the Company books for the registration and transfer (the "Warrant Register") of this Warrant certificate and any other Warrant certificate issued hereunder (collectively including the initial Warrant, the "Warrants"). The Warrants shall be numbered and shall be registered in the Warrant Register as they are issued. The Company and the Secretary of the Company shall be entitled to treat a person as the owner in fact for all purposes of each Warrant registered in such person's name (each registered owner is herein referred to as a "holder" of such Warrant) and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

               1.2 Transfer. The Warrants shall be transferable only on the Warrant Register upon delivery thereof duly endorsed by the holder or by his duly authorized attorney or representative, which endorsement shall be guaranteed by a bank or trust company located in the United States of America or by a broker or dealer that is a member of a registered national securities exchange, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Secretary of the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Secretary of the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto.

               1.3 Form of Warrant. The Warrants shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents and attested to by the Secretary of the Company or an Assistant
Secretary. The signature of any of such officers on the Warrants may be manual or facsimile.

       Section 2.  Exchange of  Warrants.  Each  Warrant may be exchanged at the
                   ---------------------
option of the holder thereof for another Warrant or Warrants entitling the holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant or Warrants surrendered then entitle such holder to purchase. Any holder desiring to exchange a Warrant or Warrants shall make such request in writing delivered to the Secretary of the Company, and shall surrender, properly endorsed, which endorsement shall be guaranteed as provided in Section 1.2 hereof if the new Warrant or Warrants are to be issued other than in the name of the holder, the Warrant or Warrants to be so exchanged at the office of the Secretary of the Company. Thereupon, a new Warrant or Warrants, as the case may be, as so requested, shall be delivered to the person entitled thereto.

       Section 3.  Term of Warrants; Exercise of Warrants; Distributions.
                   -----------------------------------------------------

               3.1 Term of Warrants. Each holder shall have the right, at any time before 5:00 p.m., New York time, on September 13, 2008, or, if such date is not a Business Day, the next Business Day (the "Expiration Date") to purchase from the Company the number of fully paid and nonassessable Warrant Shares that the holder may at the time be entitled to purchase on exercise of such Warrants at the Warrant Price in effect on such date. After the Expiration Date, any previously unexercised Warrants shall be void, have no value and be of no further effect.

               3.2    Exercise of Warrants.

                      (a) A Warrant may be exercised upon surrender to the Company, in care of the Secretary of the Company, of the Warrant to be exercised, together with the duly completed and signed form of Election to Purchase attached hereto, and upon payment to the Company of the Warrant Price for the number of Warrant Shares in respect of which such Warrant is then exercised. Payment of the aggregate Warrant Price shall be made by wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by the Company.

                      (b) Subject to Section 5, upon such surrender of the Warrant and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with a check or cash in respect of any fraction of a share of Common Stock otherwise deliverable upon such exercise, as provided in Section 5. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price; provided that if, at the date of surrender of such Warrant and payment of such Warrant Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrant shall be closed, the certificates for the Warrant Shares in respect of which such Warrant is then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; provided, further that the transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days.

                      (c) The rights of purchase represented by the Warrant shall be exercisable, at the election of the holders thereof, either in full or from time to time in part. If a Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, a new Warrant evidencing the remaining Warrant Shares will be issued, and the Company shall deliver the new Warrant pursuant to the provisions of this Section 3.2.

                      (d) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering of Common Stock or a Business Combination, such exercise may at the election of the holder be conditioned upon the conclusion of such transaction, in which case such exercise shall not be deemed to be effective until the conclusion of such transaction.

               3.3 Distributions. If the Company shall at any time (1) issue rights or warrants to all holders of shares of Common Stock, entitling them (for a period not exceeding forty-five (45) days after the date of issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the Average Market Price per share of Common Stock or to subscribe for or purchase Derivative Securities providing for the purchase of shares of Common Stock upon the conversion, exchange or exercise thereof at a price per share of Common Stock less than the Average Market Price per share of Common Stock, in each case on the record date fixed for the determination of shareholders entitled to receive such right or warrant, or (2) declare or pay any dividend or other distribution on the Common Stock (including, without limitation, any distribution of other or additional stock or other securities or property or rights or warrants to subscribe for or purchase securities of any of the Company and its Subsidiaries by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement), other than a dividend payable in shares of Common Stock or Derivative Securities, then the Company may, at the same time or times, pay a distribution on or in respect of each Warrant which is equivalent to such dividend or other distribution declared or paid on each share of Common Stock, multiplied by the number of shares of Common Stock into which each Warrant may be exercised on the record date for such action.

       Section 4. Adjustment of Warrant Price and Number of Warrant Shares.  The
                  --------------------------------------------------------
number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as hereinafter described.

               4.1 Mechanical Adjustments. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price payable in connection therewith shall be subject to adjustment from time to time as follows:

                      (a) If the Company shall at any time pay a dividend on the Common Stock (including, if applicable, shares of Common Stock held by the Company in treasury or by a Subsidiary) in shares of the Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or otherwise effect a reclassification or recapitalization of the Common Stock, then, in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant shall be adjusted so that this Warrant shall thereafter be exercisable for the number of Warrant Shares equal to the number of shares of Common Stock which the holder would have held after the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph
(a) shall become effective retroactively to the related record date in the case of a dividend and shall become effective on the related effective date in the case of a subdivision, combination, reclassification or recapitalization.

                      (b) Except with respect to Permitted Issuances, if the Company or a Subsidiary shall at any time issue or sell shares of Common Stock at a purchase price per share of Common Stock (the value of any consideration, if other than cash, to be determined as provided in Section 4.1(h)) less than the Average Market Price per share of Common Stock on the date of issuance or sale (for the purpose of this paragraph (b), the "Adjustment Date"), then, in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant after such Adjustment Date shall be determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such date of issuance or sale and the number of additional shares of Common Stock so issued or sold, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such date of issuance or sale and the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Average Market Price. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or by a Subsidiary.

                      (c) Except with respect to Permitted Issuances, if the Company or a Subsidiary shall at any time issue or sell Derivative Securities (as defined below) providing for the purchase of shares of Common Stock upon the conversion, exchange or exercise thereof at a price per share of Common Stock (taking into account any consideration received by the Company upon the issuance or sale of such Derivative Securities and any additional consideration to be received upon the conversion, exchange or exercise thereof, the value of such consideration, if other than cash, to be determined as provided in Section 4.1(h)) less than the Average Market Price per share of Common Stock on the date of issuance or sale (for the purpose of this paragraph (c), the "Adjustment Date"), then, in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant after such Adjustment Date shall be determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of additional shares of Common Stock so offered for subscription or purchase upon the conversion, exchange or exercise of such Derivative Securities, and the denominator  of which  shall be the sum of the number of shares of Common  Stock outstanding on such Adjustment Date and the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Average Market Price. Such adjustment shall be made whenever any such Derivative Securities are issued, and shall become effective on the date of issuance retroactive to the Adjustment Date. If all the shares of Common Stock so offered for subscription or purchase are not delivered upon the final conversion, exchange or exercise of such Derivative Securities, then, upon the final conversion, exchange or exercise of such Derivative Securities, or the expiration, cancellation or other termination thereof, the number of Warrant Shares issuable upon exercise of this Warrant shall thereafter be readjusted to the number of Warrant Shares which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the conversion, exchange or exercise of such Derivative Securities, or the expiration, cancellation or other termination thereof rather than upon the number of shares of Common Stock so offered for subscription or purchase. If the purchase price provided for in any Derivative Securities, the additional consideration, if any, payable upon the conversion, exchange or exercise of any Derivative Securities or the rate at which any Derivative Securities are convertible into or exchangeable or exercisable for Common Stock shall change at any time (including, without limitation, at the time of or after such conversion, exchange or exercise but excluding any change as a result of any event that would cause the number of Warrant Shares to have been adjusted pursuant to Section 4.1), the number of Warrant Shares issuable upon exercise of this Warrant in effect at the time of such change shall be readjusted to the number of Warrant Shares issuable upon exercise of this Warrant which would have been in effect at such time had such Derivative Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, on the related Adjustment Date, and such readjustment shall become effective on the date of such change retroactive to the Adjustment Date; provided, that no such readjustment shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of this Warrant by an amount in excess of the amount of the adjustment initially made with respect to the issuance or sale of the Derivative Securities. For the purposes of this paragraph (c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or by a Subsidiary.

                      (d) Except with respect to Permitted Issuances, if the Company or a Subsidiary shall at any time distribute to all the holders of Common Stock (1) Derivative Securities providing for the purchase of shares of Common Stock upon the conversion, exchange or exercise thereof (other than those referred to in Section 4.1(c)) or any evidence of indebtedness or other securities of the Company (other than Common Stock) or (2) assets (other than cash) having a fair market value (as determined in a resolution adopted by the Board of Directors of the Company, which shall be conclusive evidence of such fair market value) in an amount during any 12-month period equal to more than 10% of the Market Capitalization of the Company on the day immediately preceding the date of declaration or authorization of such distribution by the Board of Directors of the Company (for the purpose of this paragraph (d), the "Adjustment Date"), then, in each such case, the number of Warrant Shares issuable upon exercise of this Warrant after the record date with respect to such distribution shall be determined by multiplying the number of Warrant Shares issuable upon exercise of one Warrant on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the Average Market Price per share of Common Stock on such date of declaration or authorization and the denominator of which shall be such Average Market Price less the then fair market value (as determined by the Board of Directors of the Company as provided above) of the portion of the assets, rights, warrants, evidences of indebtedness or other securities so distributed applicable to one (1) share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of such distribution retroactive to the Adjustment Date.

                      (e) Except with respect to the payment by the Company of a distribution on or in respect of the Warrants pursuant to Section 3.3, if the Company shall at any time declare or pay a dividend or other distribution on the Common Stock other than a stock dividend payable solely in shares of Common Stock or a cash dividend paid out of current earnings (the value of any such dividend or other distribution, if other than cash, to be determined as provided in Section 4.1(h)), then, in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant after the record date therefor (for the purpose of this paragraph (d), the "Adjustment Date") shall be determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of additional shares of Common Stock which the aggregate value of such dividend or distribution would purchase at the Average Market Price per share of Common Stock on the date immediately preceding such Adjustment Date and the denominator of which shall be the number of shares of Common Stock outstanding on such Adjustment Date. For the purposes of this paragraph (e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or by a Subsidiary.

                      (f) If the Company or a Subsidiary shall at any time purchase shares of Common Stock at a price per share of Common Stock (the value of any consideration, if other than cash, to be determined as provided in
Section 4.1(h)) less than the Average Market Price per share of the Common Stock on the date of such purchase (for the purpose of this paragraph (f), the "Adjustment Date"), then, in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant after such Adjustment Date shall be determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of additional shares of Common Stock which the aggregate purchase price of the total number of shares so purchased would purchase at such Average Market Price and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of shares of Common Stock so purchased. For the purposes of this paragraph (f), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or by a Subsidiary.

                      (g) In case of any capital reorganization or any reclassification (other than a change in par value) of the capital stock of the Company, or of any exchange or conversion of the Common Stock for or into securities of another corporation, or in case of the consolidation or merger of the Company with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or in case of any sale or conveyance of all or substantially all of the assets of the Company, the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires such assets, as the case may be, shall make provision such that this Warrant shall thereafter be exercisable for the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the effective date of such capital reorganization, reclassification of capital stock, merger, consolidation, sale or conveyance, assuming (1) such holder of Common Stock of the Company is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made as the case may be ("constituent entity"), or an affiliate of a constituent entity, and (2) such person failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance and, in any case appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holder, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the number of Warrant Shares issuable upon exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon exercise of this Warrant. The provisions of this paragraph (g) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                      (h) If any shares of Common Stock or Derivative Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any shares of Common Stock or Derivative Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price thereof as of the date of receipt. In case any shares of Common Stock or Derivative Securities are issued to the owners of the non-surviving or selling entity in connection with any merger or consolidation or sale, lease or conveyance of all or substantially all the assets of such entity, or other business combination in which the Company is the surviving or purchasing entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Derivative Securities, as the case may be. The fair value of any consideration received by the Company or dividends or distributions paid by the Company, in each case, other than cash or marketable securities, shall be determined jointly by the Company and the holders of at least a majority of the total number of Warrants then outstanding (the "Required Holders"). If such persons are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Required Holders, whose determination shall be final and binding on the Company and all holders of the Warrants. The fees and expenses of such appraiser shall be paid by the Company.

                      (i) If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution on the Common Stock or (2) to subscribe for or purchase shares of Common Stock or Derivative Securities, then such record date shall be deemed to be the date of the payment or distribution of such dividend or other distribution or the date of issuance and sale of any shares of Common Stock deemed to have been issued or sold in connection therewith. If shares of Common Stock are not so issued or sold, then the number of Warrant Shares issuable upon exercise of this Warrant shall thereafter be readjusted to the number of Warrant Shares which would have been in effect that such shares of Common Stock not been deemed to have been issued.

                      (j) All calculations under this Section 4 shall be made to the nearest one- thousandth of a share of Common Stock.

                      (k) Whenever the number of Warrant Shares issuable upon the exercise of this Warrant is adjusted or readjusted pursuant to paragraphs
(a) through (i), inclusive, above, the Warrant Price payable upon exercise of this Warrant shall be adjusted or readjusted by multiplying such Warrant Price immediately prior to the related Adjustment Date by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately preceding such Adjustment Date, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter; provided that no such readjustment pursuant to paragraph (c) above with respect to the conversion, exchange or exercise, or expiration, cancellation or other termination, of any Derivative Securities shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance or sale of such Derivative Securities.

                      (l) If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the number of Warrant Shares issuable upon exercise of this Warrant and the Warrant Price so as to protect the rights of this Warrant.

                      (m) For all purposes of this Warrant, the term "shares of Common Stock" shall mean (1) the class of stock designated as the Common Stock of the Company at the date of this Warrant or (2) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraphs (a) through (l), inclusive, above, the holder shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (l), inclusive, above, and the provisions of Sections 4.2, 4.3, 4.4 and 4.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

               4.2 Time of Adjustments. Each adjustment required by Section 4.1 shall be effective as and when the event requiring such adjustment occurs.

               4.3 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price is adjusted as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each holder a certificate of the chief financial officer of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment.

               4.4 No Adjustment for Dividends. Except as provided in Section 4.1, no adjustment shall be made during the term of this Warrant or upon the exercise of this Warrant in respect of any dividends declared or paid on the Common Stock.

               4.5 Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the initial Warrant.

       Section 5. Fractional  Interests.  No fractional  Warrant Shares shall be
                  ---------------------
issued upon the exercise of Warrants, but in lieu thereof the Company shall pay therefor in cash an amount equal to the product obtained by multiplying the Closing Price per Warrant Share on the Trading Day immediately preceding the date of exercise of the Warrant times such fraction. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented.

       Section 6. Taxes. The Company shall pay any and all issue and other taxes
                  -----
that may be payable in respect of any issue or delivery of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificates for Warrant Shares in a name other than that of the registered holder of such Warrant, and no such issue or delivery shall be made unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

       Section 7.  Reservation  of Warrant  Shares; Valid Issuance;  Purchase of
                   -------------------------------------------------------------
Warrants; Cancellation of Warrants.
----------------------------------

               7.1 Reservation of Warrant Shares. There have been reserved, and the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock that shall from time to time be sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. All Warrants surrendered in the exercise of the rights thereby evidenced shall thereupon be cancelled by the

Company and retired. Promptly after the Expiration Date, the Secretary of the Company shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants. The Company shall from time to time take all necessary actions, in accordance with the laws of the State of Delaware, to increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the exercise of all the then outstanding Warrants.

               7.2 Valid Issuance. All shares of Common Stock or other securities issued upon exercise of the Warrants will, upon issuance in accordance with the terms hereof, be validly issued, fully paid and nonassessable, free from all liens, charges, security interests and encumbrances created by the Company with respect to the issuance and delivery thereof and not subject to preemptive rights.

               7.3 Purchase of Warrants by the Company. Any of the Company and its Subsidiaries shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

               7.4 Cancellation of Warrants. If any of the Company and its Subsidiaries shall purchase or otherwise acquire Warrants, the same shall thereupon be cancelled by the Company and retired. The Company shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

       Section  8.  Mutilated  or  Missing  Warrants.  If any  Warrant  shall be
                    --------------------------------
mutilated, lost, stolen or destroyed and the Company shall receive evidence thereof and indemnity reasonably satisfactory to it, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest. An applicant for such a substitute Warrant shall comply with such other reasonable requirements and pay such reasonable charges as the Company may prescribe.

       Section 9. No Rights as Stockholder. Nothing contained in this Warrant or
                  ------------------------
in any of the Warrants shall be construed as conferring upon the holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

       Section 10.  Notice to Holders.  At any time prior to  the expiration  of
                    -----------------
the Warrants and prior to their exercise, if any of the following events shall occur:

               (1) the Company shall declare any dividend (or any other distribution) on Common Stock other than a cash dividend or shall declare or authorize repurchase of in excess of 10% of the then outstanding shares of Common Stock; or

               (2) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of Common Stock or any Derivative Securities; or

               (3) the Company shall propose any capital reorganization, recapitalization, subdivision or reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value or from no par value to par value), or any consolidation or merger to which the Company is a party for which approval of any stockholders of the Company shall be required, or the sale, transfer or lease of all or substantially all of the assets of the Company; or

               (4) the voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entirety) shall be proposed;

then the Company shall give notice in writing of such event to the holders at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed consolidation, merger, sale, transfer or lease of assets, dissolution, liquidation or winding up. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

       Section 11. Notices. All notices,  requests and other communications with
                   -------
respect to the Warrants shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the holder at the address in the Warrant Register and the Company at its offices in 1200 Harbor Boulevard, Weehawken, New Jersey 07087, fax: 201- 601-1917 (with a copy to Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, NY 10036, attention: Michael Weinsier, fax: 212-704-6288), or at any other address as the holder or the Company, as the case may be, may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

       Section 12.  No Waivers; Remedies; Specific Performance.
                    ------------------------------------------

                      (a) Prior to the Expiration Date, no failure or delay by any holder in exercising any right, power or privilege with respect to the Warrants shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Warrants shall be cumulative and not exclusive of any rights or remedies provided by law.

                      (b) In view of the uniqueness of the Warrants, a holder would not have an adequate remedy at law for money damages in the event that any of the obligations arising under the Warrants is not performed in accordance with its terms, and the Company therefore agrees that the holder shall be entitled to specific enforcement of the terms of the Warrants in addition to any other remedy to which they may be entitled, at law or in equity.

       Section 13. Amendments, Etc. No amendment, modification,  termination, or
                   ---------------
waiver of any provision of a Warrant, and no consent to any departure from any provision of the Warrant, shall be effective unless it shall be in writing and signed and delivered by the Company and the holder, and then it shall be effective only in the specific instance and for the specific purpose for which it is given. The rights of the holder and the terms and provisions of this Warrant including, without limitation, the performance of the obligations of the Company hereunder, shall not be affected in any manner whatsoever by the terms and provisions of any other agreement, whether entered into prior to or after the date of this Warrant.

       Section 14.  Governing  Law.   The  Warrants  shall  be governed  by  and
                    --------------
construed in accordance with the internal laws of the State of New York.

       Section 15.  Severability  of  Provisions.  Any provision of the Warrants
                    ----------------------------
that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Warrants or affecting the validity or enforceability of the provision in any other jurisdiction.

       Section  16.  Headings  and  References.  Headings  in the  Warrants  are
                     -------------------------
included for the convenience of reference only and do not constitute a part of the Warrants for any other purpose. References to parties and sections in the Warrant are references to the parties or the sections of the Warrant, as the case may be, unless the context shall require otherwise.

       Section 17. Exclusive  Jurisdiction.  Each of the Company and the holder,
                   -----------------------
by acceptance hereof, (1) agrees that any legal action with respect to the Warrant shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, State of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any legal action in those jurisdictions; provided, however, that any party may assert in a legal action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such legal action, may thereafter not be asserted by such party in an original legal action in the courts referred to in clause (1) above.

       Section 18.  Waiver of Jury Trial.  Each  of the  Company and the  holder
                    --------------------
waives, by acceptance hereof, any right to a trial by jury in any legal action to enforce or defend any right under the Warrants or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with the Warrants and agrees that any legal action shall be tried before a court and not before a jury.

       Section 19. Merger or Consolidation of the Company.  The Company will not
                   --------------------------------------
merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

       Section 20.  Definitions.  For  purposes of  this Warrant, the  following
                    -----------
terms have the following meanings:

                      (a) "Average Market Price" per share of Common Stock on any date means the average of the daily Closing Prices for the fifteen (15) consecutive Trading Days commencing twenty (20) Trading Days before such date.

                      (b) "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which Banking institutions located in such state are authorized or required by law or other governmental action to close.

                      (c) "Business Combination" means, whether concluded or intended to be concluded in one transaction or series of transactions, each of the following:

               (1) the merger or consolidation of any of the Company and its Subsidiaries with or into any person other than the Company or a wholly-owned Subsidiary of the Company;

               (2) the transfer of a substantial portion of the assets of any of the Company and its Subsidiaries to any person or group other than the Company or a wholly-owned Subsidiary of the Company;

               (3) an acquisition from any of the Company, it Subsidiaries and its stockholders of any shares of Common Stock or other securities of the Company; or

               (4) any tender offer (including a self-tender offer) or exchange offer, recapitalization, liquidation, dissolution or similar transaction involving any of the Company and its Subsidiaries;

                      (d) "Closing Price" means, as applied to any class of stock on any date, the last reported sales price, regular way, per share of such stock on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in each case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading, or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations Systems ("NASDAQ") or, if not so reported, as reported by any similar interdealer system then in general use, or, if on any such date the shares of stock are not quoted or reported by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of stock selected by the Board of Directors of the Company, if such stock is the Common Stock, or by holders of at least a majority of the total number of Warrants, if such stock is not the Common Stock. If the Common Stock is not publicly held or so listed or publicly traded, "Closing Price" means the fair market value per share as determined in good faith by the Board of Directors of the Company.

                      (e) "Derivative Securities" means securities convertible into or exchangeable or exercisable for shares of Common Stock, rights or warrants to subscribe for or purchase shares of Common Stock, options for the purchase of, or calls, commitments or other claims of any character relating to, shares of Common Stock or any securities convertible into or exchangeable for any of the foregoing.

                      (f) "Market Capitalization" as of any date means the product obtained by multiplying (A) the number of shares of Common Stock outstanding on such date by (B) the Average Market Price per share of the Common Stock on such date.

                      (g) "Permitted Issuances" means each of the following:

               (1) the issuance of shares of Common Stock upon the exercise of stock options outstanding as of September 13, 1998 and issued by the
       Company to current and former employees of the Company and its Subsidiaries;

               (2) the issuance of shares of Common Stock upon the exercise of warrants outstanding as of September 13, 1998; and

               (3) the issuance of shares of Common Stock upon the exercise of the Warrants; and

               (4)  the  issuance  and   distribution  by  the  Company  of  any
       securities with respect to which the Company shall pay a distribution on or in respect of the Warrants pursuant to Section 3.2.

                      (h) "Subsidiary" means (A) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company or (B) a partnership or limited liability company in which the Company or a Subsidiary of the Company is, at the date of determination, a general or limited partner of such partnership or a member of such limited liability company, but only if the Company or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership or limited liability company upon its dissolution.

                      (i) "Trading Day" means, as applied to any class of stock, any day on which the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, the principal national securities exchange on which the shares of such stock are listed or admitted for trading or, if the shares of such stock are not listed or admitted for trading on any national securities exchange, the NASDAQ or, if the shares of such stock are not included therein, any similar interdealer system then in general use in which the shares of such stock are included, is open for the trading of securities generally and with respect to which information regarding the sale of securities included therein, or with respect to which sales information is reported, is generally available.


                          ----------------------------

                           [Intentionally Left Blank]

               THIS WARRANT is executed and delivered by the Company on the date set forth below in New York, New York.



Dated: September 13, 1998                      ICON CMT CORP.



Attest:                                        By:
            Name:                                    Scott A. Baxter
            Title:                                   President and Chief
                                                       Executive Officer

                                 ICON CMT CORP.

                              Election to Purchase

                                  Mail Address

____________                                       ____________

____________                                       ____________

____________                                       ____________



               The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for and to purchase thereunder, shares of the stock provided for herein, and requests that certificates for such shares be issued in the name of

              ___________________________________________________

              ___________________________________________________
              (Please Print Name, Address and Social Security No.)

              ___________________________________________________



and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned holder of this Warrant or his Assignee as below indicated and delivered to the address stated below.

Date:  _________   , 19 __  .


Name of holder of this Warrant or Assignee:   _____________________________
                      (Please Print)

Address: _____________________________________

         _____________________________________


Signature:   _________________________________

Note: The above signature must correspond with the name as written upon the face
of  this  Warrant   Certificate  in  every  particular   without  alteration  or
enlargement or any change whatever unless this Warrant has been assigned.

Signature Guaranteed:   ______________________

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrant)

                      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

[                                ]

____________________________________
Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

DATED:  ____________  , 19 __  .

Signature of Registered holder:  __________________________
Note: The above signature must correspond with the name as written upon the face
of  this  Warrant   Certificate  in  every  particular   without  alteration  or
enlargement or any change whatever unless this Warrant has been assigned.

Signature Guaranteed:  _________________________

                                                                      EXHIBIT F


                                     FORM OF

                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT dated as of September 13, 1998 between ICON CMT CORP., a Delaware corporation (the "Company"), and QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation ("Stockholder").

                                    RECITALS

                  A. Concurrently with the execution and delivery of this Agreement, the Company, Stockholder and Qwest Subsidiary, a Delaware corporation ("Qwest Subsidiary"), are entering into the Agreement and Plan of Merger dated as of September 13, 1998 (as amended or modified from time to time, the "Merger Agreement"). Terms not otherwise defined in this Agreement have the meanings stated in the Merger Agreement.

                  B. As contemplated by Section 1.3(c) of the Merger Agreement, concurrently with the execution and delivery of this Agreement the Company is issuing to Stockholder Warrants dated September 13, 1998 (the "Warrants") for the purchase of 750,000 shares of common stock, par value $.001 per share, of the Company (the "Company Common Stock"). Shares of Company Common Stock issued from time to time upon the exercise of the Warrants are collectively referred to as the "Registrable Shares".

                  C. Each of the Company and Stockholder desire to enter into this Agreement to provide for, among other things, the registration under the Securities Act of the disposition of the Registrable Shares. The execution and delivery of this Agreement is a condition precedent to the respective obligations of the parties on the Option Closing Date.


                                    AGREEMENT

                  The parties agree as follows:

                  Section 1.  Demand Registration Rights.

                           (a)  From  and   after   September   13,   1998  (the
"Commencement Date") and to and including the date that is the tenth anniversary of the Commencement Date, subject to extension pursuant to Section 4 (as so extended from time to time, the "Termination Date"), on one or more occasions when the Company shall have received the written request of

Stockholder or holders of at least 100,000 Registrable Shares in the aggregate (as such number of shares may be adjusted in the event of any change in the capital stock of the Company by reason of stock dividends, split-ups, reverse split-ups, mergers, recapitalizations, subdivisions, conversions, exchanges of shares or the like) that have been acquired directly or indirectly from Stockholder and to which rights under this Section 1 shall have been assigned pursuant to Section 13(a) (each such person, when requesting registration under this Section 1 or under Section 2 and thereafter in connection with any such registration, being hereinafter referred to as a "Registering Stockholder"), the Company shall give written notice of the receipt of such request to each potential Registering Stockholder, and each other person known by the Company to have rights with respect to the registration under the Securities Act of the disposition of securities of the Company. The Company shall use commercially reasonable efforts as promptly as practicable to include in a Registration
Statement  the  Registrable   Shares  owned  by  the  Registering   Stockholders
(collectively, "Transaction Registrable Shares") that in each case shall have been duly specified by such Registering Stockholders by written notice received by the Company not later than 10 Business Days after the Company shall have given written notice to the Registering Stockholders pursuant to this Section 1(a).

                           (b)  If the  Registering  Stockholders  initiating  a
request for registration of Registrable Shares pursuant to Section 1 (a) shall state in such written notice that they intend to distribute the Transaction Registrable Shares covered by their request by means of an underwritten offering, the Company shall include such information in the written notice delivered by the Company pursuant to Section 1(a). The Registering Stockholders holding a majority of the Transaction Registrable Shares shall select the managing underwriter for the offering and any additional investment bankers and managers to be used in connection with the offering, with the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

                           (c) Notwithstanding anything herein to the contrary:

                  (1) The Company shall not be required to prepare and file pursuant to this Section 1 a Registration Statement including less than 100,000 Transaction Registrable Shares in the aggregate (as such number of shares may be adjusted in the event of any change in the capital stock of the Company by reason of stock dividends, split-ups, reverse split-ups, mergers, recapitalizations, subdivisions, conversions, exchanges of shares or the like);

                  (2) subject to the following clause (3), the Company shall not be required to prepare and file pursuant to this Section 1 more than two Registration Statements in the aggregate; provided that a Registration Statement shall be deemed not to have been prepared and filed if the same does not become effective for any reason other than the withdrawal therefrom of 50% or more of the Transaction Registrable Shares requested to be included in such Registration Statement or the determination by Registering Stockholders owning 50% or more of such Transaction Registrable Shares not to proceed with the contemplated distribution of such Transaction Registrable Shares; and

                  (3) if a requested registration pursuant to this Section 1 shall involve an underwritten offering, and if the managing underwriter shall advise the Company, and the Registering Stockholders in writing that, in its opinion, the number of Transaction Registrable Shares proposed to be included in the registration is so great as to adversely affect the offering, including the price at which the Transaction Registrable Shares could be sold, the Company shall include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows:

                           (A) first, all Transaction Registrable Shares duly requested to be included in the registration, allocated pro rata among all Registering Stockholders on the basis of the relative number of Transaction Registrable Shares that each Registering Stockholder shall have duly requested to be included in the registration; and

                           (B) second, any other securities proposed to be registered by the Company other than for its own account, including, without limitation, securities proposed to be registered by the Company pursuant to the exercise by any person other than a Registering Stockholder of a "piggy-back" right requesting the registration of shares of Common Stock in circumstances similar to those contemplated by Section 2;

         provided that if 50% or more of the Transaction Registrable Shares requested to be included in a registration pursuant to this Section 1 are so excluded from any registration and an investment banking firm of recognized national standing shall advise the Company that the number of the Transaction Registerable Shares requested to be registered, at the time of the request and in light of the market conditions then prevailing, did not exceed the number that would have an adverse effect on the offering of such Transaction Registrable Shares, including the price of which such Transaction Registrable Shares could be sold, there shall be provided one additional registration under the preceding clause (2)(A) in respect of each such exclusion.

                           Section 2.  Piggy-back Registration Rights.

                           (a)  From  and  after  the  Commencement  Date to and
including the date that is the tenth anniversary of the Commencement Date, if the Company shall determine to register or qualify by a registration statement filed under the Securities Act and under any applicable state securities laws, any offering of any Equity Securities of the Company, other than an offering with respect to which a Registering Stockholder shall have requested a registration pursuant to Section 1, the Company shall give notice of such determination to each potential Registering Stockholder and each other person known by the Company to have rights with respect to the registration under the Securities Act of the disposition of securities of the Company. The Company shall use commercially reasonable efforts as promptly as practicable to include in a Registration Statement the Registrable Shares owned by the Registering Stockholders (collectively, "Transaction Registrable Shares") that in each case shall have been duly specified by such Registering Stockholders by written notice received by the Company not later than 20 Business Days after the Company shall have given written notice to the Registering Stockholders pursuant to this
Section 2(a).

                           (b) Notwithstanding anything herein to the contrary:

                  (1) The Company shall not be required by this Section 2 to include any Registrable Shares in a registration statement on Form S-4 or S-8 (or any successor form) or a registration statement filed in connection with an exchange offer or other offering of securities solely to the then existing stockholders of the Company; and

                  (2) if a registration pursuant to this Section 2 involves an underwritten offering, the Company shall select the managing underwriter for the offering and any additional investment bankers and managers to be used in connection with the offering, and if the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in the registration is so great as to adversely affect the offering, including the price at which the securities could be sold, the Company shall include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows:

                           (A) first, all securities proposed to be registered by the Company for its own account;

                           (B) second, all securities proposed to be registered by the Company pursuant to the exercise by any person other than a Registering Stockholder of a "demand" right requesting the registration of shares of Company Common Stock in circumstances similar to those contemplated by Section 1; and

                           (C) fourth, any other securities proposed to be registered by the Company other than for its own account, including, without limitation, Transaction Registrable Shares duly requested to be included in the registration and securities proposed to be registered by the Company pursuant to the exercise by any person other than a Registering Stockholder or an Other Registering Stockholder of a "piggy-back" right requesting the registration of shares of Company Common Stock in circumstances similar to those contemplated by this
         Section 2, allocated pro rata among all Registering Stockholders and such other persons on the basis of the relative number of Transaction Registrable Shares or other securities that each Registering Stockholder or other person has duly requested to be included in such registration.

                  Section 3. Registration Provisions. With respect to each registration pursuant to this Agreement:

                           (a) Notwithstanding  anything herein to the contrary,
the Company shall not be required to include in any registration any of the Registrable Shares owned by a Registering Stockholder if (1) the Company shall deliver to the Registering Stockholder an opinion, satisfactory in form, scope and substance to the Registering Stockholder and addressed to the Registering Stockholder by legal counsel satisfactory to the Registering Stockholder, to the effect that the distribution of such Registrable Shares proposed by the Registering Stockholder is exempt from registration under the Securities Act and all applicable state securities laws, (2) such Registering Stockholder or any underwriter of such Registrable Shares shall fail to furnish to the Company the information in respect of the distribution of such Registrable Shares that may be required under this Agreement to be furnished by the Registering Stockholder or the underwriter to the Company or (3) if such registration involves an underwritten offering, such Registrable Shares are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other securities being sold through underwriters in the registration or the Registering Stockholder fails to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering.

                           (b) The Company shall make  available for  inspection
by each Registering Stockholder participating in the registration, each underwriter of Transaction Registrable Shares owned by the Registering Stockholder and their respective accountants, counsel and other representatives all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection with each registration of Transaction Registrable Shares owned by the Registering Stockholder, and shall cause the Company's officers, directors and employees to supply all information reasonably requested by any such person in connection with such registration; provided that records and documents which the Company determines, in good faith, after consultation with counsel for the Company and counsel for the Registering Stockholder or underwriter, as the case may be, to be confidential and which it notifies such persons are confidential shall not be disclosed to them, except in each case to the extent that (1) the disclosure of such records or documents is necessary to avoid or correct a misstatement or omission in the Registration Statement or (2) the release of such records or documents is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Registering Stockholder shall, upon learning that disclosure of any such records or documents is sought in a court of competent jurisdiction, give notice to the Company, and allow the Company, at the Company's expense, to undertake appropriate action and to prevent disclosure of any such records or documents deemed confidential.

                           (c) Each Registering  Stockholder shall furnish,  and
shall cause each underwriter of Transaction Registrable Shares owned by the Registering Stockholder to be distributed pursuant to the registration to furnish, to the Company in writing promptly upon the request of the Company the information regarding the Registering Stockholder or the underwriter, the contemplated distribution of the Transaction Registrable Shares and the other information regarding the proposed distribution by the Registering Stockholder and the underwriter that shall be required in connection with the proposed distribution by the applicable securities laws of the United States of America and the states thereof in which the Transaction Registrable Shares are contemplated to be distributed. The information furnished by any Registering Stockholder or any underwriter shall be certified by the Registering Stockholder or the underwriter, as the case may be, and shall be stated to be specifically for use in connection with the registration.

                           (d) The  Company  shall use  commercially  reasonable
efforts to prepare and file with the Securities and Exchange Commission the Registration Statement, including the

Prospectus, and each amendment thereof or supplement thereto, under the Securities Act and as required under any applicable state securities laws, on the form that is then required or available for use by the Company to permit each Registering Stockholder, upon the effective date of the Registration
Statement,   to  use  the  Prospectus  in  connection   with  the   contemplated
distribution by the Registering Stockholder of the Transaction Registrable Shares requested to be so registered. A registration pursuant to Section 1 shall be effected pursuant to Rule 415 (or any similar provision then in force) under the Securities Act if the manner of distribution contemplated by the Register Stockholder initiating the request for such registration shall include an offering on a delayed or continuous basis. The Company shall furnish to each Registering Stockholder drafts of the Registration Statement and the Prospectus and each amendment thereof or supplement thereto for its timely review prior to the filing thereof with the Securities and Exchange Commission. If any Registration Statement refers to any Registering Stockholder by name or otherwise as the holder of any securities of the Company but such reference is not required by the Securities Act or any similar federal statute then in force, then the Registering Stockholder shall have the right to require, the deletion of such reference. The Company shall deliver to each Registering Stockholder, without charge, one executed copy of the Registration Statement and each amendment or post-effective amendment thereof and one copy of each document incorporated therein by reference. If the registration shall have been initiated solely by the Company or shall not have been initiated by a Registering Stockholder, Stockholder shall not be obligated to prosecute the registration, and may withdraw the Registration Statement at any time prior to the effectiveness thereof, if Stockholder shall determine in good faith not to proceed with the offering of securities included in the Registration Statement. In all other cases, Stockholder shall use commercially reasonable efforts to cause the Registration Statement to become effective and, as soon as practicable after the effectiveness thereof, shall deliver to each Registering Stockholder evidence of the effectiveness and a reasonable supply of copies of the Prospectus and each amendment thereof or supplement thereto. The Company consents to the use by each Registering Stockholder of each Prospectus and each amendment thereof and supplement thereto in connection with the distribution, in accordance with this Agreement, of the Transaction Registrable Shares owned by the Registering Stockholder. In addition, if necessary for resale by the Registering Stockholders, the Company shall qualify or register in such states as may be reasonably requested by each Registering Stockholder the Transaction Registrable Shares of the Registering Stockholder that shall have been included in the Registration Statement; provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any state in which it is not subject to process or qualified as of the date of the request. The Company shall advise Stockholder and each Registering Stockholder in writing, promptly after the occurrence of any of the following, of (1) the filing of the Registration Statement or any Prospectus, or any amendment thereof or supplement thereto, with the Securities and Exchange Commission, (2) the effectiveness of the Registration Statement and any post-effective  amendment  thereto,  (3)  the  receipt  by  the  Company  of any communication from the Securities Exchange Commission with respect to the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, including, without limitation, any stop order suspending the effectiveness thereof, any comments with respect thereto and any requests for amendments or supplements and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of Transaction Registrable Shares owned by the Registering Stockholders for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                           (e) The  Company  shall use  commercially  reasonable
efforts to cause the Registration Statement to remain effective under the Securities Act and the Prospectus to remain current, including the filing of necessary amendments, post-effective amendments and supplements, and shall furnish copies of such amendments, post-effective amendments and supplements to the Registering Stockholders, so as to permit the Registering Stockholders to distribute the Transaction Registrable Shares owned by them in their respective manner of distribution during their respective contemplated periods of distribution, but in no event longer than nine consecutive months from the effective date of the Registration Statement; provided that the period shall be increased by the number of days that any Registering Stockholder shall have been required by Section 4 to refrain from disposing under the registration any of the Transaction Registrable Shares owned by the Registering Stockholder. During such respective contemplated periods of distribution, the Company shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Transaction Registrable Shares owned by the Registering Stockholders that shall have been included in the Registration Statement in accordance with their respective contemplated manner of disposition by the Registering Stockholders set forth in the Registration Statement, the Prospectus or the supplement, as the case may be.

                           (f)  The  Company   shall  notify  each   Registering
Stockholder, at any time when a prospectus with respect to the Transaction Registrable Shares owned by the Registering Stockholders is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading; and, as promptly as practicable thereafter, but subject to Sections 4 and 5, the Company shall use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission an amendment or supplement to the Registration Statement or the Prospectus so that, as thereafter delivered to the purchasers of such Transaction Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company also shall notify each Registering Stockholder, when the Company becomes aware of the occurrence thereof, of the issuance by the Securities and Exchange Commission of an order suspending the effectiveness of the Registration Statement; and, as promptly as practicable thereafter, but subject to Sections 4 and 5, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment.

                           (g) If requested by any Registering Stockholder or an
underwriter of Transaction Registrable Shares owned by the Registering Stockholder, the Company shall as promptly as practicable prepare and file with the Securities and Exchange Commission an amendment or supplement to the Registration Statement or the Prospectus containing such information as the Registering Stockholder or the underwriter requests to be included therein, including, without limitation, information with respect to the Transaction Registrable Shares being sold by the Registering Stockholder to the underwriter, the purchase price being paid therefor by such underwriter and other terms of the underwritten offering of the Transaction Registrable Shares to be sold in such offering.

                           (h) Each Registering  Stockholder  shall (1) offer to
sell or otherwise distribute Registrable Shares in reliance upon a registration contemplated pursuant to Section 1 or 2 only if such Registrable Securities are Transaction Registrable Securities and after the related Registration Statement shall have been filed with the Securities and Exchange Commission, (2) sell or otherwise distribute Registrable Shares in reliance upon such registration only if such Registrable Securities are Transaction Registrable Securities and the related Registration Statement is then effective under the Securities Act, (3) not sell or otherwise distribute Transaction Registrable Securities during any period specified in a Suspension Notice delivered to the Registering Stockholder pursuant to Section 4 or after receiving a Termination Notice pursuant to
Section 5 (until the Registering Stockholder shall have received written notice from the Company pursuant to Section 3(d) that the registration of such Transaction Registrable Shares is again effective) and (4) report to the Company distributions made by the Registering Stockholder of Transaction Registrable Shares pursuant to the Prospectus. Each Registering Stockholder shall distribute Transaction Registrable Shares only in accordance with the manner of distribution  contemplated  by the  Prospectus  with respect to the  Transaction
Registrable Shares owned by the Registering Stockholder. Each Registering Stockholder, by participating in a registration pursuant to this Agreement, acknowledges that the remedies of the Company at law for failure by the Registering Stockholder to comply with the undertaking contained in this paragraph (i) would be inadequate and that the failure would not be adequately compensable in damages and would cause irreparable harm to the Company, and therefore agrees that undertakings made by the Registering Stockholder in this paragraph (h) may be specifically enforced.

                           (i)  If the  registration  involves  an  underwritten
offering, the Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting and shall deliver to each Registering Stockholder, its counsel and each underwriter of Transaction Registrable Shares owned by the Registering Stockholders to be distributed pursuant to such registration, the certificates, opinions of counsel and comfort letters that are customarily delivered in connection with underwritten offerings.

                           (j)  Prior to sales of such  Transaction  Registrable
Shares, the Company shall cooperate with each Registering Stockholder and each underwriter of Transaction Registrable Shares owned by the Registering Stockholder to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the Transaction Registrable Shares to be sold under the Registration Statement, and to enable such Transaction Registrable Shares to be in such denominations and registered in such names as the Registering Stockholder or the underwriter may request.

                           (k) The  Company  shall use  commercially  reasonable
efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first calendar month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                           (l) The  Company  shall use  commercially  reasonable
efforts to cause the Transaction Registrable Shares to be listed on each national securities exchange on which Company Common Stock shall then be listed, if any, and to be qualified for inclusion in the NASDAQ/National Market, as the case may be, if Company Common Stock is then so qualified, and in each case if the listing or inclusion of the Transaction Registrable Shares is then permitted under the rules of such national securities exchange or the NASD, as the case may be.

                           (m) For the purposes of this Agreement, the following
terms shall have the following meanings:

                  (1) "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close;

                  (2) "Prospectus" means (A) the prospectus relating to the Transaction Registrable Shares owned by the Registering Stockholders included in a Registration Statement, (B) if a prospectus relating to the Transaction Registrable Shares shall be filed with the Securities and Exchange Commission pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, such prospectus, and (C) in the event of any amendment or supplement to the prospectus after the effective date of the Registration Statement, then from and after the effectiveness of the amendment or the filing with the Securities and Exchange Commission of the supplement, the prospectus as so amended or supplemented;

                  (3) "Registration Statement" means (A) a registration statement filed by the Company in accordance with Section 3(d), including exhibits and financial statements thereto, in the form in which it shall become effective, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 (or any similar provision or forms then in force) under the Securities Act and information deemed to be a part of such registration statement pursuant to paragraph (b) of Rule 430A (or any similar provision then in force) and (B) in the event of any amendment thereto after the effective date of the registration statement, then from and after the effectiveness of the amendment, the registration statement as so amended; and

                  (4) information "contained", "included" or "stated" in a Registration Statement or a Prospectus (or other references of like import) includes information incorporated by reference.

                  Section 4.        Blackout Provisions.

                           (a) Notwithstanding anything in this Agreement to the
contrary, by delivery of written notice to any of the Registering Stockholders and the other holders of Registrable Shares (a "Suspension Notice"), stating which one or more of the following limitations shall apply to the addressee of such Suspension Notice, the Company may (1) postpone effecting a registration under this Agreement, (2) require such addressee to refrain from disposing of Transaction Registrable Shares under the registration or (3) require such addressee to refrain from otherwise disposing of any Registrable Shares or other Equity Securities of the Company owned by such addressee (whether pursuant to Rule 144 or 144A under the Securities Act or otherwise), in each case for a reasonable time specified in the notice but not exceeding 60 days (which period may not be extended or renewed).

                           (b) The Company may postpone effecting a registration
or apply to any person specified in clauses (2) and (3) of paragraph (a) above any of the limitations specified such clauses if (1) the Company is then taking, or proposes to take, any of the actions referred to in Section 3(f), (2) an investment banking firm of recognized national standing shall advise the Company in writing that effecting the registration or the disposition by such person of Registrable Shares or other Equity Securities of the Company, as the case may be, would materially and adversely affect an offering of Equity Securities of the Company the preparation of which had then been commenced or (3) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would materially and adversely affect the interests of the Company.

                           (c) If the Company shall take any action  pursuant to
paragraph (a) above, the period during which the Registering Stockholders may exercise their respective rights under Sections 1 and 2 shall be extended by one day beyond the Termination Date for each day that, pursuant to this Section 4, the Company postpones effecting a registration, requires any person to refrain from disposing of Transaction Registrable Shares under a registration or otherwise requires any person to refrain from disposing of Registrable Shares or other Equity Securities of the Company.

                  Section 5. Termination Provisions. Notwithstanding anything in this Agreement to the contrary, if, in the opinion of counsel for the Company, there shall have arisen any legal impediment to the offering of Transaction Registrable Shares pursuant to this Agreement or if any legal action or administrative proceeding shall have been instituted or threatened or any other claim shall have been made relating to the registration or the offer made by the related prospectus or against any of the parties involved in the offering, the Company may at any time upon written notice (a "Termination Notice") to each Registering Stockholder participating in the registration (1) terminate the effectiveness of the related Registration Statement or (2) withdraw from the
Registration Statement the Transaction Registrable Shares owned by the Registering Stockholder; provided that, promptly after those matters shall be resolved to the satisfaction of counsel for the Company, then, pursuant to
Section 1 or 2, as the case may be, the Company shall cause the registration of Transaction Registrable Shares formerly covered by the Registration Statement that were removed from registration by the action of the Company.

                  Section 6.  Expenses.

                           (a)  The  Company  shall  bear  all  expenses  of the
following in connection with the registration of Transaction Registrable Shares pursuant to this Agreement, whether or not any related Registration Statement shall become effective:

                  (1) preparing, printing and filing each Registration Statement and Prospectus and each qualification or notice required to be filed under federal and state securities laws or the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") in connection with a registration pursuant to Section 1;

                  (2) all fees and expenses of complying with federal and state securities laws and the rules and regulations of the NASD;

                  (3) furnishing to each Registering Stockholder one executed copy of the related Registration Statement and the number of copies of the related Prospectus that may be required by Sections 3(d) and 3(e) to be so furnished, together with a like number of copies of each amendment, post-effective amendment or supplement;

                  (4) performing its obligations under Sections 3(d) and 3(j);

                  (5) printing and issuing  share  certificates,  including  the
         transfer  agent's  fees,  in  connection  with  each   distribution  so
         registered; and

                  (6) preparing  audited  financial  statements  required by the
         Securities Act and the rules and regulations thereunder to be included in the Registration Statement and preparing audited financial statements for use in connection with the registration other than audited financial statements required by the Securities Act and the rules and regulations thereunder;

                  (7) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);

                  (8) premiums or other expenses relating to liability insurance
         required   by  the   Company  or   underwriters   of  the   Registering
         Stockholders;

                  (9) fees and disbursements of underwriters of the Registering Stockholders customarily paid by issuers or sellers of securities;

                  (10) listing of the Registrable Shares on national  securities
         exchanges   and   inclusion   of   the   Registrable   Shares   on  the
         NASDAQ/National Market; and

                  (11) fees and expenses of any special experts retained by the Company in connection with the registration.

                           (b) The Registering Stockholders shall bear all other
expenses incident to the distribution by the respective Registering Stockholders of the Transaction Registrable Shares owned by them in connection with a registration pursuant to this Agreement, including, without limitation (but excluding the expenses referred to in paragraph (a)(8) above), the selling expenses of the Registering Stockholders, commissions, underwriting discounts, insurance, fees of counsel for the Registering Stockholders and their underwriters.

                  Section 7.  Indemnification

                           (a) The Company  shall  indemnify  and hold  harmless
each Registering Stockholder participating in a registration pursuant to this Agreement, each underwriter of Transaction Registrable Shares owned by the Registering Stockholder to be distributed pursuant to the registration, each partner in the Registering Stockholder, the officers and directors of the Registering Stockholder and the underwriter and each person, if any, who controls the Registering Stockholder, any partner in the Registering Stockholder or the underwriter within the meaning of Section 15 (or any successor provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Registering Stockholder and each other person indemnified pursuant to this Section 7(a) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company shall not be liable in any case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Registering Stockholder or the underwriter of such Transaction Registrable Shares specifically for use in the Registration Statement or the Prospectus.

                           (b) Each Registering Stockholder, by participating in
a registration pursuant to this Agreement, thereby agrees to indemnify and to hold harmless the Company and its officers and directors and each person, if any, who controls any of them within the meaning of Section 15 (or any successor provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and each other person indemnified pursuant to this Section 7(b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that (x) this Section 7(b) shall apply only if (and only to the extent that) the statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the Registering Stockholder specifically for use in the Registration Statement or the Prospectus and (y) in no event shall the liability of a

Registering Stockholder under this Section 7 exceed the amount of the gross proceeds paid to the Registering Stockholder in consideration of the sale of Transaction Registrable Shares pursuant to such registration.

                           (c)  If  any  action  or  proceeding  (including  any
governmental investigation or inquiry) shall be brought, asserted or threatened against any person indemnified under this Section 7, the indemnified person shall promptly notify the indemnifying party in writing, and the indemnifying party shall assume the defense of the action or proceeding, including the employment of counsel satisfactory to the indemnified person and the payment of all expenses. The indemnified person shall have the right to employ separate counsel in any action or proceeding and to participate in the defense of the action or proceeding, but the fees and expenses of that counsel shall be at the expense of the indemnified person unless:

                  (1) the indemnifying party shall have agreed to pay those fees and expenses; or

                  (2) the indemnifying party shall have failed to assume the defense of the action or proceeding or shall have failed to employ counsel reasonably satisfactory to the indemnified person in the action or proceeding; or

                  (3) the named parties to the action or proceeding (including any impleaded parties) include both the indemnified person and the indemnifying party, and the indemnified person shall have been advised by counsel that there may be one or more legal defenses available to the indemnified person that are different from or additional to those available to the indemnifying party (in which case, if the indemnified person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified person; it being understood, however, that the indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the indemnified person, which firm shall be designated in writing by the indemnified person).

The indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified person from and against any loss or liability by reason of the settlement or judgment.

                           (d)  If the  indemnification  provided  for  in  this
Section 7 is unavailable to an indemnified person (other than by reason of exceptions provided in this Section 7) in respect of losses, claims, damages, liabilities or expenses referred to in this Section 7, then each applicable indemnifying party, in lieu of indemnifying the indemnified person, shall contribute to the amount paid or payable by the indemnified person as a result of the losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified person on the other in connection with the statements or omissions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified person and by these persons' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. The amount paid or payable by a person as a result of the losses, claims, damages, liabilities and expenses shall be deemed to include any legal or other fees or expenses reasonably incurred by the person in connection with investigating or defending any action or claim. Notwithstanding in the foregoing to the contrary, no Registering Stockholder or underwriter of Transaction Registrable Shares owned by the Registering Stockholder shall be required to contribute any amount in excess of the amount by which (1) in the case of the Registering Stockholder, the gross proceeds paid to the Registering Stockholder in consideration of the sale pursuant to the registration of Transaction Registrable Shares owned by it or (2) in the case of the underwriter, the total price at which such Transaction Registrable Shares purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that the Registering Stockholder or underwriter, as the case may be, has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission. No person guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                           (e) Each Registering  Stockholder  participating in a
registration pursuant to Section 1 shall cause each underwriter of any Transaction Registrable Shares owned by the Registering Stockholder to be distributed pursuant to the registration to agree in writing on terms reasonably satisfactory to the Company to indemnify and to hold harmless the Company and its officers and directors and each person, if any, who controls any of them within the meaning of Section 15 (or any similar provision then in force) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company and each other person indemnified pursuant to the agreement for any legal or any other expense reasonably incurred in connection with investigating or defending any claim, loss, damage, liability or action; provided that the agreement shall apply only if (and only to the extent that) the statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the underwriter specifically for use in the Registration Statement or the Prospectus.

                  Section 8.  Transfer Restrictions.

                           (a)  Stockholder  acknowledges  that, the Company has
issued the Warrants and, upon the exercise thereof, will issue the Registrable Shares to Stockholder pursuant to an exemption from registration under the Securities Act. Stockholder represents that (1) it has acquired the Warrants and will acquire Registrable Shares for investment and without any view toward distribution of any of Registrable Securities to any other person, (2) it will not sell or otherwise dispose of the Warrants or Registrable Shares except in compliance with the registration requirements or exemption provisions under the Securities Act and (3) before any sale or other disposition of any of the Warrants or Registrable Shares other than in a sale registered under the Securities Act or pursuant to Rule 144 or 144A (or any similar provisions then in force) under the Securities Act (unless the Company shall have been advised by counsel that the sale does not meet the requirements of Rule 144 or Rule 144A, as the case may be, for such sale), it will deliver to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is unnecessary.

                           (b) (1) Except as  provided  to the  contrary in this
Section 8, each instrument or certificate evidencing or representing any Registrable Shares, and any certificate issued in exchange therefor or upon conversion, exercise or transfer thereof, shall bear legends substantially in the following form:

                           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SAID. ACT THE ARE ALSO SUBJECT TO THE RESTRICTIONS STATED IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF SEPTEMBER 13, 1998, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY."

                           (2)  Except  as  provided  to the  contrary  in  this
Section 8, each instrument or certificate evidencing or representing any Warrant, and any certificate issued in exchange therefor or upon conversion, exercise or transfer thereof, shall bear legends substantially in the following form:

                           "THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SAID ACT. THIS WARRANT AND SUCH SHARES ARE ALSO SUBJECT TO THE RESTRICTIONS

                           STATED IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF SEPTEMBER 13, 1998, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY."

                           (c) If the holder of any  Warrant or any  Registrable
Shares shall request in writing that the Company remove any or all of the legends stated in Section 8(b) from the instruments or certificates evidencing or representing such Registrable Shares, then, as soon as practicable following the later of the date of receipt of such request and the date of receipt of such instruments or certificates bearing such legends, the Company shall issue and deliver to the registered owner of such Registrable Shares or its registered transferee instruments or certificates evidencing or representing such Warrant or such Registrable Shares without such legends if either (1) such substitute instruments or certificates are issued in connection with a sale that is registered under the Securities Act or (2) (A) one year shall have elapsed from the date of the consummation of the Merger and the provisions of Rule 145(d)(2) under the Securities Act are then available to the holder or (B) Stockholder has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Stockholder, or a "no-action" letter obtained by the holder from the staff of the Securities and Exchange Commission, to the effect that the restrictions imposed by Rule 144 and Rule 145 under the Securities Act no longer apply to such shares.

                  Section 9.  Exempt Sales.

                           (a) The  Company  shall  make  all  filings  with the
Securities and Exchange Commission required by paragraph (c) of Rule 144 (or any similar provision then in force) under the Securities Act to permit the sale of Registrable Shares by any holder thereof (other than an Affiliate of the Company) to satisfy the conditions of Rule 144 (or any similar provision then in force). The Company shall, promptly upon the written request of the holder of Registrable Shares, deliver to such holder a written statement as to whether the Company has complied with all such filing requirements.

                           (b) Prior to sales of Registrable  Shares proposed to
be sold pursuant to an exemption from the registration requirements of the Securities Act, the Company shall, subject to Section 8(c), cooperate with
Principal Stockholder and each other holder of Purchaser Securities to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing such Purchaser Securities.

                  Section 10. Merger, Consolidation, Exchange, Etc. In the event, directly or indirectly, (1) the Company shall merge with and into, or consolidate with, any other person or (2) any person shall merge with and into, or consolidate, the Company and the Company shall be the surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Registrable Shares shall be changed into or exchanged for stock or other securities of any other person, then, in each such case, proper provision shall be made so that such other person shall be bound by the provisions of this Agreement and the term the "Company" shall thereafter be deemed to refer to such other person.

                  Section 11. Notices. All notices, requests and other communications to any party under this Agreement shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

                  Section 12. No Waivers; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 13. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

                  Section 14.  Successors and Assigns.

                           (a) Each holder of  Registrable  Shares may assign to
any transferee of Registrable Shares its rights and delegate to the transferee its obligations under this Agreement including, without limitation, the rights of assignment pursuant to this Section 14; provided that such transferee assignee shall accept such rights and assume such obligations for the benefit of the Company by written instrument, in form and substance reasonably satisfactory to the Company. Thereafter, without any further action by any person, all references in this Agreement to the holder of such Registrable Shares, and all comparable references, shall be deemed to be references to the transferee, and the transferor shall be released from each obligation or liability under this Agreement with respect to the Registrable Shares so transferred.

                           (b) The provisions of this Agreement shall be binding
upon and inure to the benefit of the parties to this Agreement, the express beneficiaries thereof and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

                  Section 15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  Section 16. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

                  Section 17. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

                  Section 18. Headings and References. Section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties, express beneficiaries and sections in this Agreement are references to the parties to or the express beneficiaries and sections of this Agreement, as the case may be, unless the context shall require otherwise.

                  Section 19. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties and supersedes all prior agreements or understandings with respect to the subject matters of this Agreement.

                  Section 20. Survival. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party contained in to this Agreement shall remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by the other party of a related condition precedent to the performance by such other party of an obligation under this Agreement.

                  Section  21.  Exclusive  Jurisdiction.  Each  party,  and each express beneficiary of this Agreement as a condition of its right to enforce or defend any right under or in connection with this Agreement, (1) agrees that any Action with respect to this Agreement or any transaction contemplated by this Agreement shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, State of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any legal action in those jurisdictions; provided, however, that any party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may thereafter not be asserted by such party in an original Action in the courts referred to in clause (1) above.

                  Section 22. Waiver of Jury Trial. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

                  Section 23. Affiliate. Nothing contained in this Agreement shall constitute Stockholder or any Registering Stockholder an "affiliate" of any of the Company and its Subsidiaries within the meanings of the Securities Act or the Exchange Act, respectively, including, without limitation, Rule 501 under the Securities Act and Rule 13e-3 under the Exchange Act.

                  Section 24. Non-Recourse. No recourse under this Agreement shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of any party or the stockholders, directors, officers, employees, agents and Affiliates of such party or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, stockholder, director, officer, employee, agent or Affiliate, as such, for any obligations of such party under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

                  Section 25. No Inconsistent Agreements. The Company shall not enter into, or amend or otherwise modify, any agreement to afford to any person other than Stockholder and the holders of Registrable Shares rights with respect to the registration under the Securities Act of shares of Company Common Stock or other securities or the inclusion of any such shares or other securities in any registration that are inconsistent with, or conflict with, the rights of Stockholder and the holders of Registrable Shares under this Agreement, including, without limitation, Sections 1 and 2.


                          ----------------------------

                           [Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above in New York, New York.


                                  ICON CMT CORP.



                                  By:
                                           Scott A. Baxter
                                           President and Chief Executive Officer

                                  Address: 1200 Harbor Boulevard
                                           Weehawken, NJ 07087
                                           Attention: Scott A. Baxter
                                           Fax: 201-601-1917

                                  With a copy to:

                                           Parker Chapin Flattau & Klimpl, LLP
                                           1211 Avenue of the Americas
                                           New York, NY  10036
                                           Attention: Michael Weinsier
                                           Fax: 212-704-6288

                                 QWEST COMMUNICATIONS INTERNATIONAL
                                   INC.



                                 By:
                                          Joseph P. Nacchio
                                          President and Chief Executive Officer

                                 Address: 1000 Qwest Tower
                                          555 Seventeenth Street
                                          Denver, Colorado  80202
                                          Attention: Marc B. Weisberg
                                          Fax: 303-992-1723

                                 With a copy to:

                                           O'Melveny & Myers LLP
                                           153 East 53rd Street
                                           New York, NY  10022
                                           Attention: Drake S. Tempest
                                           Fax:  212-326-2061